UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Origen Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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ORIGEN FINANCIAL, INC.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 25, 2008
To the Holders of Common Stock of Origen Financial, Inc.:
          Notice is hereby given that the Annual Meeting of Stockholders of Origen Financial, Inc. (“Origen”) will be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June 25, 2008, at 10:00 a.m., local time. The Annual Meeting (or any adjournment thereof), is being convened for the following purposes:
(1)	To consider and vote upon the amendment of Origen’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to lower the ownership limit of any class or series of our equity stock from 9.25% to 7.5%. The text of the Charter Amendment is attached as Annex A to the proxy statement.

(2)	To consider and vote upon the Asset Disposition and Management Plan (the “Plan”), which is attached as Annex B to the proxy statement and which includes the following main components:
a.	The sale of our loan servicing business to Green Tree Servicing LLC, upon the terms and subject to the conditions of the Asset Purchase Agreement attached as Annex C to the accompanying proxy statement; and

b.	The continued management of our securitized loan portfolios and other remaining assets.
(3)	To elect six directors to serve until the Annual Meeting of Stockholders to be held in 2009 or until their successors shall have been duly elected and qualified; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.
          Only stockholders of record of Origen’s common stock on May 8, 2008, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
          More information about the Charter Amendment, the Plan and other matters relevant to the Annual Meeting appears in the accompanying proxy statement. We urge you to read the accompanying proxy statement and related materials in their entirety and to consider them carefully. Please pay particular attention to the “Risk Factors” beginning on page 14 for a discussion of the risks related to the proposed Charter Amendment and the Plan.
          After careful consideration, Origen’s Board of Directors has unanimously approved the Charter Amendment and the Plan and unanimously recommends that you vote “FOR” approval of the Charter Amendment, “FOR” approval and adoption of the Plan, and “FOR” the election of the nominees for director named in the attached proxy statement.
          If you do not plan to attend the Annual Meeting and you wish to vote in accordance with the Board of Directors’ recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your own shares.

By Order of the Board of Directors

W. ANDERSON GEATER, JR. Secretary
Dated: May 22, 2008
          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
          The approximate date of mailing of this proxy statement and the enclosed proxy materials is May 26, 2008.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND THE PROPOSALS
          The following questions and answers address briefly some questions you may have regarding the Annual Meeting and the matters to be voted on at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Origen. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement.
Q:	Where and when is the Annual Meeting?

A:	The annual meeting will be held at Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, at 10:00 a.m., local time, on Wednesday, June 25, 2008.

Q:	What matters will be voted upon at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to consider and vote upon:
(1)	The amendment to Origen’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to lower the ownership limit of any class or series of our equity stock from 9.25% to 7.5%. The text of the Charter Amendment is attached to this proxy statement as Annex A.

(2)	The Asset Disposition and Management Plan (referred to in this proxy statement as the “Plan”), which is attached as Annex B to this proxy statement and which includes the following main components:
a.	The sale of our loan servicing business (“Servicing Platform”) to Green Tree Servicing LLC (“Green Tree”), upon the terms and subject to the conditions of the Asset Purchase Agreement (“APA”) attached as Annex C to this proxy statement; and

b.	The continued management of our securitized loan portfolios and other remaining assets.
(3)	The election of six directors to serve until the Annual Meeting of Stockholders to be held in 2009 or until their successors shall have been duly elected and qualified; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.
Q:	How does Origen’s Board of Directors recommend that I vote on the proposals?
A:	As more fully explained in this proxy statement, Origen’s Board of Directors has carefully considered Proposals One, Two and Three and unanimously recommends that you vote “FOR” the Charter Amendment, “FOR” the Plan, including the sale of our Servicing Platform pursuant to the APA, and “FOR” the election of the nominees for director named in this proxy statement. Each of Origen’s directors and certain of its executive officers and stockholders, who as of the record date collectively beneficially own approximately 30.1% of our outstanding common stock, have entered into a voting agreement with an affiliate of Green Tree under which each of them has agreed to vote in favor of the sale of the Servicing Platform pursuant to the Plan. The full text of the voting agreement is attached as Annex D to this proxy statement.

Q:	What are the reasons that Origen’s Board of Directors is recommending that I vote for the Charter Amendment?

A:	Origen has elected to be taxed as a real estate investment trust, or “REIT.” Pursuant to the Internal Revenue Code (the “Code”) rules governing REITs, five or fewer individual stockholders cannot beneficially own more than 50% of the value of our outstanding equity stock (known as the “5/50 rule”). Therefore, our certificate of incorporation limits the percentage of shares of our equity stock that can be beneficially owned by any individual stockholder to no more than 9.25% (the “Ownership Limit”). In September 2007, we borrowed $15 million from the William M. Davidson Trust u/a/d 12/13/04 (the “Davidson Trust”). In April 2008, we borrowed an additional $46 million from the Davidson Trust. See “Certain Relationships and Related Party Transactions.” In connection with the loans, we granted the Davidson Trust warrants to purchase 2,600,000 shares of our common stock. Under applicable attribution rules, William M. Davidson beneficially owns the shares issuable pursuant to the warrants, as well as 1,750,000 shares of our common stock held by Woodward Holding, LLC, of which he is the sole member. As permitted by our certificate of incorporation, the Board of Directors granted Mr. Davidson an exemption from the Ownership Limit, under which he is permitted to beneficially own up to 18% of our common shares. However, given the increased beneficial ownership of Mr. Davidson, the Board of Directors deemed it advisable to amend our certificate of incorporation in order to lower the Ownership Limit in order to further protect against inadvertent violation by Origen of the 5/50 rule in the future.

Q:	What if I already own more than 7.5% of the Company’s common stock?

A:	Beneficial ownership, as determined by the Code, is determined on a “look through” basis meaning that it is attributed to the individual stockholders of an entity and not the entity itself. Beside the individual that has been granted an exception to the Ownership Limit by our Board, we do not believe that there are any individuals that are deemed by the Code to be the beneficial owner of more than 7.5% of our common stock although there are entities that own more than such percentage.

Q:	What are the reasons that Origen’s Board of Directors is recommending that I vote for the Plan?

A:	Given conditions in the credit markets and their specific effect on Origen’s business, the Board has considered various options for the Company, including seeking indications of interest for a sale of the Company or of certain assets of the Company, with the input of a financial advisor. Given the absence of a profitable exit for our loans in the securitization market and reduced pricing in the whole loan market, we have greatly reduced our operations, including the cessation of originating loans for our own account and the sale of our unsecuritized loan portfolios. Our remaining operating business includes servicing loans and originating loans for third parties. The fees from servicing decline as the principal balances of such loans are paid down. In order to profitably continue our servicing business, we would need to greatly expand that line of business by acquiring other loans and servicing rights which may require capital during a time where capital is not available to us on acceptable terms. As a result, the Board of Directors unanimously adopted the Plan to orderly dispose of our Servicing Platform, and to continue to manage our $1.021 billion unpaid principal amount securitized loan portfolios and other remaining assets.

Q:	What will happen if the Plan is approved?

A:	If the Plan is approved, we intend to (i) sell our Servicing Platform, as described in this proxy statement and the APA attached as Annex C hereto; and (ii) continue to manage our securitized loan portfolios and other remaining assets.

Q:	What will happen if the Plan is not approved?

A:	The APA requires that we obtain stockholder approval of the sale of our Servicing Platform, as one component of the Plan. If the Plan is not approved by the requisite vote of the stockholders and the purchaser does not waive that requirement, then we will not be able to sell our Servicing Platform to the purchaser and we may be required to pay such purchaser a fee of $1,250,000, but only if we dispose of all or a substantial portion of our Servicing Platform to a different purchaser within twelve months following the termination of the APA. In that case, our Board of Directors would have to examine the available alternatives in order to determine how to proceed for the future of the Company.

Q:	Will I receive any distribution or dividend from the Company as a result of the Plan?

A:	Proceeds of the asset sales pursuant to the Plan will be used to pay down a portion of our debt and to fund ongoing operations. Although we currently intend to continue to make REIT distributions of taxable income, and we anticipate that in the future our stockholders will receive distributions of cash resulting from our residual interests in our securitized loan portfolios. However, there can be no guarantee as to the timing or amount of any such distributions.

Q:	Who is Green Tree?

A:	Green Tree is a privately held financial services organization headquartered in St. Paul, Minnesota, which services the nation’s largest portfolio of secured manufactured housing consumer loans and installment contracts, and is a leading servicer of residential mortgage loans and other consumer loan products.

Q:	Will a fairness opinion be received with respect to any aspect of the Plan?

A:	Our Board of Directors has obtained an opinion from our financial advisor, Stout Risius Ross, Inc., regarding the fairness, from a financial point of view, of the consideration paid for our Servicing Platform.

Q:	What vote of stockholders is required to approve the Proposals?

A:	So long as there is a quorum present or represented by proxy and the meeting is duly convened, the approval of two-thirds of the outstanding shares of Origen common stock entitled to vote at the Annual Meeting is required to approve the Charter Amendment. The approval of a majority of the outstanding shares of Origen common stock entitled to vote at the Annual Meeting is required to approve the Plan, which includes the sale of the Servicing Platform pursuant to the APA. The directors will be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting.

Q:	What are the federal income tax consequences of the Plan to Origen and its stockholders?

A:	Upon the sale of our Servicing Platform the Company will realize net taxable gain. It is anticipated, however, that these gains will be offset by losses which the Company has incurred previously upon the sale of its unsecuritized loan portfolio and certain other investment assets. The federal tax consequences associated with other aspects of the Plan cannot reasonably be estimated until various aspects of the Plan become certain.

Q:	Will the Company continue to be a REIT?

A:	The Company expects to continue as a REIT following the sale of the Servicing Platform. The Company will continue to evaluate whether its status as a REIT is most beneficial to the Company and its stockholders in connection with other aspects of the Plan.

Q:	Will my shares of stock continue to be listed on the NASDAQ after completion of the Plan?

A:	Even if the Plan is not approved, our shares may be delisted from the NASDAQ, or we may determine that it is advisable to delist our shares and to cease our reporting obligations with the SEC. Please see “Proposal Two — The Plan — Operations Post-Plan.”

Q:	Are there risks I should consider in deciding whether to vote to approve the Plan?

A:	Yes. Please see the risk factors set forth beginning on page 14.

Q:	Are there any interests in the Plan that differ from my own?

A:	Yes. The closing of the sale of the Servicing Platform will trigger certain provisions in the employment agreements of our executive officers entitling them to payments in the event that such executives remain employed by the Company or if their employment ceases, under certain circumstances. In addition, the accelerated vesting of awards pursuant to the Company’s 2003 Equity Incentive Plan, as amended, will be triggered.

Further, we intend to use the proceeds from dispositions pursuant to the Plan to pay our creditors, including a creditor who is an affiliate of one of our principal stockholders.

Q:	What happens if I don’t indicate how to vote my proxy?

A:	If you sign and send in your proxy card, but do not include instructions on how to vote your proxy, your shares will be voted FOR adoption and approval of the Charter Amendment, FOR adoption and approval of the Plan, including the sale of the Servicing Platform pursuant to the APA, FOR election of the nominees named in this proxy statement as directors, and at the discretion of the Company’s representatives with regard to any other matters properly coming before the Annual Meeting or any adjournment thereof.

Q:	What happens if I do not return a proxy card?

A:	Not returning your proxy card will have the same effect as voting against approval of the Charter Amendment and the Plan. The election of directors is determined by a majority of the votes cast at the Annual Meeting, once a quorum is present and the meeting is duly convened.

Q:	If I send in my proxy, may I change my vote?

A:	Yes. You can change your vote at any time before the time stated for commencement of the Annual Meeting by any of the following means:
•	you may send written notice to the Secretary of Origen stating that you would like to revoke your proxy;

•	you may complete and submit a proxy card with a later date; or

•	you may attend the Annual Meeting and vote in person; however, attendance at the meeting alone will not revoke your proxy. You must vote at the Annual Meeting in order to revoke your previously submitted proxy.
You should send any notice of revocation or your completed new proxy card to the following address: Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI, 48034, Attn: W. Anderson Geater, Jr., Secretary.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares will not be considered to have been voted in favor of approval of the Charter Amendment or the Plan and will therefore have the effect of a vote against such proposals. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q:	Am I entitled to appraisal rights?

A:	No. Delaware law does not provide for dissenters’ appraisal rights in conjunction with the Charter Amendment or the Plan.

Q:	Can I still sell my shares?

A:	Yes, you may sell your shares at this time. If you sell any of your shares before, or purchase shares after, the record date, you will not be entitled to vote those shares at the Annual Meeting.

Q:	Who can help answer my other questions?

A:	You may email or call W. Anderson Geater, Jr., Origen’s Secretary, at (248) 746-7010, CorporateSecretary@origenfinancial.com

ORIGEN FINANCIAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 25, 2008
SUMMARY
          The following summary highlights selected information about the Annual Meeting, the Charter Amendment and the Plan and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes, and the documents referred to or incorporated by reference in this proxy statement. A copy of the Charter Amendment, Asset Disposition and Management Plan (the “Plan”), the Asset Purchase Agreement (the “APA”) governing the sale of our loan servicing platform, the Voting Agreement required by the APA, and the Fairness Opinion relating to the sale of the Servicing Platform, are attached to this proxy statement as Annex A, Annex B, Annex C, Annex D and Annex E, respectively. In addition, Origen incorporates by reference into this proxy statement important business and financial information. In this proxy statement, the terms “Origen,” “Company,” “we,” “our,” “ours,” and “us” refer to Origen Financial, Inc. and its subsidiaries.
Our Company (see page 31)
Origen Financial, Inc. is an internally-managed and internally-advised Delaware corporation that is taxed as a real estate investment trust, or REIT. We were incorporated on July 31, 2003.
On October 8, 2003, we began operations when we acquired all of the equity interests of Origen Financial L.L.C. and its subsidiaries. In the second quarter of 2004, we completed the initial public offering of our common stock. At that time, our operations consisted of loan origination, acquisition and underwriting, loan servicing, and loan securitizations and the management of securitized loans, all related to manufactured housing loans.
During 2007, the credit markets that Origen depends upon for warehouse lending for originations and securitization of our originated loans, as well as the whole loan market for acquisition of loans originated by Origen, deteriorated. For Origen, the effect of these conditions has been a steady decline in the Company’s stock price to below tangible net book value, which resulted in write-offs to goodwill due to a non-cash impairment charge, pressure from our lenders to sell off collateral, and unavailability of capital or debt funding upon acceptable terms.
In March 2008, in response to market conditions, we suspended the origination of loans for our own account and sold substantially all of our unsecuritized whole loan portfolio. We used the proceeds from the sale to pay off our warehouse credit facility in full.

Our current operations include third-party loan originations, loan servicing, and management of the approximately $1.021 billion unpaid principal amount of our securitized loan portfolios, as well as certain other assets. In light of the alternatives examined by our Board of Directors, the Board unanimously adopted the Plan, subject to stockholder approval, pursuant to which we intend to sell our Servicing Platform, and continue to manage our securitized loan portfolios and other remaining assets. If the Plan is approved by the stockholders then, after a transition period during which the Plan is executed, our main operations will consist of the management of our securitized loan portfolios and other remaining assets.
Proxies and Solicitations (see page 26)
This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Origen to be used at the Annual Meeting and at any adjournment thereof. If a valid proxy is received in time for the Annual Meeting and it has not been revoked in accordance with the instructions set forth in this proxy statement, the shares represented by the proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (1) FOR approval of the Charter Amendment; (2) FOR approval of the Plan; (3) FOR election of the six nominees to the Board of Directors named in this proxy statement; and (4) at the discretion of Ronald A. Klein and W. Anderson Geater, Jr. (or their duly appointed substitutes), the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Proxies may be revoked by filing with Origen’s Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).
In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers, employees and representatives of Origen. Arrangements may also be made with brokerage firms or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Origen’s common stock held of record by such persons, and Origen may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. In addition, we have engaged The Altman Group, Inc. to assist us in distributing proxy materials and contacting record and beneficial owners of Origen common stock. We have agreed to pay The Altman Group, Inc. approximately $7,500 plus out-of-pocket expenses and certain other fees and costs for its services to be rendered on our behalf. Origen will bear the costs of all proxy solicitation.
Origen’s executive offices are located at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034. The approximate date of mailing of this proxy statement and the enclosed proxy materials to Origen’s stockholders is May 26, 2008.
The Annual Meeting (see page 25)
The Annual Meeting will be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June 25, 2008, at 10:00 a.m., local time. At the Annual Meeting, stockholders of record on the record date will be asked to consider and vote upon:

(1)	The Charter Amendment to lower the percentage ownership limit of any class or series of our equity stock from 9.25% to 7.5% as described in Annex A attached to this proxy statement.

(2)	The Plan, which is attached as Annex B to this proxy statement and which includes the following main components:
a.	The sale of our loan servicing business to Green Tree pursuant to the APA attached as Annex C to this proxy statement; and

b.	The continued management of our securitized loan portfolios and other remaining assets.
(3)	The election of six directors to serve until the Annual Meeting of Stockholders to be held in 2009 or until their successors shall have been duly elected and qualified; and

(4)	The transaction of such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.
Voting Rights and Principal Holders of Voting Securities (see page 25)
Only stockholders of record on the record date of May 8, 2008, are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. As of that date, Origen had 26,001,581 shares of common stock issued, outstanding and entitled to vote held by approximately 64 holders of record. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of common stock outstanding on the record date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.
If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you. Brokerage firms generally have authority to vote customers’ unvoted shares on routine matters, such as election of directors. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. However, neither the Charter Amendment nor the Plan is considered a routine matter and shares held by brokers as to which voting instructions have not been received from the beneficial owners, known as “broker non-votes,” will not be voted and will have the effect of a “No” vote on such proposals. We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.
The presence, in person or by proxy, of outstanding shares of common stock representing a majority of the total votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
So long as a quorum is present or represented by proxy and the meeting is duly convened, the approval of Proposal One relating to the Charter Amendment requires the affirmative vote of two-thirds of the outstanding shares entitled to vote at the Annual Meeting. The approval of the Plan requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against Proposal One and Proposal Two. Directors will be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting.
If there is not a quorum at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened, without notice to the stockholders, within 30 days after the original meeting date, and a quorum must be present at such reconvened Annual Meeting.
Information concerning principal holders of our common stock is discussed under “Security Ownership of Certain Beneficial Owners and Management.”
Incorporation by Reference
To the extent this proxy statement will be specifically incorporated by reference into any filing by Origen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this proxy statement entitled “Report of the Audit Committee” and “Compensation Committee Report” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.
Annual Report (see page 22)
Stockholders are concurrently being furnished with a copy of Origen’s 2007 Annual Report to Stockholders, which contains, among other things, Origen’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.
Stockholders’ Proposals (see page 105)
Any and all stockholder proposals for inclusion in the proxy materials for Origen’s next Annual Meeting of Stockholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by Origen, addressed to its Secretary, at its offices at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034, not later than January 26, 2009, provided, however, that if the next Annual Meeting is held more than 30 days before or after January 26, 2009, the deadline for stockholder proposals will be a reasonable time before we begin to print and mail our proxy materials for the next Annual Meeting.
Voting by Directors and Executive Officers (see page 26)
As of the record date, our directors and executive officers held, and are entitled to vote, in the aggregate, 7,935,110 shares of our common stock, representing approximately 30.5% of the outstanding shares of our common stock entitled to vote at the Annual Meeting. Our directors, certain executive officers and certain of our principal stockholders, who collectively beneficially own approximately 30.1% of the shares entitled to vote at the Annual Meeting, have entered into a voting agreement, as required by the APA, pursuant to which they have agreed to vote their shares “FOR” approval of the Plan including the sale of the Servicing Platform pursuant to the APA. Further, we have been informed by our directors and executive officers that they intend to vote their shares “FOR” approval of the Charter Amendment (Proposal One) and “FOR” election of each of the nominees named in this proxy statement for director (Proposal Three), and at the discretion of the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposal One: Approval of the Charter Amendment (see page 28)
We are asking stockholders to approve the Charter Amendment lowering the percentage of any one class or series of our equity stock that may be beneficially owned by any individual stockholder from 9.25% to 7.5%.
Background of the Charter Amendment; Recommendation of Origen’s Board of Directors (see page 28)
In order to comply with REIT requirements, under the 5/50 rule, five or fewer individual stockholders cannot beneficially own more than 50% by value of our outstanding equity stock. Failure to qualify as a REIT would subject Origen to federal income taxation as a corporation while as a REIT we are not generally subject to federal income tax on the income we distribute to our stockholders, so long as we distribute at least 90% of our taxable income to our stockholders. Therefore, our certificate of incorporation limits the percentage of shares of our common stock that can be beneficially owned by any individual stockholder, to no more than 9.25% (the “Ownership Limitation”).
In September 2007, we borrowed $15 million from the Davidson Trust. In April 2008, we borrowed an additional $46 million from the Davidson Trust. See “Certain Relationships and Related Party Transactions.” In connection with the loans, we granted the Davidson Trust warrants to purchase 2,600,000 shares of our common stock. Under applicable attribution rules, William M. Davidson beneficially owns the shares issuable pursuant to the warrants, as well as 1,750,000 shares of our common stock held by Woodward Holding, LLC, of which he is the sole member. As permitted by our certificate of incorporation, the Board of Directors granted Mr. Davidson an exemption from the Ownership Limit, under which he is permitted to beneficially own up to 18% of our common shares. However, given the increased beneficial ownership of Mr. Davidson, the Board of Directors deemed it advisable to amend our certificate of incorporation in order to lower the Ownership Limit in order to further protect against inadvertent violation by Origen of the 5/50 rule in the future.
Required Vote
All holders of Origen’s common stock on the record date of May 8, 2008, are entitled to vote on the approval of the Charter Amendment. The affirmative vote of two-thirds of the votes entitled to be cast is required to approve the Charter Amendment. See “The Annual Meeting —Required Vote; Abstentions; Broker Non-votes.”
Proposal Two: The Plan (see page 30)
In response to market conditions and their resulting effect on our business, the Board of Directors unanimously adopted the Plan, which consists of the sale of our Servicing Platform, and the continued management of our securitized loan portfolios and other remaining assets.
Use of Proceeds (see page 37)
We intend to use the proceeds from sales pursuant to the Plan to pay down our existing debt obligations and to fund continuing operations, including payments required to be made under contractual arrangements with certain of our officers and other employees.

Background to the Plan; Recommendation of Origen’s Board of Directors (see page 31)
Origen’s business model has depended on the availability of active credit markets, both for the funding of newly originated loans and for the periodic securitization of pools of loans that have been originated and funded by short-term borrowings from warehouse lenders. During 2007, the credit markets that Origen depends upon for warehouse lending for originations and for securitization of its originated loans, as well as the whole loan market for acquisition of loans originated by Origen, deteriorated. We engaged a financial advisor to assist us in exploring strategic alternatives, including a sale of the Company or of certain of the Company’s assets.
For Origen, the effect of these conditions has been a steady decline in the Company’s stock price to below tangible net book value, which resulted in a non-cash write-off of goodwill due to impairment, pressure from our lenders to sell off collateral, and the lack of a profitable exit into the securitization market. In response to these market conditions, we suspended originating loans for our own account, and we sold substantially all of our unsecuritized loan portfolio and used the proceeds to pay off our warehouse credit facility. We have recently refinanced our debt and have approximately $61 million in secured debt outstanding from an affiliate of one of our principal stockholders. $15 million of such loans matures in September 2008, and $46 million matures in April, 2011, both of which may be extended upon payment of extension fees. The Board of Directors believes that the Plan will (i) enable us to meet our immediate liquidity needs, to pay off our $15 million loan from the Davidson Trust and to pay down not less than $10 million of our $46 million loan from the Davidson Trust; and (ii) facilitate our ability to preserve stockholder value in the Company.
In light of the alternatives examined by our Board of Directors, the Board unanimously determined that the Plan was advisable and in the best interests of the Company and therefore recommends that you vote “FOR” approval of the Plan, including the sale of our Servicing Platform pursuant to the APA.
Operations Post-Plan (see page 36)
Our business currently consists of loan origination for third parties, loan servicing, and management of our securitized loan portfolios and other remaining assets.
We intend to use the net proceeds from the sale of our Servicing Platform to pay off our $15 million loan from the Davidson Trust and to pay down not less than $10 million of our $46 million loan from the Davidson Trust and for working capital. If the sale is consummated, then our operations will consist of the management of our remaining assets, mainly the approximately $1.021 billion unpaid principal amount in our securitized loan portfolios.
Our management intends to right-size our workforce in relation to the continuing operations. Our Board of Directors may also determine that the costs of being a publicly-traded company outweigh the potential benefits in light of the Company’s operations.
Parties to the APA
Origen and the Sellers
Origen Financial, Inc.
Origen Financial L.L.C.
Origen Servicing, Inc.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
     Origen Financial, Inc. is a Delaware corporation that has elected to be taxed as a real estate investment trust. Origen originates and services manufactured housing loans through its operating subsidiaries. Its primary subsidiary that originates loans is Origen Financial L.L.C., a Delaware limited liability company and its subsidiary that services loans is Origen Servicing, Inc., a Delaware corporation.
Green Tree
Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 55102-1639
(651) 293-3434
     Green Tree Servicing LLC is a Delaware limited liability company. Green Tree is a privately held financial services organization headquartered in St. Paul, Minnesota, which services the nation’s largest portfolio of secured manufactured housing consumer loans and installment contracts, and is a leading servicer of residential mortgage loans and other consumer loan products.
Summary of the Asset Purchase Agreement (see page 58)
This summary necessarily excludes information which might be important to you. We strongly suggest that you read the APA, which is attached as Annex C to this proxy statement.
The terms of the APA with Green Tree propose to: (i) appoint Green Tree as a successor servicer under the loan servicing agreements to which any Seller is a party; (ii) assign to Green Tree each Seller’s right to receive payment of unreimbursed force-placed premiums and unreimbursed servicing advances made on the accounts being serviced; (iii) assign to Green Tree each Seller’s rights under the lease of our Fort Worth, Texas servicing facility;

(iv) convey to Green Tree certain fixed assets at such facility; and (v) assign to Green Tree each Seller’s goodwill associated with its role as a servicing party.
The purchase price to be paid by Green Tree pursuant to the APA is based upon a formula described in this proxy statement. The purchase price will be approximately $33.8 million less a downward adjustment based on the unpaid principal balance at closing of the serviced loans that are transferred in the sale, plus the purchase of between $4 million and $6 million of unreimbursed insurance premiums and unreimbursed servicing advances.
We make a number of customary representations and warranties to Green Tree in the APA regarding aspects of our servicing business, our Fort Worth lease, and other facts pertinent to the purchase of our Servicing Platform. Subject to certain materiality qualifiers contained in the APA, it is a condition to the consummation of the transactions contemplated by the APA that the representations and warranties of Origen are true and correct.
Pursuant to the terms of the APA we make certain affirmative and negative covenants to Green Tree with respect to the operation of our servicing business. These covenants include our agreement to, from the date of the execution of the APA and until the fourth anniversary of the closing date: (i) not permit our unrestricted cash and cash equivalents to be less than $4 million until the first anniversary, $3 million from the first anniversary to the second anniversary, and $2 million from the second anniversary to the fourth anniversary; (ii) not amend any secured debt documents if doing so would be adverse to Green Tree; (iii) not make any optional prepayments or refinancing of our secured debt if such prepayment would violate the minimum liquidity requirements described in the immediately preceding clause (i); and (iv) provide to Green Tree a quarterly unaudited consolidated balance sheet within three days after the end of each calendar quarter. In addition, Green Tree makes covenants to us customary of asset purchasers. Compliance by both parties with these covenants, unless waived, are conditions to closing the transactions contemplated by the APA, subject to certain materiality qualifiers contained in the APA. It is also a condition to closing that we evidence to Green Tree that we will continue to have at least $12.5 million in cash and cash equivalents after the closing of the transactions contemplated by the APA and the repayment of indebtedness to the Davidson Trust as described in this proxy statement.
Each party to the APA will pay their respective transaction costs and expenses, although we will be liable for any recording fees and costs. The parties will equally share any sales or use tax or transfer taxes associated with the sale.
Several opinions of our legal counsel are required to be delivered to Green Tree on our behalf. These opinions opine on authority of Origen and its subsidiaries to enter into and consummate the sale to Green Tree, the due execution of all documents executed in connection with the sale of the Servicing Platform, and certain other customary matters.
The APA contains mutual indemnification provisions of both us and Green Tree. The amount and terms of the indemnification are subject to specific caps and other restrictions.
The APA may be terminated at any time prior to the closing of the transactions contemplated by the APA for specific circumstances, including but not limited to, mutual agreement of the parties; failure to obtain a required consent; the passage of September 1, 2008, if the closing has not occurred by such date; breach by a party of certain covenants or representations; or failure to obtain our stockholders’ approval. We will be required to pay Green Tree a termination fee of $1,250,000 following termination of the APA due to specific causes of termination.
Appraisal Rights
Our stockholders do not have dissenters’ appraisal rights under Delaware law in connection with the Plan.
Required Vote
All holders of Origen’s common stock on the record date of May 8, 2008, are entitled to vote on the approval and adoption of the Plan. The affirmative vote of a majority of the votes entitled to be cast is required to approve the Plan. See “The Annual Meeting — Required Vote; Abstentions; Broker Non-votes.”
Fairness Opinion (see page 49)
Our Board of Directors has obtained an opinion from Stout Risius Ross, Inc., our financial advisor, regarding the fairness, from a financial point of view, of the consideration to be paid for our Servicing Platform under the APA.

Interests that may not be Aligned with Stockholders (see page 56)
Upon the closing of the transactions contemplated by the APA, certain of our executive officers will be entitled to certain payments by the Company in the event that such executives remain employed by the Company or if their employment ceases, under certain circumstances. In addition, all unvested shares of restricted stock issued under our equity incentive plan, including approximately 388,837 owned by our directors and executive officers, will vest.
In two separate loan transactions we have borrowed $15 million and $46 million from the Davidson Trust. The principal of the Davidson Trust beneficially owns approximately 6.7% of our outstanding shares of common stock and has certain business relationships with the Chairman of our Board of Directors. Proceeds of the sale of the Servicing Platform will be used to pay off the $15 million loan and pay down not less than $10 million of the $46 million loan.
Risk Factors (see page 14)
In evaluating whether to vote for or against the proposals, you should carefully consider the “Risk Factors” beginning on page 14.
Proposal Three: Election of Directors (see page 70)
Our Board of Directors unanimously recommends that you vote “FOR” the election of the nominees for director named in this proxy statement, to serve until the Annual Meeting of Stockholders to be held in 2009 or until their successors shall have been duly elected and qualified.

RISK FACTORS
          In considering whether to vote in favor of the Plan, you should carefully consider all of the information included in this proxy statement and the annexes hereto, including the matters addressed in “Cautionary Note Regarding Forward-Looking Statements” beginning on page ___. In addition, you should carefully consider the following risk factors considered by us, based upon the information available to us, to be material to the approval of the Charter Amendment and the Plan, including the sale of our Servicing Platform pursuant to the APA. While these factors are important, we have not been able to quantify all of the potential effects that will result from the Charter Amendment and the Plan, and we may not have anticipated other material risks that will result from the Charter Amendment and the Plan and the transactions to be consummated thereunder.
Risks related to the Charter Amendment
          Ownership limits may have an anti-takeover effect.
          Our certificate of incorporation currently contains restrictions on ownership of any class or series of our equity stock by an individual, calculated on a look-through basis. These restrictions are necessary in order to comply with REIT requirements, but they may have the effect of discouraging a change of control of the Company and may also: (1) deter tender offers for the common stock, which offers may be advantageous to stockholders; and (2) limit the opportunity for stockholders to receive a premium for their common stock that might otherwise exist if an investor were attempting to assemble a block of common stock in excess of the ownership limit or otherwise effect a change of control of the Company. Lowering the current 9.25% ownership limit to 7.5% may further discourage a change of control of the Company.
          The Charter Amendment does not guarantee that we will be in compliance with all REIT requirements and will not apply to all stockholders.
          Although the Charter Amendment is intended to assist us in complying with REIT requirements, qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and it also involves the determination of various factual matters and circumstances not entirely within our control. In particular, the 5/50 rule states that with regard to REITs, five or fewer stockholders cannot beneficially own more than 50%, by value, of our outstanding equity stock. Our certificate of incorporation currently limits the percentage of shares of our equity stock that can be beneficially owned by any individual stockholder. The Board of Directors is permitted by our certificate of incorporation to grant an exemption from such ownership limitation. Frequent changes may occur in the area of REIT taxation, which require us to continually monitor our tax status.

Risks Related to the Plan
          Failure to qualify as a REIT may subject us to corporate income taxes.
          To maintain our status as a REIT we must, among other things, continue to derive income from qualified sources, including the receipt of interest income from real estate assets (such as our securitized loan portfolios). If we fail to qualify as a REIT, either inadvertently or because our Board of Directors determines that no longer qualifying as a REIT is in the best interests of the Company, we would be taxed as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our income from operations for the taxable year in which our qualification as a REIT terminates and in any subsequent years.
          We value our status as a REIT under the Code because so long as we qualify as a REIT and distribute at least 90% of our taxable income, we generally would not be subject to federal income tax on the taxable income distributed to stockholders. While our Board of Directors does not presently intend to terminate our REIT status, our Board of Directors may take actions which would result in a loss of REIT status.
          While we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):
•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.
          You will not receive any cash distributions from the asset sales contemplated by the Plan.
          If you approve the Plan, any proceeds from the asset sales contemplated pursuant to the Plan will be applied to satisfy our liabilities and other obligations and for general working capital purposes.
          There can be no assurance that the transactions contemplated by the APA will be consummated.
          Even if stockholders approve the Plan, there can be no assurance that we will be able to consummate all of the transactions contemplated by the APA. The sale of our Servicing Platform to Green Tree pursuant to the APA is subject to certain conditions, some of which are beyond our control, and we may be liable to pay Green Tree a fee of $1,250,000 if certain of such conditions are not met and the sale does not close. If we are unable to consummate the sale of the APA, then we may need to secure alternative financing in order to meet our continuing debt obligations. To date, we have incurred fees of approximately $ 2,000,000 in connection with our search for strategic alternatives and negotiation of the APA. We will be obligated to pay additional fees and expenses in connection with the proposed sale of the Servicing Platform even if the sale is not consummated.

          The purchaser of our Servicing Platform will have substantial control over management of the loans in our securitized loan portfolios.
          If we complete the sale of the Servicing Platform, then the ability to properly service the accounts will be under the control of Green Tree. Proper execution of loan servicing affects the value of our residual interests in our securitized loan portfolios. Further, the servicer of such loans will have control over whether or not to exercise the redemption rights with regard to the various securitizations which may affect the amount of distributions, if any, that are available to us and consequently to our stockholders. See “Proposal Two – Current Operations – Management of Residuals in Securitized Loan Portfolios.”
          The termination fee and restrictions on solicitation contained in the APA and the terms of the voting agreement may discourage a sale of the Servicing Platform to another buyer.
          Pursuant to the APA, with some exceptions, Origen is prohibited from initiating or engaging in discussions with third parties regarding the sale of the Servicing Platform. Origen also agreed to pay a termination fee of $1,250,000 to Green Tree if the Board withdraws or modifies its approval for the APA, or if the APA is terminated under certain circumstances and we sell all or a substantial portion of the Servicing Platform to another entity within twelve months of such termination. See “Proposal Two — The Plan – Material Terms of the Asset Purchase Agreement.” In addition, holders of approximately 30.1% of our outstanding common stock as of the record date have entered into a voting agreement with an affiliate of Green Tree under which they have agreed to vote in favor of the Plan, including the sale of the Servicing Platform pursuant to the APA. See “Proposal Two — The Plan – Other Material Agreements Relating to the Asset Purchase Agreement – Voting Agreement.” These provisions could discourage other companies from bidding on Origen’s Servicing Platform even though such companies may be willing to offer greater value than Green Tree.
          Certain of our officers and directors and other parties have interests that may be different from the interests of stockholders and that may influence their support of the Plan.
          The closing of the sale of the Servicing Platform will trigger certain provisions in the employment agreements of certain of our executive officers, including Ronald A. Klein, our Chief Executive Officer, in the event that such executives remain employed by the Company or if their employment terminates under certain circumstances. Such circumstances will entitle them to change in control payments or retention bonuses to be paid by Origen pursuant to their respective employment agreements. See “Proposal Two — The Plan – Interests that may not be Aligned with Stockholders,” “Executive and Director Compensation – Material Information Relating to Summary Compensation Table and Grants of Plan Based Awards – Employment Agreements” and “Executive and Director Compensation – Disclosure Regarding Termination and Change in Control Payments.”
          In addition, upon the closing of the sale of the Servicing Platform, all unvested shares of restricted stock issued under our equity incentive plan will vest. On the expected closing date, our directors and executive officers collectively will own approximately 388,837 restricted shares that will vest upon the closing. See “Proposal Two — The Plan – Interests that may not be Aligned with Stockholders.”

          In two separate loan transactions, we have borrowed $15 million and $46 million from the Davidson Trust, an affiliate of William M. Davidson. Mr. Davidson is the sole member of Woodward Holding, LLC. Paul A. Halpern, the Chairman of our Board of Directors, is the sole manager of Woodward Holding, LLC and is employed by Guardian Industries Corp. and its affiliates, of which Mr. Davidson is the principal. Proceeds from the sale of the Servicing Platform to Green Tree will be used to pay off the $15 million loan and to pay down not less than $10 million of the $46 million loan. See “Proposal Two — The Plan – Use of Proceeds” and “Certain Relationships and Related Party Transactions.”
          The foregoing arrangements may influence certain of our officers and directors to support the Plan and the sale of the Servicing Platform to Green Tree.
          Our common stock could be delisted.
          Our Board of Directors may determine, as a result of significantly reduced operations, that the costs of being a publicly traded company (and the requisite reporting to the SEC) outweigh the benefits. If our stock is no longer publicly traded, then it will be difficult to sell your shares, and if we are no longer a reporting company then any sale will have to comply with securities regulations governing the sales of securities of non-reporting companies.
          Our common stock currently is listed on the NASDAQ. In order to maintain our current status, we must meet certain minimum standards. If we carry out the transactions pursuant to the Plan, the NASDAQ may seek a delisting of our securities from trading in the event the Company does not meet such requirements. In such case we would terminate our obligations to file reports with the Securities and Exchange Commission. If the Plan is implemented on the timetable estimated by management, we expect that our 10-K for the fiscal year 2008, due in March 2009, will be the last financial report we file with the SEC. Thereafter, we would not file quarterly, annual or interim reports with the SEC. No assurance can be given that we will continue to meet the ongoing qualification standards following consummation of some or all of the asset sales pursuant to the Plan, as we would not be subject to other requirements of reporting companies. Although the Company would not be required to file reports with the SEC, the Company intends to voluntarily make available to stockholders quarterly and annual audited financial statements and other material information regarding its operations through its website and otherwise, although there can be no assurance that such information would be provided as frequently or as in such detail as the reports required to be filed with the SEC. This may affect individual stockholders’ ability to dispose of their shares in the future.
          Dependence upon key employees.
          The successful execution of the components of the Plan will require the efforts of certain of our key employees. If the Plan is adopted and the sale of the Servicing Platform is consummated, then our executive officers must remain with the Company for a period of time post-closing in order to receive their change-in-control payments pursuant to their employment agreements. If the sale of the Servicing Platform is not consummated, then we intend to address this concern by implementing retention bonuses for our executive officers. We have granted retention bonuses to certain of our key employees as an incentive for them to stay in the service of the Company. However, there can be no guarantee that such executive officers or other key employees will continue in their service with the Company. See “Executive and Director Compensation – Disclosure Regarding Termination and Change in Control Provisions”.
Risks Related to Our Securitized Loan Portfolios
          The timing and amount of the cash distributions to be received by us will be largely dependent on cash flows from our securitized loan portfolios which are subject to numerous factors and events which may be beyond our control.
          The timing and amount of cash distributions to us with respect to our securitized loan portfolios is not fixed and will be largely determined by the rate and timing of payments on the related manufactured housing loans and contracts that comprise our securitized loan portfolios (including prepayments and collections upon defaults, and by the rate and timing of losses incurred on such loans and by adjustments of the interest rates of certain classes of the underlying notes).
          The cash distributions to be received by us with respect to the securitized loan portfolios are subordinated in right of payment to the securitization noteholders and to other fees and expenses of the underlying securitization trusts.
          Payments on the loans in each securitized loan pool will be available to make distributions to us only after payment of principal and interest due to the securitization noteholders, servicing fees, trustee fees, administrative fees, and payment of other related specified reimbursements and expenses, including where applicable insurance premiums, net swap payments, and broker dealer fees. Consequently, the amount of excess cash flow available for distribution to us, and ultimately to our stockholders is extremely sensitive to losses on the underlying loans (and the timing thereof), because certain amounts of realized losses with respect to a securitized loan pool will be absorbed in the first instance by us, either by reduction in amounts otherwise to be received by us or by a reduction in the amount of overcollateralization provided to the securitization noteholders by the loan in the related unpaid loan pool.
          The delinquency rate, prepayment rate and loss rate on the loans in a securitized loan pool will affect the timing and amount of cash flow that we will receive with respect to excess interest.
          Excess interest occurs because more interest is required to be paid by the borrowers than is necessary to pay the interest due to the securitization noteholders and the expenses of the securitization trust. To the extent excess interest exists and certain provisions are met, then it will be distributed to us. However, the amount and timing of the excess interest cash flow that will be received with respect to a securitized loan pool will be sensitive to delinquency rates, prepayment rates, and the amount and timing of realized losses on the related loans in the related securitized pool. The amount of cash flow to us in respect of excess interest could be negatively affected by many factors, including but not limited to the following: (a) higher delinquency rates, (b) a rapid rate of principal prepayments for loans with higher note rates than the underlying loan pools’ average note rate and conversely slowing principal prepayments for loans with lower note rates than the underlying loan pools’ average note rate, and (c) higher realized losses on the underlying loans.

          The overcollateralization requirement of each securitized loan pool will affect the amount and timing of any distributions to be received by us and consequently our stockholders.
          Each securitized loan pool is subject to an overcollateralization requirement. The required overcollateralization amount for each underlying securitization trust will be determined as set forth in the related underlying indenture and sale and servicing agreement. Overcollateralization is the excess of the aggregate outstanding scheduled principal balance of the loans in the related securitized loan pool over the aggregate principal amount of the related securitization notes.
          The related required overcollateralization amount with respect to a securitized loan pool must be satisfied and continue to be satisfied prior to us receiving a cash distribution on any distribution date. At such time and if other conditions are satisfied, then collections of principal that would otherwise be distributed as a payment of principal to the related securitization noteholders will instead be received by us. However, if certain conditions are not met or the amount of overcollateralization is not satisfied, then all cash payments, including excess interest and principal payments, will be paid to the noteholders as additional principal payments until such time as the overcollateralization amounts and other requirements are satisfied. Realized losses on the related loans will have the effect of reducing the overcollateralization in the related securitized loan pool and will therefore reduce the amount distributable to us and ultimately distributable to our stockholders. Although the application of excess interest may restore a reduction in the overcollateralization amount, there can be no assurance that excess interest will be available for this purpose. There may be significant periods during which no or limited distributions will be made to us, and therefore to our stockholders, in respect of our retained interests in securitized loan pools.
          The distribution triggers that are required to be satisfied for each securitized loan pool will affect the amount and timing of distributions to be received by us and consequently, our stockholders.
          Each securitized loan pool is subject to distribution triggers related to maximum delinquency rates, current loss rates and cumulative loss rates on the underlying loan pools. If any one of the triggers is not satisfied on any particular distribution date and certain other conditions exist, then no cash distributions would be made to us on that date and all principal payment amounts and any excess interest amounts would be distributed to the noteholders to satisfy their interest payment due or as additional payments of principal. Certain triggers, in particular the cumulative loss triggers, that when not satisfied during one month may not ever be able to be satisfied, and this would prevent us from receiving further cash distributions during the remaining term of that particular securitization trust.

          Unless purchased by the servicer or by us on a redemption date, the mandatory obligation of the trustee to attempt to auction the collateral to pay off noteholders under certain circumstances may reduce or eliminate our remaining residual interests in the loans.
          Each securitized loan portfolio is structured such that, when the aggregate outstanding principal balance of the notes has declined to a level less than or equal to 20% of the original aggregate principal balance, then the servicer of such portfolio has the option to purchase the remaining mortgage loans from the trust, causing the securitization trust to repay its outstanding notes and terminate the trust. If the servicer of such portfolio exercises the redemption right, then to the extent the aggregate loan balances exceed the remaining securitized note balance and the trust termination fees and costs, then the Company will be paid that excess amount. However, if the servicer does not exercise its redemption right, then we will have the option to do so. Although we currently intend to exercise the redemption right for each securitization trust in such an instance, our Board of Directors will have the discretion to make such decision. Further, if the Company does not have sufficient funds available to do so, or if it cannot secure financing on acceptable terms, then the trustee under the applicable securitization trust is required to attempt to sell the underlying loans at auction. The trustee must accept the highest offer at auction so long as the offer price can satisfy all of the obligations of the trust, including payment in full of the interest and principal of the notes, any swap termination payments, and any other trust expenses. The trustee will not be obligated to distribute any cash to us as the holder of the trust certificate evidencing the residual interests unless such cash is available after satisfying all of the trust obligations, including payment in full of notes issued by the trust. Therefore, in an auction scenario the value of our residual interest in such securitized loan portfolios may be decreased or eliminated. If the trustee cannot sell the underlying loans in the initial auction for a minimum price that is sufficient to satisfy all obligations of the trust (including all expenses and swap termination fees, if any) and principal and interest amounts owing to noteholders, then all residual interest cash flow that would have been distributed to the Company would be distributed instead to the noteholders as additional principal payments until such time as (i) the notes are paid in full or, (ii) the servicer or the Company purchases the loans on a subsequent redemption date, or (iii) a subsequent auction is successful.
          In addition, the indenture with respect to each securitized loan portfolio includes events of default which, if they occur and are not cured within the applicable cure period, entitle the loan servicer to declare an event of default and cause the trustee to liquidate the loans, thereby causing a reduction in our residual asset value.
          If a securitized loan pool were liquidated under the auction process as an event of default or pursuant to the mandatory auction, we would only be entitled to receive that portion of the proceeds on the underlying loans in excess of that required to make payment in full of the principal and accrued and unpaid interest to the securitization noteholders, plus any unpaid fees and expenses of the servicer and the trustees, and any unpaid amounts owed to the note insurer and swap provider. There can be no assurance that there would be any such excess cash flow and if such excess cash flow were received, it likely would be substantially less than the amount that we would have received had a redemption by the servicer occurred.

          We will depend upon key individuals to successfully manage our residual interests in our securitized loan portfolios.
          The successful management of our residual interests in our securitized loan portfolios requires the expertise of people familiar with the underlying loan collateral and the complex securitization provisions and their associated issues. There can be no guarantee that such individuals will remain with or be available to the Company.
          The market value of the manufactured houses underlying the securitized loans may decline faster than the outstanding principal balance of such loans
          The market value of a manufactured house may decline faster than the outstanding principal balance of the loan for that house and can be or become lower than the outstanding principal balance of the related contract. If the value of the manufactured houses securing a pool of manufactured housing loans declines faster than expected, then losses on the contracts will increase in the event that defaults, repossessions or foreclosures occur with respect to the contracts. Losses will decrease the value of our residual interests in, and resulting distributions from, the applicable securitized portfolio.
          Our hedging strategies may not be successful in mitigating our risks associated with interest rates.
          Our hedging strategies use derivative financial instruments, such as interest rate swap contracts, to mitigate interest rate risk and variability in cash flow on our securitized loan pools. These derivative instruments are intended to provide income and cash flow to offset potential increased interest expense and potential variability in cash flow under certain interest rate environments. However, there can be no assurance that our hedging activities will have the desired beneficial impact on our financial condition, results of operations or cash flows. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates.
          Our business may be significantly harmed by a slowdown in the economy of California or in other states where we have a high concentration of manufactured housing loans.
          As of April 30, 2008, approximately 39.9% of the unpaid principal amounts of the manufactured housing loans in our securitized loan portfolios are attributable to loans on manufactured houses located in California. An overall decline in the economy or the residential real estate market in California or in any other state in which we have a high concentration of loans could decrease the value of manufactured houses and increase the risk of delinquency. This, in turn, would increase the risk of default, repossession or foreclosure on manufactured housing loans in our securitized loan portfolios and decrease the value of our residual interests in such portfolios. In addition, properties located in some states, such as California, may be more susceptible than houses located in other parts of the country to certain types of uninsured hazards, such as earthquakes, wildfires, hurricanes, floods, mudslides and other natural disasters.

          Our stockholders may suffer negative tax consequences resulting from our ownership of residual interests in taxable securitized loan pools.
          We have completed securitizations of manufactured housing loans using a taxable mortgage pool structure and have retained the residual interest in these securitizations through a qualified REIT subsidiary. The U.S. Treasury Department has authority to issue regulations treating a portion of the income from a residual interest in a taxable mortgage pool held by a real estate investment trust, or its qualified REIT subsidiary, as “excess inclusion” income as defined in Section 860E of the Internal Revenue Code. The U.S. Treasury Department has yet to exercise that authority. Under such circumstances, it is likely that the REIT’s stockholders would be subject to tax on their allocable share of the REIT’s excess inclusion income. If so, our stockholders generally would not be able to offset their share of excess inclusion income with any current, carryforward or carryback net operating losses. In addition, it is likely that tax exempt entities that own shares in us would be required to treat their allocable share of excess inclusion income as unrelated business taxable income. Further, any portion of our dividends paid to foreign stockholders that is allocable to excess inclusion income would not be eligible for exemption from the 30% withholding tax (or reduced treaty rate) on dividend income. Finally, if our shares are held or acquired by “disqualified organizations” as defined in Section 860E, then we would be subject to an entity level tax on the excess inclusion amount allocated to such stockholders, at the highest rate of tax imposed on corporations. If imposed, such entity level tax would be deductible to the Company.
          REIT requirements may reduce the marketability of the residual interests in our securitized loan portfolios.
          In order to comply with REIT requirements of the Internal Revenue Code and to avoid negative tax consequences, the residual interests in the securitized loan portfolios must be owned by another REIT, a disregarded entity owned by a REIT or a qualified REIT subsidiary. This might make it more difficult to find a buyer for such residual interests if we desired to sell them.
          The trusts relating to certain of our securitization portfolios contain auction rate notes that could be negatively impacted by a rating downgrade of Ambac Assurance Corporation by either S&P or Moody’s.
          The auction rate notes in two of our securitization portfolios have interest provisions for the Class A-2 tranches that are reset each month based on the outcome or failure of an auction process. Recently, the auction rate notes have been set at 1.50% above the current 30 day LIBOR rate or the “fail rate”. This is currently the highest rate payable to the Class A-2 noteholders. However, the fail rate can increase to 2.50% or 3.50% above the LIBOR rate if Ambac Assurance Corporation is downgraded to certain levels by the rating agencies. The impact of increasing the fail rate would increase the interest due noteholders for the Class A-2 auction rate notes which would substantially reduce or eliminate any excess interest otherwise available for distribution to us.
          Our Annual Report on Form 10-K, filed with the SEC on March 17, 2008, a copy of which is included with this proxy statement, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on April 30, 2008, contain other risk factors related to our business and our industry, which risk factors are incorporated by reference in this proxy statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “might,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions.
          Among many other examples, the following statements are examples of the forward-looking statements in this document:
•	all predictions of the amount of distributions to be received by stockholders;

•	all statements regarding our ability to continue to qualify as a REIT;

•	all statements regarding how our Board of Directors will interpret and comply with the terms of the Plan and the terms thereof;

•	all statements regarding our ability to consummate sales and other transactions contemplated by the Plan and the terms of such sales and other transactions;

•	all statements regarding the proceeds to be received by the stockholders from our residual interests in our securitized loan portfolios;

•	the performance of the manufactured housing loans underlying our securitized loan portfolios;

•	our ability to use hedging strategies to insulate our exposure to changing interest rates;

•	all statements regarding future cash flow, future business prospects, future revenues, future operating and other expenses, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the Plan;

•	future decisions by the SEC, the IRS, NASDAQ, or other governmental or regulatory bodies;

•	the vote of our stockholders;

•	business disruptions resulting from announcement of and/or carrying out the Plan; and

•	general economic conditions in the markets in which we operate.

You should not place undue reliance on our forward-looking statements because the matters they describe speak only as of the date of this proxy statement and are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described under the caption “Risk Factors” beginning on page 14 as well as throughout this proxy statement and the documents incorporated herein, and you should consider these important cautionary factors as you read this document.
          Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:
•	uncertainties relating to the Plan, including completion of the sale of the Servicing Platform pursuant to the APA and the continued management or disposal of our other assets;

•	uncertainties relating to our ability to secure additional financing, upon reasonable terms, or at all, in a timely manner;

•	uncertainties relating to our operations;

•	uncertainties relating to the successful implementation of our strategy;

•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition; and

•	other risks detailed from time to time in our reports filed with the SEC.
The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE ANNUAL MEETING OF ORIGEN STOCKHOLDERS
          Origen Financial, Inc. is furnishing this proxy statement to all stockholders of record on the record date in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting and at any adjournment of the Annual Meeting.
Date, Time and Place of the Annual Meeting
          The Annual Meeting of Stockholders of Origen will be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June 25, 2008, at 10:00 a.m., local time.
Purpose of the Annual Meeting; Proposals
          The Annual Meeting is being called for the following purposes:
(1)	To consider and vote upon the Charter Amendment to lower the ownership limit of any class or series of our equity stock from 9.25% to 7.5%. The text of the Charter Amendment is attached as Annex A to the proxy statement.

(2)	To consider and vote upon the Plan, which is attached as Annex B to this proxy statement and which includes the following main components:
a.	The sale of our Servicing Platform to Green Tree, upon the terms and subject to the conditions of the APA attached as Annex C to this proxy statement and as described herein; and

b.	The continued management of our residual, or retained, interests in our securitized loan portfolios and our other remaining assets.
(3)	To elect six directors to serve until the Annual Meeting of Stockholders to be held in 2009 or until their successors shall have been duly elected and qualified; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.
Record Date
          Only stockholders of record of Origen’s common stock on the record date of May 8, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, Origen had 26,001,581 shares of common stock issued, outstanding and entitled to vote held by approximately 64 holders of record.
Quorum, Abstentions and Broker Non-Votes
          The presence, in person or by proxy, of outstanding shares of common stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted to abstain from any proposal will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be considered to have been voted in favor of such proposed approval of the Charter Amendment or the Plan and will therefore have the effect of a vote against such proposals.

Vote Required for Approval of the Proposals
          Assuming that a quorum is present and that the Annual Meeting is duly convened, approval of the Charter Amendment will require the affirmative vote of the holders of Origen’s common stock representing two-thirds of the outstanding shares of Origen’s common stock entitled to vote at the Annual Meeting. Approval of the Plan will require the affirmative vote of the holders of Origen’s common stock representing a majority of the outstanding shares of Origen’s common stock entitled to vote at the Annual Meeting. Failure to vote or to direct your broker how to vote will be the equivalent of a “No” vote. Directors will be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting.
          If there is not a quorum at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened, without notice to the stockholders, within 30 days after the original meeting date, and a quorum must be present at such reconvened Annual Meeting.
Voting by Origen’s Directors and Executive Officers
          As of the record date for the Annual Meeting, Origen’s directors and executive officers had the right to vote approximately 7,935,100 shares of Origen’s outstanding common stock. As of the record date, these shares represented approximately 30.5% of the common stock entitled to vote at the Annual Meeting. Pursuant to a voting agreement with an affiliate of Green Tree, each of the directors and certain officers, who collectively beneficially own approximately 30.1% of the common stock entitled to vote at the Annual Meeting, have agreed to vote in favor of the sale of the Servicing Platform pursuant to the Plan and against any alternative transaction.
Voting of Proxies at the Annual Meeting and Revocation of Proxies
          Proxies may be revoked by filing with Origen’s Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, by submitting a proxy card with a later date, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). Proxy revocations or new, completed proxy cards may be sent to: Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034, Attn. W. Anderson Geater, Jr., Secretary.
Solicitation of Proxies and Expenses
          Proxies are being solicited on behalf of our Board. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers, employees and representatives of Origen. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Origen’s common stock held of record by such persons, and Origen may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. In addition, we have engaged The Altman Group, Inc. to assist us in distributing proxy materials and contacting record and beneficial owners of Origen common stock. We have agreed to pay The Altman Group, Inc. approximately $7,500 plus out-of-pocket expenses and certain other fees and costs for its services to be rendered on our behalf. Origen will bear the costs of all proxy solicitation.
Dissenters’ Rights of Appraisal
          Delaware law does not provide for dissenters’ appraisal rights in connection with the Charter Amendment or the Plan.

Recommendation of Origen’s Board of Directors
          After careful consideration, Origen’s Board of Directors has unanimously approved the Charter Amendment and the Plan and unanimously recommends that you vote “FOR” approval and adoption of the Charter Amendment, “FOR” approval and adoption of the Plan, and “FOR” the election of the nominees named in this proxy statement as directors.
          The matters to be considered at the Annual Meeting are of great importance to the stockholders of Origen. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

PROPOSAL ONE — THE CHARTER AMENDMENT
General
          Article 7 Section 7.1 of our certificate of incorporation currently limits beneficial ownership of any class or series of our equity stock to 9.25% of the total number of outstanding shares of such class or series. This provision is intended to help assure that we do not inadvertently have more than 50%, by value, of our equity stock held by five or fewer persons in order to comply with REIT requirements and obtain the favorable tax treatment afforded to REITs. Beneficial ownership, as determined by the Code, is calculated on a “look through” basis meaning that it is attributed to the individual owners of an entity and not the entity itself. Besides William M. Davidson, whose beneficial ownership of our common stock is discussed below, we do not believe that there are any individuals that are deemed to be the beneficial owner of more than 7.5% of our common stock, although there are entities that own more than such amount.
          The Board of Directors is asking you to consider and approve an amendment to the definition of “Ownership Limit” in Article 7, Section 7.1 of our certificate of incorporation to lower the Ownership Limit of any class or series of our equity stock from 9.25% of the number of outstanding shares of each such class or series of equity stock to 7.5% of the number of outstanding shares of each such class or series of equity stock. The text of the amendment is attached to this proxy statement as Annex A.
Background of the Charter Amendment
          In order to maintain our REIT status, under the so-called “5/50 rule”, five or fewer individual stockholders cannot beneficially own more than 50%, by value, of our equity stock. Therefore, our certificate of incorporation currently does not permit the beneficial ownership of our equity stock to be greater than 9.25% of the outstanding shares, unless the Board of Directors grants an exception to such ownership limit to any particular stockholder(s).
          In September 2007, we borrowed $15 million and in April 2008 we borrowed an additional $46 million from the Davidson Trust. See “Certain Relationships and Related Party Transactions.” In connection with the loans, we granted the Davidson Trust warrants to purchase 2,600,000 shares of our common stock. Under applicable attribution rules, William M. Davidson beneficially owns the shares issuable pursuant to the warrants, as well as 1,750,000 shares of our common stock held by Woodward Holding, LLC, of which he is the sole member. As permitted by our certificate of incorporation, the Board of Directors granted Mr. Davidson an exemption from the Ownership Limit, under which he is permitted to beneficially own up to 18% of our common shares. However, given the potential percentage of our common stock that Mr. Davidson is deemed to own, the Board of Directors unanimously approved the Charter Amendment as being in the best interest of the Company. The Charter Amendment lowers the ownership limit from 9.25% to 7.5% in order to further protect the Company from inadvertent violation of the 5/50 rule and a consequential violation of the REIT qualification regulations.

Effects of the Charter Amendment
          Compliance with the rules regarding REIT status necessarily requires limitations on stock ownership. The Ownership Limit currently contained in our certificate of incorporation may discourage a change of control of the Company and may also have the effect of deterring tender offers for the common stock, which offers may be advantageous to stockholders, and limit the opportunity for stockholders to receive a premium for their common stock that might otherwise exist if an investor were attempting to assemble a block of common stock in excess of the Ownership Limit or otherwise effect a change of control of the Company and did not wish the REIT status of the Company to be terminated. Lowering the current 9.25% Ownership Limit to 7.5% may further discourage a change of control of the Company. On the other hand, failure to qualify as a REIT would subject our income to federal income tax. The Board of Directors considered the benefits of aiding in the protection of Origen’s REIT status through the Charter Amendment and determined that it is advisable and in the best interest of the Company. However no guarantee can be made that approval of the Charter Amendment will ensure compliance with REIT requirements, because the lower limitation will not apply to stockholders who do not vote in favor of the Charter Amendment and certain of their transferees and because the REIT rules are complex.
Vote Required to Approve the Charter Amendment
          All holders of Origen’s common stock on May 8, 2008, are entitled to vote at the Annual Meeting. The affirmative vote of two-thirds of the votes entitled to be cast at the Annual Meeting is required to approve the Charter Amendment. However the Charter Amendment, if approved, will not apply to stockholders who do not vote in favor of the Charter Amendment. For such stockholders, the existing 9.25% ownership limit in our certificate will apply.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL ONE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE CHARTER AMENDMENT UNLESS INSTRUCTIONS TO THE CONTRARY OR TO WITHHOLD ARE GIVEN.

PROPOSAL TWO — THE PLAN
          The following is a description of the material aspects of the Plan and related transactions, including the APA governing the sale of the Servicing Platform, and certain other agreements entered into in connection with the APA. While we believe that the following summary describes the material terms of the Plan, the APA and the related transactions and agreements, the description may not contain all of the information that is important to you. In particular, the following summaries of the Plan and the APA are not complete and are qualified in their entirety by reference to the copies of the Plan and the APA which are attached to this proxy statement as Annex B, and Annex C, respectively, and are hereby incorporated by reference into this proxy statement. You should carefully read this entire proxy statement and the other documents to which we refer for a more complete understanding of the Plan and related transactions.
General
          The Plan was unanimously adopted by our Board of Directors in order to set forth a manner by which the Company can carry out the orderly disposition and management of the Company’s assets and operations. The Plan contains the following main components:
1.	The sale to Green Tree of our Servicing Platform for a purchase price of approximately $33.8 million less a downward adjustment based on the unpaid principal balance at closing of the serviced loans that are transferred in the sale, plus the purchase of between $4 million and $6 million in unreimbursed insurance premiums and unreimbursed servicing advances, upon the terms and subject to the conditions of the APA. Pursuant to the APA, Green Tree also has agreed to assume our lease obligations for the Fort Worth servicing facilities and may, in Green Tree’s discretion, hire some of our employees engaged in servicing activities.

2.	If the sale of our Servicing Platform is not consummated, then our Board of Directors intends to continue servicing operations, and it may seek another buyer of such assets. If required by Delaware law, we would seek stockholder approval of a sale of our Servicing Platform to a party other than Green Tree.

3.	The management of our remaining assets, mainly consisting of the active management of our residual interests in our securitized loan portfolios, to preserve value through the collection of residual payments, or through the disposition of the residual interests or underlying whole loans or other assets.

4.	The continued operation of third-party origination activities while seeking a potential buyer for our loan origination platform or, if such sale is not secured upon acceptable terms, the discontinuation of origination services.

5.	The right-sizing of our workforce and our operations to reflect the various transactions completed pursuant to the Plan.

6.	The continuing assessment by management and our Board of the alternatives available to the Company in order to preserve stockholder value.

Our Company; Background to the Plan
          Origen Financial, Inc. is an internally-managed and internally-advised Delaware corporation that is taxed as a real estate investment trust, or REIT. We were incorporated on July 31, 2003.
          On October 8, 2003, we began operations when we acquired all of the equity interests of Origen Financial L.L.C. and its subsidiaries. In the second quarter of 2004, we completed the initial public offering of our common stock. At that time, our operations consisted of loan origination, acquisition and underwriting, loan servicing, and loan securitizations and the management of securitized loans, all related to manufactured housing loans.
          Origen’s historical business model has depended on the availability of credit, both for the funding of newly originated loans and for the periodic securitization of pools of loans that were originated and funded by short-term borrowings from warehouse lenders. The funding of newly originated loans was supplied by warehouse lenders who advanced funds as loans were made by us under a short-term (typically one year) warehouse line. The securitization process permitted Origen to sell bonds secured by manufactured housing loans it originated. The proceeds from the bond sales were used to pay off the warehouse lenders and replenish the availability of funding for newly originated loans. If warehouse funding were not available, or were available only on terms that would not permit Origen to profit from loan origination, Origen’s origination of loans could only be continued at a loss. If there were no market for securitization at rates of interest and leverage levels acceptable to Origen, Origen’s only alternative for satisfying its obligations to its warehouse lenders would be to sell the manufactured housing loans to purchasers. If purchasers were unwilling to pay at least the full amount advanced by Origen to borrowers plus all related fees and costs, sales of originated loans would result in a loss to Origen.
          During 2007, the credit markets that Origen depended upon for warehouse lending for originations and for securitization of its originated loans, as well as the whole loan market for acquisition of loans originated by Origen, deteriorated. This situation began with problems in the sub-prime loan market and subsequently has had the same effect on lenders and investors in asset classes other than sub-prime mortgages, such as Origen’s manufactured housing loans, regardless of their respective credit quality or performance.
          Despite actions by the Federal Reserve Bank to lower interest rates and increase liquidity, uncertainty among lenders and investors has continued to reduce liquidity, drive up the cost of lending and drive down the value of assets in these markets relied upon by Origen. The specific effects have been that banks and other lenders have reported large losses, have demanded that borrowers reduce the lender’s credit exposure to these assets which has resulted in “margin calls” or reductions in borrowing availability, and have caused massive sales of underlying assets that collateralize the loans resulting in large losses. The consequence of these sales has been further downward pressure on market values of the underlying assets, such as Origen’s manufactured housing loans, despite the continued high intrinsic quality of Origen’s loans in terms of borrower creditworthiness and low rates of delinquencies, defaults and repossessions.
          For Origen, the effect of these conditions has been as follows:
•	Our stock price has steadily declined to a point where it is well below its tangible net book value. As a consequence, we recorded a non-cash impairment charge, writing off our entire goodwill of $32.3 million in December 2007.

•	In February 2008, to satisfy our warehouse lender, we sold an asset-backed bond for $22.5 million, in order to fully pay off $19.6 million of obligations secured by this bond, and also secured by three other bonds that we continue to hold. Sale of this bond resulted in our having to record an asset impairment charge in 2007 of $9.2 million.

•	The absence of a profitable exit in the securitization market and reduced pricing in the whole loan market caused us to suspend originating loans for our own account in March 2008. We have continued to provide third-party loan origination services.

•	In March 2008, we decreased our work force by 16% to reduce costs that were associated with originating loans for our own account.

•	Because of the lack of a profitable exit in the securitization market, on March 14, 2008, we sold our portfolio of approximately $174.6 million in aggregate principal balance of unsecuritized loans with a carrying value of approximately $175.7 million for approximately $155.0 million.

•	We used the proceeds from the loan sale primarily to pay off the outstanding loan balance of approximately $146.4 million on our warehouse credit facility, which expired on March 14, 2008.

•	As part of the financial statements included with our Annual Report on Form 10K filed on March 17, 2008, with the Securities and Exchange Commission our independent registered public accountants expressed doubt about our ability to continue as a going concern for a reasonable period of time.

•	Management and the Board of Directors continued to assess the Company’s options, given continuing conditions in the credit markets and their specific effect on Origen’s business. In order to profitably continue our loan servicing business, we would need to greatly expand that line of business by acquiring other manufactured housing loan servicing rights in a limited market or by expanding to other types of loan servicing which could require capital during a time when capital is not available to Origen on acceptable terms. Therefore, the Board of Directors unanimously adopted the Plan, subject to stockholder approval, to implement the orderly disposition of our Servicing Platform and to maintain the management of our $1.021 billion face amount securitized loan portfolios and other remaining assets.

•	On April 8, 2008 we completed a $46.0 million secured financing transaction with the Davidson Trust. See “Certain Relationships and Related Party Transactions”. The proceeds from this financing and other funds were used to pay off the outstanding balance of approximately $46.7 million on our supplemental advance credit facility which would have expired on June 13, 2008. The facility was terminated on April 8, 2008.

•	In April 2008, we decreased our work force by another 10% to further reduce costs that were associated with originating loans for our own account.

•	On April 30, 2008, we entered into the APA with Green Tree for the sale of our Servicing Platform. We intend to use the proceeds from this sale to pay down a portion of our outstanding debt and for working capital.

Current Operations
          As noted above, in response to market conditions, we have suspended loan originations for our own account, sold substantially all of our unsecuritized loan portfolio, adopted the Plan, subject to stockholder approval, entered into an agreement to sell our Servicing Platform pursuant to such Plan, have sought buyers for our loan origination platform, and have taken steps to right-size our workforce. At the present time, we continue to conduct our loan servicing business, operate our third-party loan origination business, manage our securitized loan portfolios, and, in conjunction with our third party loan origination services, we continue to offer our insurance products.
          Our Loan Servicing Business. We currently service the manufactured housing loan contracts that we have originated or purchased as well as manufactured housing loan contracts owned by third parties. As of April 30, 2008, our loan servicing portfolio of 37,900 loans totaled approximately $1.6 billion in loan principal outstanding. Our annual servicing fees range from 50 to 150 basis points of the unpaid principal on manufactured housing loans serviced. The majority of loans we service are included in securitized loan pools.
          Servicing activities include processing payments received, recording and tracking all relevant information regarding the loan and the underlying collateral, collecting delinquent accounts, remitting funds to investors, repossessing houses upon loan default, and reselling repossessed houses. Our loan servicing activities are conducted at our national loan servicing center in Fort Worth, Texas.
          Because fees from servicing are based on the unpaid principal balances of the loans serviced, the fees we receive decline as the unpaid principal balances decline. We would need to greatly expand our loan servicing business by acquiring new manufactured housing loan servicing in a limited market or by expanding to other types of loan servicing which could require a large amount of capital during a time when capital is not available to us on acceptable terms. Therefore, pursuant to the Plan adopted by our Board of Directors, subject to stockholder approval, we entered into the APA to sell our Servicing Platform.
          Third Party Loan Origination Services. We currently provide comprehensive loan origination services for several companies. Under these arrangements, we commit to use our loan origination platform to originate manufactured housing loans for these third parties who fund and own the loans. In addition, we offer servicing in conjunction with our third party activities and have the right to receive a servicing fee with respect to many of these third party loans, which rights will be sold in the sale of the Servicing Platform.
          After consummation of the sale of our Servicing Platform, management has determined that it may not be profitable for Origen to operate third-party loan originations as a stand-alone business due to such factors as the related service delivery costs, management and maintenance of existing infrastructure, and the current size of our third-party origination business. For this reason, we intend to offer for sale our origination platform or, if a sale cannot be consummated on terms satisfactory to the Board of Directors, then the Board of Directors may determine to discontinue third-party origination activities.

          Insurance. As a complement to our origination and servicing business, we offer property and casualty insurance at the point of sale for manufactured housing loans we have originated or service. Additionally, we have historically forced placed property and casualty insurance for lapsed policies for the manufactured housing loans we service. In conjunction with the sale of our Servicing Platform we will no longer be in a position to generate revenues from forced placed insurance policies. Although we ceased originating new loans for our own account, we have continued to offer property and casualty insurance in connection with our third-party loan origination services. We may seek to sell all or part of our insurance business as part of the sale of other assets pursuant to the Plan, or we may elect to cease issuing new insurance policies while we continue to collect premiums on existing and renewal policies. However, in accordance with the APA, we agreed that after the closing, neither we, nor any of our affiliates, will solicit the placement or renewal of any forced–placed hazard insurance policies or other products or services related to the serviced accounts transferred to Green Tree, except that we may solicit the renewal of hazard insurance policies related to such accounts that were voluntarily purchased from us, or from providers for whom we have acted as an agent.
          Management of Residuals in Securitized Loan Portfolios. We have historically securitized a substantial portion of our owned manufactured housing loans. We utilized funds from these asset-backed securitizations to pay off short-term debt, replenish funds for future loan originations, limit credit risk, and lock in the spread between interest rates on borrowings and the interest rates on our manufactured housing loans. In each of our securitizations, a number of manufactured housing loans owned by us were transferred to a trust, which then sold interest bearing notes secured by the loans to investors and, issued an ownership certificate to us evidencing the residual ownership interest. The notes bear interest that is paid to the noteholders monthly. Cash flow received from payments of principal and interest on the underlying manufactured housing loans are used to pay interest and principal to the noteholders. Excess cash flow, if any, remaining after payment of interest and required principal to noteholders and payment of fees and costs, including servicing fees, trustee fees, administrative fees and other expenses, are distributed to us monthly as the holder of the residual trust certificate. The amount of excess cash flow, if any, available for distribution to Origen as the holder of the trust certificate is affected by many factors such as delinquency, defaults, prepayments and losses on the underlying manufactured housing loans, prepayments of such loans, redemption rights and fees and costs of the trust.
          Upon final maturity of the notes in any particular securitization portfolio there may be unencumbered remaining unpaid principal balances on the underlying collateral which will be owned by the Company after satisfaction of all trust expenses. When, prior to maturity, the unpaid principal balance of the underlying loans in each securitization trust reaches 20% of the initial unpaid principal balance of the loans at inception (the initial redemption date), one of three alternative actions is required: (i) the servicer may purchase all outstanding loans in the applicable securitized pool for the outstanding principal amount of such loans and redeem the notes; (ii) if the servicer does not elect to redeem the notes, then we may elect to do so; or (iii) if neither the servicer nor we redeem the notes at the initial redemption date, then the trustee of the applicable securitization trust is required to attempt to sell the underlying loan collateral at auction. If the trustee cannot sell the underlying loan collateral in the initial auction for a minimum price that is sufficient to satisfy all obligations of the trust (including all expenses and swap termination fees, if any) and principal and interest amounts owing to noteholders, then all residual interest cash flow that would have been distributed to the Company would be distributed instead to the noteholders as additional principal payments until such time as (i) the notes were paid in full or, (ii) the servicer or the Company purchased the loans on a subsequent redemption date, or (iii) a subsequent auction was successful.
          If on any such redemption date, the servicer chooses to exercise its redemption right, then we would be entitled to receive any excess cash after payments to the noteholder and after payment of trust expenses, including any swap termination fees. If we do not have sufficient funds available to exercise the redemption right or choose not redeem the loans, then the trustee is obligated to hold a public auction for the underlying loan collateral. The trustee must accept the highest offer at auction so long as the offer price can satisfy all of the obligations of the trust, including payment in full of the interest and principal of the notes, any swap termination payments, and any other trust expenses. The trustee will not be obligated to distribute any cash to the Company as the holder of the trust certificate evidencing the residual interests unless such cash is available after satisfying all of the trust obligations, including payment in full of notes issued by the trust.
          If an event of default under the agreements governing any particular securitization is declared and not cured within the applicable time period, then the trustee of such trust may sell the underlying loans. Events of default include, among other things, the inability of the trust to pay interest to any of the remaining class of notes or the involuntary or voluntary bankruptcy of the trust estate. Prices received in liquidation sales are typically much less than if a sale were to occur in a non-liquidation scenario, thus likely resulting in a lower amount, if any, available for distribution to us after payment to the noteholders and all trust expenses.
          We currently hold residual interests in seven asset-backed securitizations. Our portfolio of securitized loans in which we have residual interests as of April 30, 2008, had an unpaid principal balance amount of approximately $1.021 billion with approximately $852 million of principal balance of secured notes, resulting in a residual interest with a face value of approximately $169 million. Currently, the average monthly interest we receive from borrowers on the underlying loan collateral exceeds the average monthly interest we pay to noteholders. Both the residual value and the excess interest are subordinated to the noteholders and are subject to the timely payment of principal and interest on the underlying loan collateral and all expenses of the trust. The various redemption dates for the securitizations in our portfolios are partially a function of the actual prepayment rates of the underlying loan collateral and therefore are difficult to estimate. Final maturity dates of the securitizations differ and are also subject to the underlying loan collateral prepayments, but can be no later than the final scheduled maturity date of the longest individual loan term within each securitization. In our various securitized portfolios, those maturity dates range from February 1, 2034 to October 1, 2037. Please see “Pro Forma Cash Flow Projections” and the related assumptions for management’s estimate of cash flow through the life of our securitized loan portfolios. Please also see “Risk Factors — Risks Relating to Our Business Resulting from Ownership in Our Securitized Loan Portfolios.”

Terms of the Plan
          The following is a summary of, and further explanation of management’s intended action under the Plan. The complete text of the Plan is attached as Annex B to this proxy statement. We urge you to read the full text of the Plan.
          The first component of the Plan is the sale of our Servicing Platform to Green Tree upon the terms and subject to the conditions set forth in the APA summarized below. Green Tree will consider hiring, in its discretion, certain of our employees who work in the servicing business and will assume our obligations under the lease for our servicing facility in Fort Worth, Texas.
          The second component of the Plan is the continued management of the remaining financial assets, the vast majority of which is the approximately $1.021 billion in our securitized loan portfolios with approximately $852 million of principal balance of secured notes, resulting in a residual interest with a face value of approximately $169 million. We actively manage our residual interests in our securitized loan portfolios by analyzing cash flow, monitoring the performance of the servicer of the underlying loans (including delinquencies, defaults, losses and recoveries on the underlying loans), managing the optional redemption rights and the related financing associated with such rights, managing our hedge positions, and reviewing opportunities to preserve stockholder value.
          We also intend to continue to originate loans for third parties until we can sell or otherwise dispose of the loan origination platform. Our loan origination platform includes personnel, goodwill, existing third-party contracts, policies and procedures, automated systems, and our proprietary credit scoring software TNGTM. If a sale cannot be consummated upon acceptable terms, then the Board may determine to cease third-party origination operations.
          At some point in the future, our Board of Directors may determine that the best way to maximize the cash flow to stockholders is to sell our residual interests to a third party in one or more, or perhaps all, of the securitized loan portfolios or to sell the underlying whole loans as redemption dates occur. Given current market prices for similar assets, management believes that, at this time, efficient management of the residual interests in the securitized loan portfolio will result in greater overall distributions to stockholders than a sale of such residual interests under current market conditions.
Operations Post-Plan
          If the transactions contemplated pursuant to the Plan are consummated, we would continue to manage our securitized loan portfolios and our remaining assets.
          Assuming that the sale of our Servicing Platform pursuant to the APA is consummated, we intend to use approximately $15 million from the proceeds of such sale to pay off our $15 million loan maturing in September of 2008, and to pay down a minimum of $10 million of our $46 million credit facility, both of which are from a related party and are secured by all of our assets. Our assets will mainly consist of cash and our residual interests in our securitized loan portfolios. In addition, we will have asset-backed bond holdings approximating $19 million and unsecuritized whole loans with unpaid principal of approximately $4.3 million, and our third-party loan origination platform.

          If the Plan is approved, there will be a transition period during which our business will be reorganized to accommodate continuing significant business activities. Over time, we anticipate further right-sizing of our work force and eventually we expect that we will reduce the size of our Board of Directors and constitute a Board made up of persons with expertise in management of the securitized loan portfolios. If this action is taken, we may no longer have a majority of independent directors on our Board. It is anticipated that a small team of individuals would manage the daily operations of the Company, and the other directors would provide part-time executive services to the Company. Services that will be needed include, but are not limited to, ongoing review of the performance of the approximately $1.021 billion in underlying loans in our securitized loan portfolios, monitoring the performance of the servicer of these securitized loans, investor reporting, investment of excess cash, management of the optional redemption rights as well as the related financing associated with such rights, managing our hedge positions, monitoring and compliance with REIT tax rules, accounting and preparation of financial statements, determination and payment of stockholder distributions, preparation and filings of tax returns, stockholder communications, and review of opportunities to maximize value of the residual interests, including managing redemption dates and selling any or all of our of residual interests.
          As a result of significantly reduced operations, and to minimize operating expenses and maximize stockholder returns, it is likely that we would terminate our obligations to file reports with the SEC. If the Plan is implemented on the timetable estimated by management, we expect that our Annual Report on Form 10-K for the fiscal year 2008, due in March 2009, will be the last financial report we file with the SEC because we will have less than 300 stockholders and can voluntarily terminate our duty to file reports with the SEC. Thereafter, we would not file quarterly, annual or interim reports with the SEC. We also would not be subject to other requirements of reporting companies. The Company estimates that the cost of it being a publicly held reporting company is approximately $2 million per year. Although the Company would not be required to file reports with the SEC, the Company intends to make available to stockholders quarterly and annual audited financial statements and other material information regarding its operations through its website or other forms of communication.
          If we terminate our obligation to file reports with the SEC, our stock will be delisted and no longer will trade on the NASDAQ market, nor on any national stock market.
Use of Proceeds
          We intend to use the net proceeds from the sale of the Servicing Platform as follows:
•	to repay in its entirety our $15 million loan from the Davidson Trust;

•	to repay not less than $10 million of our $46 million loan from the Davidson Trust; and

•	the remainder for working capital purposes, which includes ongoing operation costs and the costs associated with severance, retention and change-in-control payments.
See “Certain Relationships and Related Party Transactions,” “Executive and Director Compensation — Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards — Employment Agreements” and “Executive and Director Compensation — Disclosure Regarding Termination and Change In Control Provisions.”

PRO FORMA CASH FLOW PROJECTIONS
The following financial projections and the assumptions upon which they are based have been prepared by management and have not been audited or otherwise reviewed for reasonableness or accuracy by any of Origen’s professional advisors. The financial projections present prospective financial information generally consistent with the assumptions set forth therein and below. The limited purpose of these projections is to provide a view of prospective financial information assuming that actual events and circumstances will be consistent with the assumptions. Because actual future events will not coincide with assumed conditions, such projections cannot be considered to be a presentation of actual future results. There will be differences between projected and actual results because events and circumstances do not occur as assumed and such differences may be material. In no event are these projections to be construed as a representation or warranty, express or implied that the projected results will be obtained. Each stockholder should make an independent judgment with respect to the reasonableness of the projections and assumptions.
          Below is management’s projection of the cash flow to the Company beginning in July, 2008, and continuing through 2037. The projections assume (a) stockholder approval of the Plan, (b) consummation of the sale of the Servicing Platform pursuant to the APA, and (c) that the residual interests in our securitized loan portfolios and the underlying loans are held until maturity. In addition, the projections assume that the Company is able to reduce and rationalize its operating expenses and other costs at reflected levels. Other significant assumptions used to calculate the projections are more fully described below.
Pro Forma Projected Annual Cash Receipts from Securitized Loans, Whole Loans, and Bond
Holdings and Paydown of Secured Credit Facility
$ in millions

	Cash	Cash
	Receipts	Receipts			Anticipated
	from	from	Cash Receipts		Cash		Avg Secured
During the	Securitized	Whole	from Bond	Total Cash	Operating	Net Cash	Credit Facility
Period	Loans (1)	Loans (2)	Holdings (3)	Receipts (4)	Expenses (5)	Receipts (6)	Balance (7)
2008 (July-Dec)	$9.2	$0.4	$0.9	$10.4	$10.5	-$0.1	$36.0
2009	24.1	0.4	2.1	26.6	16.1	10.5	30.5
2010	26.8	0.3	2.0	29.1	8.2	20.9	10.1
2011	28.4	0.2	2.0	30.6	3.7	26.9	—
2012	27.8	0.2	2.4	30.4	2.2	28.3	—
2013	24.5	0.1	2.2	26.8	1.9	24.9	—
2014	21.5	0.1	1.9	23.5	1.7	21.8	—
2015-2038	121.5	0.4	13.1	135.0	9.7	125.2	—

Total	$283.8	$2.1	$26.6	$312.5	$54.2	$258.3

Numbers are rounded.
          Explanation of Columns:
1.	Cash Receipts from Securitized Loans represents the anticipated residual payments of the securitized loan portfolios. These are the net cash receipts distributed to the Company after payment of interest and principal to the noteholders, servicing fees, trustee fees, and other administrative fees associated with the securitized trusts.

2.	Cash Receipts from Whole Loans represents the cash collected by the servicer, net of servicing fees, and distributed to the Company. This cash includes principal and interest payments as well as net proceeds from the sale of repossessed houses.

3.	Cash Receipts from Bond Holdings represents cash distributions made to the Company as a noteholder (investor) in each of the asset-backed bonds we hold.

4.	Total Cash Receipts represents the Cash Receipts from our Securitized Loans, Whole Loans, and Bond Holdings.

5.	Anticipated Cash Operating Expenses represents estimated interest expense on our secured credit facility and the cash costs to manage the ongoing operations and assets of the Company through maturity of its loan and bond portfolios, including retention, severance, and change-in-control payments. The operating expenses exclude non-cash related expenses, including depreciation and amortization and stock compensation. Cost of operations may differ significantly from our projections based on a variety of economic factors beyond our control, including labor markets, credit markets, and the rate of inflation.

6.	Net Cash Receipts represents the difference between Total Cash Receipts and the Anticipated Cash Operating Expenses. Estimated cash on hand as of July 1, 2008, is excluded from this table. Pursuant to the APA, we are required to maintain a certain level of cash on hand for a period of four years post-closing of the sale of the Servicing Platform.

7.	Average Secured Credit Facility Balance represents the average unpaid principal balance of our secured credit facility that matures on April 8, 2011, after payment in full of our $15 million secured credit facility and partial payment of our $46 million secured credit facility on the closing date of the sale of the Servicing Platform. The projections assume that we reduce the remaining principal balance of the $46 million secured credit facility as quickly as possible given the minimum liquidity covenants pursuant to the APA, Anticipated Cash Operating Expenses, cash flow prospects from our remaining assets, and the maturity date of the facility.
          The following key assumptions were used to generate the Projected Cash Flow table above, and cash receipts reflected in the table are dependent upon the following key assumptions:
•	The annualized prepayment, loss, and recovery rate assumptions used in the projections are outlined in the table below. These are based on a combination of historical performance and anticipated performance based on the Company’s credit scoring modeling. Actual results will differ and may be negatively affected by general economic conditions, a reduction in servicing effectiveness from historical levels as a result of the sale of our Servicing Platform, interest rates, ongoing depressed housing markets, job growth, income growth, unemployment rates and other factors. Actual default rates and loss rates may exceed expectations. Actual recovery rates on repossessed houses may be lower than expectations and actual prepayment speeds may be different than expectations. Changes to one or more of the underlying assumptions would materially change the cash flow associated with the projections.

	For the Period Ranging July 2008-2014			2015 Thereafter
	Minimum	Average	Maximum	Minimum	Average	Maximum

Annual Total Prepayment Rates[1]
Origen Securitizations	10.4%	10.7%	11.0%	8.7%	9.5%	10.3%
Origen Whole Loans	18.2%	20.5%	20.8%	20.4%	20.8%	22.5%
Origen Bond Holdings	8.0%	8.2%	8.5%	7.5%	7.9%	8.9%

Annual Loss Rate[2]
Origen Securitizations	1.0%	1.2%	1.3%	0.2%	0.7%	1.0%
Origen Whole Loans	14.8%	16.4%	16.7%	16.7%	16.9%	18.2%
Origen Bond Holdings	2.2%	2.2%	2.3%	0.9%	2.2%	2.7%

Net Recovery Rate[3]
Origen Securitizations	40%	42%	45%	40%	41%	44%
Origen Whole Loans	20%	20%	20%	20%	20%	20%
Origen Bond Holdings	28%	30%	32%	26%	31%	45%

[1]	The Annual Total Prepayment Rate represents the annual percentage of principal payments received in excess of the scheduled principal payments. Prepayments occur primarily when borrowers refinance their existing loans, sell their houses and pay off their existing loans, make higher monthly payments than required, or default on their loans and force the lender to sell the houses to repay the defaulted loans. A number of factors influence prepayment rates, including but not limited to the relative ease and availability of refinancing products for existing borrowers, current levels of interest rates for refinanced loans relative to what borrowers currently pay on their housing loans, demand for resales of used manufactured houses, and the default rate on loans.

[2]	The Annual Loss Rate is the annual percentage of the outstanding principal balance of loans where a loss has been realized. Losses are realized when the lender has repossessed houses subsequent to borrower defaults and sells them for less than the amount of the outstanding loan balances on the date of the sales. Defaults occur when borrowers have ceased making payments on loans and do not have the willingness or do not have the ability to make any future payments and the lender has repossessed the house. Additionally, losses are incurred when a bankruptcy court reduces the amount borrowers owe the lender through a court order (as opposed to a cash payment) in bankruptcy proceedings. Finally, in conjunction with loan workouts and loss mitigation efforts, loan servicers have the ability to accept as payment in full from borrowers amounts that are less than the outstanding loan balances. Fees and costs associated with managing and selling repossessed property, including repairs and maintenance, insurance, taxes, and sales commissions, add to the amount of realized loss on defaulted loans.

[3]	The Net Recovery Rate is the percent of the loan amount that is recovered when the manufactured house that is collateral for the loan is sold. Specifically, we calculate recovery rates by subtracting from the sales price of the repossessed house all repossession and reselling fees and costs and then dividing that result by the unpaid principal balance on the date the repossessed house is sold. Recovery rates are influenced by many factors, including but not limited to the value of the existing house, the original down payment on the house, the amount of principal payments received prior to the repossession of the house, the condition, age, and location of the house, the size of the original loan, and the amount of repossession and resale related costs.
•	These projections assume that any gain on sales of assets pursuant to the Plan are offset by the losses on previous sales of assets so that the net tax effect is zero.

•	Interest payable to the noteholders of the auction rate securities classes in two of our securitized loan portfolios (Origen 2006-A and Origen 2007-A) is set monthly based on LIBOR plus or minus a spread. The changes in LIBOR are hedged, so the changes to the spread to LIBOR impact the actual interest coverage demanded from loans in the securitized pools. The projections assume a spread of 1.5% over LIBOR, which is currently the maximum spread payable to noteholders. However, the bonds are insured by Ambac Assurance Corporation, and if Ambac’s rating gets downgraded, then the rating agencies would likely downgrade the auction rate securities which may cause the maximum spread payable to noteholders to increase to 2.5% or 3.5% over LIBOR, respectively. The impact of downgrades would likely lead to interest payable to the auction rate noteholders that is up to two percentage points higher than projected and would substantially decrease or eliminate altogether any residual cash flow to the Company for the Origen 2006-A and Origen 2007-A securitization pools.

•	When the unpaid principal balance of the underlying loans in each securitization trust reaches 20% of the initial unpaid principal balance of the loans at inception (the initial redemption date), one of three alternative actions is required: (i) the servicer may purchase all outstanding loans in the applicable securitized pool for the outstanding principal amount of such loans and redeem the notes; (ii) if the servicer does not elect to purchase the notes, then we may elect to do so; or (iii) if neither the servicer nor we purchase the loans, resulting in a redemption of the notes, at the initial redemption date, then the trustee of the applicable securitization trust is required to attempt to sell the underlying loan collateral at auction. If the trustee cannot sell the underlying loans in the initial auction for a minimum price that is sufficient to satisfy all obligations of the trust (including all expenses and swap termination fees, if any) and principal and interest amounts owing to noteholders, then all residual interest cash flow that would have been distributed to the Company would be distributed instead to the noteholders as additional principal payments until such time as (i) the notes are paid in full or, (ii) the servicer or the Company purchases the loans on a subsequent redemption date, or (iii) a subsequent auction is successful. If the trustee sold the loans at auction it would be likely that such sale would generate substantially less cash to us as the residual interest holder than if the servicer purchased the loans on any redemption date.

•	The projections assume that the Company exercises its redemption right to purchase the collateral from the trust using proceeds from a loan equal to the then current outstanding amounts payable to the noteholders. Depending on the individual trust, the underlying loan to value ratio on the new loans (assuming the underlying loan collateral is valued at par) are projected to be between 68.5% and 86%. For purposes of these projections, we have assumed that the Company is able to secure a loan in each such case with an interest rate of 8%, requiring a monthly payment to the lender of all cash receipts associated with the underlying collateral. This has the effect of temporarily eliminating cash distributions to the Company by using all the cash receipts from borrower payments on the loans to reduce the outstanding principal balance of the new loan used to redeem the collateral from the trust until such loan is paid in full. This assumption is also similar to what would occur if the trustee was unable to sell the loans at auction and the trust accelerated principal payments to noteholders using all excess cash flows. The first anticipated redemption date occurs in 2015. At that time or at the time of future actual or anticipated redemption dates, the Company may not be able to borrow the amount necessary to exercise its redemption right, or may not be able to obtain financing at an 8% interest rate, which would decrease the projected cash flows accordingly, and if the Company is not able to secure the funding at that time, then all of its remaining equity in the securitization structure may be eliminated upon a mandatory public auction by the securitization trustee.

•	The projections assume that all hedge transactions related to floating rate notes at the respective redemption dates require no cash payment to the swap counterparty. There are risks that significant cash payments to the swap counterparty will be required to terminate the hedge transactions on the redemption dates. The required termination payment at the redemption date may be in excess of cash available to the Company, and the Company would not be in a position to exercise its redemption right. As a result, the Company could lose its remaining equity in the underlying loan collateral. The Company may also be obligated to make a payment to the swap counterparty if the fixed payment payable by the Company to the swap counterparty exceeds the variable payment payable by the swap counterparty to the Company, due to changes in actual interest rates and amortized note payable amounts from estimated amounts used to establish the original hedge.

Consideration of the Plan by Origen’s Board of Directors
     Beginning in January of 2006, and continuing throughout the year, our management engaged in discussions with numerous entities regarding strategic initiatives and possible sources of capital.
     At a meeting of the Board on August 7, 2006, Origen engaged CitiGroup Global Markets, Inc. (“Citi”) to provide investment banking services.
     During the Board meeting of October 25, 2006, the Board was informed by Citi that numerous parties had expressed interest in acquiring or entering into a strategic transaction with the Company.
     Periodic updates on discussions with interested parties were provided to the Board, including reports by management and Citi during the Board meetings of November 2, 2006 and December 15, 2006. At the December meeting, Citi reported that three preliminary, non-binding indications of interest had been received to purchase the Company. Following a discussion of the bids, the Board determined to continue to move forward with the bid process with continued input from Citi.
     At the January 5, 2007, meeting of the Board, management advised that three additional parties had each expressed a preliminary, non-binding indication of interest to purchase the Company. The Board discussed the preliminary bid ranges and acknowledged that such bids were below the range of values estimated by both Citi and management. Considerable discussion ensued regarding the best way to preserve stockholder value and whether the bid process should go forward. The consensus of the Board was to continue the process and allow bidders to begin their due diligence process.
     On January 24, 2007, the Company entered into a confidentiality agreement with Green Tree as one of the potential bidders.
     During a meeting on February 9, 2007, it was reported to the Board that only one formal bid had been received. The bid was discussed extensively by the Board in the context of whether such bid would achieve the intended goal of preserving stockholder value. The Board discussed alternatives that might make the Company more attractive to purchasers at a later time, and it was noted that, assuming the 2007 profit target was met, the Company might be in a stronger position for future discussions with strategic partners or purchasers. The Board concluded that continuing the sale process at that time would not meet the goal of preserving stockholder value. Consequently, the Board also concluded that active efforts to identify a strategic partner or purchaser should be put on hold.
     At the May 3, 2007, meeting of the Board, the results of operations for the first quarter of 2007 were presented by management. Net income was up 40% over the prior year, loan origination volume was up 26%, non-performing loans as a percent of average outstanding loan balances were down, and the Company’s financing facility with Citigroup Global Markets Realty Corp. (the “Lender”) had been renewed for another year with lower financing costs and increased capacity. Management also provided details of the Company’s latest asset-backed securitization, Origen 2007-A, reporting improved execution parameters versus the previous transaction, most notably a reduction in the required over-collateralization level to 8%.
     At the May 22, 2007, meeting of the Board, updated cash and liquidity projections were provided to the Board by management. In light of a continued increase in loan origination volume, it was the consensus of the Board and management that the Lender should be approached regarding an additional increase in borrowing capacity, and that simultaneously more permanent or longer term sources of liquidity should be examined.
     At the June 26, 2007, meeting of the Board, recent developments in the sub-prime market were discussed, and it was becoming obvious that this situation was having an impact on the Company’s discussions with the Lender regarding an expansion of the credit facility. Management informed the Board that it was also working with Citi in order to seek additional sources of capital.
     At the July 31, 2007, meeting of the Board, management and the Board discussed the further deterioration in the credit markets that had begun with the sub-prime market but had subsequently had the same effect on other markets. Management reported that discussions with the Lender regarding an increased capacity of the borrowing facility were at a standstill. The Board was apprised by management of several discussions in progress with potential sources of term financing or convertible debt.
     At the August 27, 2007, meeting of the Board, management provided an update on credit market conditions and the likely impact on the Company. Since the prior Board meeting, margin calls of $6.4 million had been received from the Lender and met by the Company on repurchase agreements financing certain of the Company’s investments in asset-backed bonds. The Board was informed that the Company had little remaining capacity to meet additional margin calls and that the Lender had informed the Company that the credit facilities would not be increased due to market conditions and uncertainty in the asset-backed securities market. Management told the Board that the Lender had expressed a strong desire that the Company improve its liquidity position as soon as possible. The Board formally re-engaged Citi to explore strategic alternatives and expanded the scope of the engagement to include an offering of convertible debt in the range of $25 million to $50 million. The Board instructed management to continue discussions currently in progress with potential sources of near-term liquidity.
     During the Board meeting of September 10, 2007, management provided the Board a summary of terms on a proposed financing by the Davidson Trust for $15 million for a one-year term. Following a thorough discussion of the proposal, the Board approved the $15 million financing and determined to continue efforts to obtain additional, longer term financing.
     At the October 22, 2007, Board meeting, the Board was provided details of the Origen 2007-B asset-backed securitization that was closed on October 16, 2007. Management reported that while the transaction was profitable to the Company, the execution was very difficult in the current market in which virtually no asset-backed securitization deals were being completed. During this meeting, considerable discussion ensued concerning alternatives to the existing financing facilities with the Lender, given the Lender’s recently announced earnings and liquidity problems as a result of exposure to the subprime market. The Board was updated on discussions in progress between management, Citi and potential sources of capital and liquidity.
     During the Board meeting of November 12, 2007, management provided an update of the continuing deterioration of credit market conditions and informed the Board that it had tightened borrower credit qualifications resulting in decreased loan originations in response to the credit market conditions. Management posited three options for the Company which were (1) continue the current business approach, with a very uncertain exit strategy for permanent financing of loans originated for the Company’s account, uncertain availability of warehouse financing and residual interest funding, and assuredly increased pricing of such financing, if available; (2) restart the difficult process of identifying a buyer for the Company, given current market conditions; and (3) close down loan origination activities and run off the existing loan portfolio. Representatives of both Citi and the Lender joined the Board meeting via teleconference. Citi provided commentary on discussions with potential interested parties regarding the purchase of the Company or provision of some form of financing. The Lender provided commentary on the asset-backed securities market and the prospects for renewal of the existing facilities with the Company. The indication from the Lender was that renewal was likely, but at a significantly higher cost. Following these discussions, the Board concluded the best course of action was to continue efforts through Citi to find a buyer for the Company or a source of increased capital and liquidity.
     At the Board meeting of December 14, 2007, the Board discussed the most critical issues facing the Company over the next 60 days. These issues were identified as a renewal of credit facilities with the Lender before they expired in March 2008, the execution of the next asset-backed securitization, and continued efforts to find a buyer for the Company or a provider of capital and liquidity.
     Representatives of the Lender joined the Board meeting of January 15, 2008, to discuss the prospects for the securitization of the Company’s loans currently held on the Lender’s warehouse facility, as well as prospects for renewal of the facility, including the supplemental advance portion of the facility. No definitive answers were provided by the Lender. Representatives of Citi also participated in the meeting and updated the Board regarding the interest of prospective purchasers and the beginning of due diligence.
     During the Board meeting of January 31, 2008, the Board was provided an update on market conditions and developments including rate reductions by the Federal Reserve Bank, developments regarding bond insurers (in particular, Ambac Assurance Corporation), the continuing efforts of banks to shrink balance sheets (in particular, the Lender), and the current status of the securitization market. The Board was also briefed regarding three entities currently performing due diligence. The Board was made aware

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of discussions with the Lender whereby the Lender stated concerns regarding the value of the Company’s collateral supporting the warehouse facility and the repurchase agreements, and indicated that a liquidation of certain of the Company’s collateral could be required to reduce the Lender’s exposure. In relation to these concerns, the Lender requested management to prepare an estimate of cash requirements in a run-off scenario. This forecast was shared with the Board during the meeting.
     At a meeting of the Board on February 5, 2008, the Board was provided an update on meetings and discussions with various parties concerning the sale of the Company, the refinancing of the Lender facilities, or the sale of certain of the Company’s assets.
     On February 14, 2008, the Board met to discuss the challenges facing the Company. Management informed the Board that the Company was forced to liquidate certain of the Company’s asset-backed bonds in order to satisfy the outstanding balance of repurchase agreements held by the Lender, for which the bonds served as collateral. The sale of the bonds generated funds in excess of the amount necessary to pay off the repurchase agreements, and the Lender applied such excess proceeds against the warehouse facility. A loss of $9.2 million was incurred by the Company on the sale of the bonds. Efforts by management to find potential providers of credit to replace the Lender credit facilities clearly indicated that any new credit facility would be extremely expensive and have a significantly reduced advance rate which would require the Company to fund a larger portion of its loans with its own funds, therefore requiring significant capital. Representatives of the Lender indicated to management that the Lender was willing to continue funding under the existing facilities until the scheduled maturity date of March 14, 2008, as long as the Company was moving towards a sale of the Company, the sale of certain assets of the Company, or a refinancing with another party. The Lender also indicated a willingness to continue funding under the existing facilities beyond the maturity date, under certain conditions, if a sale of the Company was imminent. Citi advised the Board that bids were expected in a matter of days for the purchase of the Company’s loan servicing rights and its un-securitzed loans. Also, Citi disclosed that an indicative bid for a whole Company purchase had been received. Following a lengthy discussion of the Company’s situation and alternatives, the Board instructed management to proceed to explore all options.
     At a March 4, 2008, meeting of the Board, the Board was advised of the status of the various alternatives being explored by management, as follows: (1) bids were imminent for the purchase of the Company’s servicing rights; (2) bids were imminent for a purchase of the Company’s unsecuritized loans; (3) the whole Company bidder was in the final stages of due diligence; (4) a refinance proposal had been submitted to the Company that could take out all of the Lender’s existing credit facilities, with the possibility of a follow-up bid for the purchase of the whole Company; (5) discussions were ongoing with other potential interested buyers of the Company; and (6) discussions were in process with representatives of a related party regarding interest in the Company at several different levels. The Board discussed these developments at length. Management was requested to make a formal request to the Lender as to terms of a renewal or continuance of the existing credit facilities in conjunction with the alternatives under consideration by the Company.
     The Board convened another meeting on March 5, 2008, to receive updates on the status of bid activity. Citi informed the Board that the bidder for the whole Company had decided not to submit a final bid. A bid was received from Green Tree for the purchase of servicing rights. The initial review of this bid by management indicated that it tracked very closely to internal valuations of the value of the Company’s servicing rights. An additional bid was still expected, also for the purchase of servicing rights, as well as for unsecuritized loans. Discussions were ongoing with several other parties. The Board was informed that no response had yet been received from the Lender regarding terms for a renewal or extension of the existing credit facilities. In order to better enable the Board to assess the alternatives available to the Company, management presented a comprehensive run-off scenario in which the Company would sell various assets and continue to manage its residual interests in the securitized loan portfolios in order to preserve stockholder value as contemplated by the Plan. The Board instructed management to proceed with the preparation of a formal letter of intent to sell the Company’s servicing rights to Green Tree, with the understanding that such sale would require approval by the Company’s stockholders, as well as to continue discussions with all interested parties. The Board also instructed management to continue to negotiate a definitive agreement with an alternate credit facility provider.
     The next meeting of the Board took place on March 7, 2008. The Board was updated on the letter of intent to sell the Company’s servicing rights and that discussions with representatives of a related party that had provided previous funding were continuing. Since the prior meeting, new bids had been received for both the unsecuritized loans and the servicing rights. The Board examined the various bids and alternatives and determined that, with respect to the servicing rights, the Green Tree bid would provide the most value to the stockholders due to the higher purchase price and other factors, including the quality of Green Tree’s servicing capabilities which could affect the value of the Company’s retained interest in its securitized loan portfolios. Citi expressed a belief based on discussions with the Lender in light of the bids received that the Lender would be willing to continue to fund the warehouse facility through consummation of a transaction. Negotiations were also continuing with the alternative credit facility provider. Management advised the Board that, due to continued deterioration in the capital markets, the lack of a profitable exit in the securitization market, and continued pressure from the Lender, management believed that it was in the best interests of the Company to sell the unsecuritized loans. Following a thorough discussion, the Board approved the sale of the unsecuritized loans to the highest bidder.
     The Board met again on March 9, 2008, and was informed that management was attempting to incent the loan buyer to close the purchase by the March 14, 2008, maturity date of the Lender’s warehouse facility. The sale would provide sufficient funds to pay off the warehouse facility, excluding the amount relating to the supplemental advance facility. Work was progressing on the letter of intent with Green Tree regarding the sale of servicing rights. No official word had been received from the Lender regarding a willingness to extend the credit facilities beyond the maturity date. The term sheet from the alternative credit provider was set to expire at 9:00 p.m. the current day. A condition of the continuation of the proposal was the payment of a $500,000 expense deposit. In the absence of any certainty regarding the Lender’s actions on the March 14, 2008, maturity date, the Board authorized payment of the expense deposit and execution of the alternative credit provider’s term sheet.
     The Board next met on March 10, 2008, and was informed that earlier that day the Lender had agreed to extend the warehouse facility to accommodate the close of the unsecuritized loan sale and that the supplemental advance portion of the facility would be extended for three months subject to certain terms and conditions. Based on this development, the Board formally rejected the financing proposal from the alternative credit provider and requested a return of any unused portion of the expense deposit.
     On March 12, 2008, the Board met again, and was advised by management that the sale of the unsecuritized loans was scheduled to close by March 14, 2008, the term sheet for the sale of the servicing rights to Green Tree was ready to execute, and conversations were continuing with several parties regarding a sale of the Company. The Board authorized management to execute the Green Tree term sheet on terms and conditions substantially similar to those presented.
     The next meeting of the Board occurred on March 19, 2008. The Board was informed that the unsecuritized loan sale closed as scheduled and the warehouse facility was paid off, excluding the supplemental advance facility. The Board was also informed that the letter of intent had been executed for the sale of the servicing rights to Green Tree.
     At the April 3, 2008 meeting of the Board, the Board was advised that work was progressing on definitive agreements for the sale of the servicing rights to Green Tree. The Board approved the retention of Stout Risius Ross, Inc. (“SRR”) to provide a fairness opinion to the Board regarding the Green Tree sale. Management reported active discussions with several parties interested in the purchase of the Company’s third party loan origination platform. A financing proposal from the Davidson Trust was presented to the Board for consideration. The proposal was sufficient to pay off all remaining debt to the Lender. The terms of the proposal were more favorable to the Company than the proposal from the alternative credit provider recently rejected by the Board as well as other indicative offers to refinance the facility. Following a thorough discussion of the proposal and comparisons to other pricing indications, the Board approved the proposal.
     During the following several weeks, management and representatives of Green Tree continued to negotiate the terms of the sale of the Servicing Platform.
     The Board met on April 22, 2008 and discussed various deal points of the Green Tree transaction. Representatives of SRR joined the meeting via teleconference and provided an executive summary of its opinion which was reviewed by the Board. Management informed the Board of the receipt of an indicative bid to purchase the Company’s third-party loan origination platform. Following a discussion of the bid, management was instructed to continue negotiations and attempt to reach agreement for a sale of the origination platform and to proceed to finalize the definitive agreements for the sale of servicing rights to Green Tree. A resolution was approved by the Board to adopt the Plan, including the sale of the servicing rights to Green Tree substantially upon the terms of the APA, and to submit the Plan to the stockholders for approval at the Company’s 2008 annual meeting of stockholders, and to recommend that the stockholders vote for the Plan.
     On April 30, 2008, the Board met to approve and ratify the sale of the Servicing Platform to Green Tree, upon the terms and conditions of the APA, and to receive a bring-down of the fairness opinion from SRR whereby SRR confirmed that the consideration to be paid in the transaction was fair from a financial point of view. The Board authorized management to execute the APA and the other agreements contemplated by the APA and to consummate the sale of the Servicing Platform to Green Tree, subject to the requisite stockholder approval.
          Review of Prospects if Plan were not completed
          As part of the process described above relating to the Board’s approval of the Plan, the Board considered the Company’s alternatives. In particular, the Board considered the following factors:
•	the continuing credit market crisis;

•	our falling stock price;

•	the unavailability of financing upon reasonable terms;

•	the lack of profitable exit into the securitization market;

•	the suspension of originating loans for our own account;

•	the sale of our whole loan portfolio in order to meet our existing debt obligations;

•	the need to meet further debt obligations;

•	the projected reduced profitability of continuing operations under our current Servicing Platform and our origination platform, which was being used to provide third-party services only; and

•	the quality of the strategic alternatives presented to the Board from various bidders.
In light of these factors, the Board determined that it was advisable and in the best interest of Origen to adopt the Plan. Please note that individual directors may have considered various of these or other factors, and each may have given varying degrees of weight to the particular factors.
Financial Advisory Fee
          Pursuant to the engagement letter with Citi, we are required to pay a fee of 1.5% of the sales price upon consummation of a sale of the Company, or, if a transaction other than a sale of the Company is consummated, then we agree to negotiate in good faith with Citi to arrive at a fee. We are currently in discussions with Citi in order to determine the fee that will be paid to Citi upon consummation of the sale of the Servicing Platform.
Fairness Opinion
          On March 29, 2008, we retained Stout Risius Ross, Inc. (“SRR”) to render to our Board of Directors an opinion as to the fairness, from a financial point of view, of the Purchase Price (as such term is defined in the APA) to be received by the Company in connection with the sale of our Servicing Platform.

          On April 22, 2008, SRR rendered an oral opinion to our Board of Directors (which was subsequently confirmed in writing by delivery of SRR’s written opinions dated April 22, 2008 and April 30, 2008), to the effect that, as of such dates and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SRR, that the consideration to be received by the Company in connection with the sale of our Servicing Platform is fair, from a financial point of view. A copy of SRR’s written opinion is attached to this proxy statement as Annex E.
          SRR’s opinion was directed to our Board of Directors and only addressed the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the sale of our Servicing Platform and does not address any other aspect or implication of the transaction. The summary of SRR’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SRR in preparing its opinion. SRR’s opinion was provided for the information of the Board of Directors in connection with their evaluation of the transaction contemplated by the APA, and does not address our underlying business decision to proceed with or effect the sale of the Servicing Platform, or the relative merits of the sale of the Servicing Platform compared to any alternative business strategy or transaction and does not constitute a recommendation to any stockholder as to how to vote.
          While SRR rendered its opinion and provided certain analyses to the Company’s Board of Directors, SRR was not requested to, and did not, make any recommendation to the Board of Directors as to the specific form or amount of the consideration to be received by the Company in the proposed sale of the Servicing Platform, which was determined through negotiations between the Company and Green Tree.
     In arriving at its opinion, SRR, among other things:
•	reviewed all relevant servicing agreements, including the securitized loan servicing agreements and the agreements to service loans for third parties;

•	held discussions with Origen’s management concerning its business, industry, history and prospects;

•	reviewed Origen’s audited financial statements for the fiscal years ended December 31, 2006 and 2007, as presented in its Annual Report on Form 10-K for the year ended December 31, 2007;

•	reviewed Origen’s consolidating income statement and balance sheet for the year ended December 31, 2007 and the three month period ending March 31, 2008;

•	reviewed Origen’s internal financial model, dated March 31, 2008, detailing the annual cash flow for servicing rights for each pool of loans;

•	reviewed various drafts of the APA, including the draft dated April 28, 2008;

•	reviewed a document titled, Cost per Loan Report, dated December 2007;

•	reviewed an internally prepared document titled, Securitization Pool Forecast Summary, dated January 31, 2008;

•	reviewed the historic and projected Constant Default Rate (CDR) Curve, Voluntary Constant Prepayment Rate (CPR) and Recovery Rates for the Company’s securitizations, dated February 29, 2008;

•	reviewed a certificate addressed to SRR from senior management of the Company which contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided by or on behalf of the Company; and

•	an analysis of other facts and data resulting in SRR’s conclusions.
     Material Assumptions Made and Limitations and Qualifications on the Review. In rendering its opinion, SRR assumed and relied upon, without independent verification, accuracy and completeness of all financial and other information that was publicly available, furnished by Origen, or otherwise reviewed by or discussed with SRR without independent verification of such information and assumed and relied upon the representations and warranties of the parties contained in the draft APA, dated April 28, 2008. SRR also assumed, without independent verification, that the financial forecasts and projections regarding the Servicing Platform provided to them had been reasonably prepared and reflect the best currently available estimate of the future financial results of the Servicing Platform, and SRR has relied upon such projections in arriving at its opinion. SRR was not engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based and express no view as to the forecasts, projections, or assumptions. SRR assumed that the transaction will be consummated on the terms described in the APA, without any waiver of any material terms or conditions by Origen or Green Tree.
          SRR’s opinion is premised on the assumption that the assets, liabilities, financial condition and prospects of Origen as of the date of the letter provided by management have not changed materially since the most recent financial information made available to them.
          Furthermore, in connection with its opinion, SRR was not requested to, and did not conduct a physical inspection or individual appraisal of Origen’s facilities. SRR’s opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated at the date of their letter. It should be noted that although subsequent developments may affect its opinion, SRR does not have any obligation to update, revise, or reaffirm its opinion. SRR reserves the right, however, to withdraw, revise, or modify its opinion based upon additional information which may be provided to or obtained after the issuance of the opinion and which suggests, in its judgment, a material change in the assumptions upon which its opinion is based.

          SRR was not requested to opine as to, and their opinion does not in any manner address: (i) Origen’s underlying business decision to proceed with or effect the transaction, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the transaction, except as specifically set forth therein, (iii) the fairness of any portion or aspect of the transaction to the holders of any class of securities, creditors or other constituencies of Origen, or (iv) the solvency, creditworthiness or fair value of Origen or any other participant in the transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, SRR was not requested to consider, and their opinion does not address, the merits of the transaction relative to any alternative business strategies that may have existed for Origen or the effect of any other transactions in which we might have engaged, nor did they offer any opinion as to the terms of the APA. Moreover, SRR was not engaged to recommend, and did not recommend, a transaction price, and did not participate in the transaction negotiations. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. SRR has also assumed, with our consent, that the final executed form of the APA will not differ materially from the draft APA, dated April 28, 2008, that they have examined, that the conditions to the transaction as set forth in the APA will be satisfied or waived, and that the transaction will be consummated on a timely basis in the manner substantially contemplated by the APA.
          In preparing its opinion to the Board of Directors, SRR performed a variety of analyses, including those described below. Neither the Board of Directors nor the Company placed any limitation on the scope of SRR’s investigation or the procedures followed by SRR in rendering its opinion. The summary of SRR’s analyses is not a comprehensive description of all analyses and factors underlying SRR’s opinion.
          Review of Solicitation Process and Other Key Considerations. SRR reviewed with the Company its understanding of certain factors impacting the Company that led to the solicitation process undertaken by Citi to assist the Company in exploring third party interest in a transaction involving the Company. SRR highlighted that:
•	The credit markets deteriorated during 2007 and have continued to deteriorate in early 2008, and have adversely impacted the Company’s business and financial condition.

•	Problems in the sub-prime market have impacted lenders and investors in other asset classes such as manufactured housing loans.

•	The Company’s stock price has declined to approximately $2.20 per share compared to a high of over $7.00 per share in April 2007.

•	Given the current debt market environment and the difficulty of securing favorable financing in the securitization market, the Company determined it was not profitable to continue originating loans.

•	On March 14, 2008 the Company’s warehouse credit facility with Citigroup Global Markets Realty Corp. matured and was not renewed. On the same day, the Company sold approximately $174.6 million in aggregate principal balance of unsecuritized loans for approximately $155.0 million (or approximately 90% of par) to pay off the outstanding loan balance of approximately $146 million on the warehouse credit facility.

•	The Company’s auditors expressed substantial doubt regarding Origen’s ability to continue as a going concern.

•	The Company renewed its agreement with Citi originally entered into in early 2006 to explore strategic alternatives in early 2008.

•	Interest to purchase the entire Company has not resulted in an acceptable offer for the Company to date.

•	Several parties expressed interest in purchasing certain assets, including the Servicing Platform.

•	Management believes that Green Tree’s offer provides the best alternative for the Company.
          Review of Financial Analysis. In delivering its opinion to the Company’s Board of Directors, SRR prepared and delivered to the Company’s Board of Directors written materials containing various analyses and other information material to the opinion. In determining its opinion, SRR analyzed the Company’s servicing rights, servicing advances, the lease obligation and other operating costs of its Servicing Platform.
          The following is a summary of the analyses contained in the materials:
          Servicing Rights. SRR reviewed management’s calculations of the annual projected cash flow generated for the servicing rights in place as of the expected date of the transaction. Servicing revenue is contractual and based on a percentage of the unpaid loan principal balance (“UPB”), which ranges between 50 and 150 basis points, plus ancillary income. In addition, the UPB was estimated based on the default rates and prepayment rates determined by the Company’s proprietary model.
          The key drivers/assumptions underlying the servicing cash flows include the default rate and prepayment rate. The Company developed a proprietary credit scoring model based on ten years of historical data and validated the model through internal back testing and through an independent, external party. The Company uses the assumptions generated by the model as well as historic performance to forecast cash flows from servicing loans.
          In general, the lower the assumptions regarding the default rate and prepayment rate, the higher the value of the servicing cash flows. Per management, current prepayment rates are at a low level and would not be expected to decline further. Additionally, SRR observed the following:
•	SRR reviewed data presented by management illustrating the consistency between historical and predicted default rates, prepayment rates and recovery rates.

•	Current delinquency rates for sub-prime mortgages increased during 2007. Furthermore, California represented a significant percentage of total foreclosures in the country. Given the Company’s concentration of loans in California, the risk that the Company’s default rate would increase rather than decrease is greater.

•	A lower default rate would improve cash flows to the Company. However, management indicated the variance is not significantly different than the predicted/forecasted rates and would not materially change the projected cash flows.
          SRR focused on management’s estimate of the Company’s average direct and indirect costs of servicing. While other servicers’ operating costs may be lower, SRR used the Company’s costs in arriving at their valuation conclusions. SRR noted that as the UPB of the servicing portfolio declines over time, the total cost would increase as a percentage of the UPB thereby reducing the amount of income to the Company. SRR discounted the net servicing cash flows to the present using a range of discount rates of 10% to 15%. The low-end of the range is based on the approximate current coupon rates of the loans previously originated by Origen. The high-end incorporates an estimated cost of capital based on current market conditions.
          Servicing Advances. Servicing advances represent any prepaid insurance premiums, principal and interest payments, escrow advances, repossession expenses or other mortgage-related charges made by the servicing agent on behalf of a delinquent borrower and have priority over other obligations once a foreclosed property is sold. These advances would be expected to be recouped, however, the timing of actual receipt is not predictable. Although the cash flows are relatively short term and low risk, recent bids and sales indicate these assets trade at a discount to par. The Company recently sold certain escrow advances at 70% of the amounts advanced. Given this experience and the low risk in receiving the payments within a short time frame, SRR estimated the range of value of the servicing advances to be 70% of the total amount advanced to 100% of the total amount advanced.
          Fort Worth Lease and Assets. Additionally, Green Tree expects to assume Origen’s lease obligations with respect to the Fort Worth, Texas servicing facility as well as retain some of the current employees. Management does not expect to incur any future obligations associated with the lease. The proposed purchase price reflects the assumption of these obligations by Green Tree. The Company estimates these costs at approximately $2 million.
The foregoing principal considerations formed the basis for SRR’s opinion that the purchase price to be received by the Company in the transactions contemplated pursuant to the APA is fair from a financial point of view.
          Additional Considerations. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. SRR believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on summary information, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

54

          SRR’s opinion is furnished solely for the use and benefit of the Board of Directors in connection with the sale of the Servicing Platform, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without SRR’s express, prior written consent. SRR received a fee for its services, however, its compensation for providing financial advisory services to the Board of Directors was neither based nor contingent on the results of its engagement. Further, none of SRR’s employees who worked on this engagement have any known financial interest in the assets or equity of Origen or the outcome of its engagement. In addition, Origen has agreed to indemnify SRR for certain liabilities arising out of their engagement. SRR has not previously provided financial advisory services to Origen or Green Tree.

          Interests that may not be Aligned with Stockholders
          Executive Officer Change of Control Payments and Retention Bonuses
          Ronald A. Klein, Origen’s Chief Executive Officer, is entitled to certain benefits following a change in control of Origen, as defined in his employment agreement. The closing of the transactions contemplated by the APA will vest such benefits, entitling Mr. Klein to a payment equal to 2.99 times the sum of (a) his then current base salary, and (b) fifty percent of his then-current target bonus. Mr. Klein’s payment will be payable upon the first to occur of: (i) the first anniversary of the change in control if he is still employed by Origen; (ii) the termination of his employment without cause by Origen or he resigns with good reason during the six-month period following the change of control; or (iii) his death or disability during the one-year period following the change of control. No payment will be payable if Mr. Klein is terminated for cause or resigns without good reason before the first anniversary of the change in control. If payable, this payment will be in addition to any severance payment and non-compete payments described above to which Mr. Klein is entitled. Further, if any payments constitute a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code, thereby requiring the payment of excise taxes, then Origen will gross up such payments to cover all applicable excise taxes. See “Executive and Director Compensation — Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards — Employment Agreements” and “Executive and Director Compensation — Disclosure Regarding Termination and Change In Control Provisions.”
          W. Anderson Geater, Jr., Chief Financial Officer, J. Peter Scherer, Origen’s President and head of Operations, and Mark Landschulz, Origen’s Vice President of Portfolio Management, are also entitled to certain benefits following a change in control of Origen, which will vest upon the closing of the transactions contemplated by the APA. Following a change in control of Origen, as defined in their employment agreements, each such executive may be entitled to a payment following a change in control equal to 2.0 times the sum of (a) his then-current base salary, and (b) fifty percent of his then-current target bonus. Each executive’s payment will be payable upon the first to occur of: (i) the first anniversary of the change in control if he is still employed by Origen; (ii) the termination of his employment without cause by Origen or he resigns with good reason during the six-month period following the change of control; or (iii) his death or disability during the one-year period following the change of control. No payment will be payable if the executive is terminated for cause or resigns without good reason before the first anniversary of the change in control. If payable, the change of control payment will be in addition to any severance payment and non-compete payments described above to which the executive is entitled. Further, if any payments to the executive constitute a “parachute payment” under Section 280G(b)(2) of the Code, thereby requiring the payment of excise taxes, then Origen will gross up such payments to cover all applicable excise taxes. See “Executive and Director Compensation — Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards — Employment Agreements” and “Executive and Director Compensation — Disclosure Regarding Termination and Change In Control Provisions.”

          Origen has entered into retention agreements with Benton E. Sergi (Senior Vice President of Operations), Laura Campbell (Senior Vice President of Human Resources), Brett Thomas (Senior Vice President of Servicing), and Paul J. Galaspie (Senior Vice President and Chief Information Officer). Under these agreements, each executive will be paid a retention bonus equal to the amount of his or her current base salary if (i) he or she remains employed by Origen or a successor of Origen for twelve months from the date of the agreement, or (ii) if during such twelve-month period his or her employment is terminated by Origen for any reason other than insubordination, incompetency or dishonesty, and he or she is not offered employment by a successor to Origen. If payable, the retention bonus will be paid in accordance with Origen’s payroll schedule over the course of one year. See “Executive and Director Compensation — Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards — Employment Agreements” and “Executive and Director Compensation — Disclosure Regarding Termination and Change In Control Provisions.”
          Acceleration of Vesting of Restricted Stock Awards
          Upon the closing of the transactions contemplated by the APA, all of the unvested shares of restricted stock owned by participants in Origen’s 2003 Equity Incentive Plan, as amended, will vest. The following table shows the number of unvested shares of restricted stock owned by each of our directors and executive officers that would vest on the expected closing date. See “Executive and Director Compensation — Disclosure Regarding Termination and Change in Control Provisions,” “Executive and Director Compensation — Outstanding Equity Awards at Fiscal Year End” and “Executive and Director Compensation — Director Compensation.”

Director or Executive Officer	Unvested Shares
Paul A. Halpern, Chairman of the Board	6,334
Richard H. Rogel, Director	6,334
Gary A. Shiffman, Director	6,334
Michael J. Wechsler, Director	6,334
Robert S. Sher, Director	3,334
Ronald A. Klein, Director and Chief Executive Officer	150,000
J. Peter Scherer, President and Head of Operations	51,000
W. Anderson Geater, Jr., Chief Financial Officer and Secretary	55,000
Mark W. Landschulz, Executive Vice President, Portfolio Management	54,000
Laura Campbell, Senior Vice President, Human Resources	13,000
Paul J. Galaspie, Senior Vice President and Chief Information Officer	13,000
Benton E. Sergi, Senior Vice President, Operations	18,500
Brett Thomas, Senior Vice President, Servicing	5,667
          Repayment of Loans from Davidson Trust
          In September 2007, we borrowed $15 million and in April 2008 we borrowed an additional $46 million from the Davidson Trust, an affiliate of William M. Davidson. Mr. Davidson is the sole member of Woodward Holding, LLC. Paul A. Halpern, the Chairman of our Board of Directors, is the sole manager of Woodward Holding, LLC and is employed by Guardian Industries Corp. and its affiliates, of which Mr. Davidson is the principal. The $15 million loan matures on September 11, 2008 and the $46 million loan matures on April 8, 2011. See “Certain Relationships and Related Party Transactions.” We intend to pay off the $15 million loan in its entirety and to pay down not less than $10 million on the $46 million loan with proceeds from the sale of the Servicing Platform.
          Consideration to be paid to Origen Pursuant to the Plan
          The consideration to be paid to Origen in consideration of the sale of our Servicing Platform, is approximately $33.8 million less a downward adjustment based on the unpaid principal balance at closing of the serviced loans that are transferred in the sale, plus the purchase of between $4 million and $6 million in unreimbursed insurance premiums and unreimbursed servicing advances, plus the assumption of certain of our lease obligations, as more fully described below under “Material Terms of the Asset Purchase Agreement In General” and “- Post-Closing Adjustment to Purchase Price.”
          The balance of cash flow from the Plan is expected to come primarily from the residual proceeds from our securitized loan portfolio. Please see the section of this proxy statement titled “Pro Forma Cash Flow” for a summary of these expected cash flow.
          Material United States Federal Income Tax Consequences of the Plan
          The specific tax consequences of the APA are described in the section below pertaining to the sale of the Servicing Platform to Green Tree.
          With respect to other aspects of the Plan, the Board anticipates that generally, the Company will continue its status as a REIT. If in connection with the Plan the Board determines to dispose of certain assets of the Company, whether such dispositions trigger taxable gain or loss will depend on the purchase price and respective tax bases of such assets. If net taxable gain is realized, it is possible that such gains could be offset by loss carry forwards of the Company. Even if there are insufficient loss carry forwards, it is possible that such income or gain may be eliminated through the dividends paid deduction arising from the Company’s distribution of taxable income to stockholders. It is not certain, however, whether the Company will have sufficient liquidity to make such distributions.
          Stockholders of the Company will report distributions they receive from the Company, if any, as dividends to the extent of the Company’s current and accumulated earnings and profits, thereafter as a return of capital to the extent of their tax basis and then as capital gain. Stockholders must also report their share of any excess inclusion income arising from the Company’s residual interests in REMICs and non-REMIC securitizations.
Material Terms of the Asset Purchase Agreement
          The following is a summary of the APA relating to the sale of our Servicing Platform. The description of the APA is qualified in its entirety by reference to the complete text of the APA attached as Annex C to this proxy statement and the text of the Voting Agreement attached as Annex D to this proxy statement. We urge you to read these agreements carefully in their entirety.
     The APA contains representations and warranties that Origen and certain of its subsidiaries, on the one hand, and Green Tree, on the other hand, made to each other as of the date of the APA or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Origen and certain of its subsidiaries and Green Tree and are subject to important qualifications and limitations agreed to by such parties in connection with negotiating the APA. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among Origen and certain of its subsidiaries and Green Tree rather than establishing matters as facts.

          In General
          On April 30, 2008, we and two of our wholly-owned subsidiaries, Origen Servicing, Inc. and Origen Financial L.L.C. (the latter two, together, the “Sellers”), entered into the APA with Green Tree. Under the APA, we agreed to: (i) appoint Green Tree as a successor servicer under the loan servicing agreements to which any Seller is a party; (ii) assign to Green Tree Origen’s right to receive payment of unreimbursed force-placed premiums and unreimbursed servicing advances made on the accounts being serviced; (iii) assign to Green Tree each Seller’s rights under the lease of its Fort Worth servicing facility; (iv) transfer to Green Tree certain personal property at such facility; and (v) assign to Green Tree each Seller’s goodwill associated with its role as a servicing party.
          The purchase price to be paid by Green Tree pursuant to the APA is approximately $33.8 million, which will be adjusted downward based on the unpaid principal balance at closing, plus between $4 million and $6 million of advances owed to us by third parties. The purchase price is calculated based upon (i) 2.04% of the unpaid principal balance, as of the closing date, of the principal amount of loans for which we act as servicer or sub-servicer; (ii) 84.2% of the aggregate amount of the unreimbursed servicing advances, with exceptions; (iii) 84.2% of the aggregate earned but unreimbursed force-placed premiums; and (iv) $1.00 for the goodwill associated with our role as a servicing party, including software applications, know-how and policies and procedures. At closing, the purchase price will be calculated based upon estimates and will be adjusted up or down, dollar-for-dollar, within 30 days of the closing once actual numbers are known.
          If either party terminates the agreement because the termination date passes, the stockholders fail to approve the APA or Green Tree terminates the APA due to the breach of any covenants, representations or warranties of Origen or either of the Sellers, and within twelve months after the date of such termination, Origen or either of the Sellers or their respective affiliates enters into a definitive agreement with any third party with respect to the sale or other conveyance of all or a substantial portion of the property to be conveyed pursuant to the APA, then Origen and Sellers shall be jointly and severally liable to pay Green Tree a termination fee of $1,250,000. In addition, in the event that our Board of Directors withdraws or modifies its approval of the APA and Green Tree exercises its right to terminate the APA in such event, to the extent not prohibited by applicable law, Sellers and Origen will have to pay such termination fee to Green Tree.
          Representations and Warranties of Origen
          We have made a number of customary representations and warranties to Green Tree in the APA regarding aspects of our business, financial condition, structure and other facts pertinent to the purchase of our loan servicing business and certain other assets. These include representations and warranties, of us and the Sellers, as to the following:
•	corporate organization, existence, good standing and qualification to do business;

•	authorization and delivery of the APA and related documents and the binding nature of the obligations thereunder;

•	compliance with applicable laws; material authorizations and permits;

•	absence of litigation;

•	brokerage and finder’s fees payable;

•	the assignment to Green Tree of the servicing agreements pursuant to which we provide manufactured housing loan services;

•	title to all real and personal property conveyed in the sale, including the lease of our facility in Fort Worth, Texas;

•	the accuracy of information provided to Green Tree;

•	conduct of our business;

•	the accuracy of disclosure in data files provided;

•	absence of powers of attorney with respect to conveyed property, serviced accounts or servicing rights, other than as disclosed;

•	SEC report compliance;

•	employee benefits and employment matters;

•	the receipt of the opinion of our financial advisor, SRR, as to the fairness from a financial point of view to Origen of the purchase price to be received under the APA;

•	our solvency and the solvency of our affiliates;

•	no requirement to register as an investment company;

•	compliance with and delivery of a shared services agreement relating to the Fort Worth facility; and

•	absence of liens, other than those disclosed to, and permitted by, Green Tree.
          Representations and Warranties of Green Tree
          Green Tree has made certain customary representations and warranties to us in the APA, in particular as to the following:
•	organization and good standing;

•	authorization and delivery of the APA and related documents and the binding nature of the obligations thereunder;

•	compliance with applicable laws; no consents to transaction required;

•	absence of litigation that would affect closing; and

•	brokerage and finder’s fees.
          Survival of Representations and Warranties
          Generally, the representations and warranties under the APA will survive for 18 months after the closing. The representations and warranties of Origen and the Sellers relating to the receipt of the fairness opinion, solvency and investment company matters will survive three years, and their representations and warranties regarding certain employee matters and the shared securities agreement will survive for the applicable statute of limitations. Each party’s representations and warranties regarding broker fees, organizational matters, authority and the binding nature of the APA will survive the closing indefinitely, as will Origen’s and the Sellers’ representations and warranties as to title to the assets being conveyed to Green Tree.

          Additional Covenants of Origen and the Sellers
          Under the terms of the APA, we have agreed that, unless Green Tree otherwise consents in writing, we and our subsidiaries will, among other things:
•	use commercially reasonable efforts to obtain affirmation letters from the rating agencies for the various securitizations in our securitized loan portfolio that the transactions contemplated by the APA will not cause a downgrade in the rating of the securities that have been rated by such rating agencies;

•	conduct our business in the ordinary course and, in particular comply with all material obligations of our loan servicing business and the documents governing our securitized loan portfolio;

•	not change our business practices relating to the loan servicing business and the other assets to be sold pursuant to the APA;

•	not violate any material obligation of ours or duty imposed on us;

•	not modify any servicing agreement or securitization document;

•	not make any material changes to our servicing, billing, collections, loss mitigation practices, operations or policies of the servicing agreement or securitization programs;

•	cooperate with Green Tree in good faith and provide all information Green Tree reasonably requests;

•	pay to Green Tree all post-closing payments or reimbursements derived from unreimbursed servicing advances and force-placed premiums;

•	not solicit the placement or renewal of any force-placed hazard insurance policies or other products or services related to the accounts to be transferred to Green Tree pursuant to the APA, except for the renewal of policies from certain specified existing accounts;

•	update certain schedules to the APA;

•	not encourage or solicit a competing bid for the assets subject to the APA, with certain exceptions relating to our Board of Director’s fiduciary duties;

•	not solicit for employment certain key or management employees of Green Tree or its affiliates after consummation of the sale;

•	reimburse Green Tree for certain credits of force-placed premiums charged or assessed pre-closing to an account to be transferred to Green Tree due to any cancellation of the related force-placed hazard insurance policy on or after the closing of the transactions under the APA;

•	amend the agreements governing our loan servicing business to be sold pursuant to the APA when reasonably requested by Green Tree;

•	continue to deliver compliance certifications required pursuant to the agreements governing our loan servicing business to be sold pursuant to the APA;

•	take certain actions with respect to the preparation and filing of this proxy statement and the stockholders meeting; and

•	maintain the facility in Forth Worth, Texas in the ordinary course of business.
          In addition, from the date of the execution of the APA until the fourth anniversary of the closing date, we and our subsidiaries shall:
•	not permit our unrestricted cash and cash equivalents to be less than $4 million until the first anniversary, $3 million from the first anniversary to the second anniversary, and $2 million from the second anniversary to the fourth anniversary (the “Minimum Liquidity Requirement”);
•	not amend any secured debt documents if doing so would be adverse to Green Tree,

•	not make any optional prepayments or refinancing of our secured debt if such prepayment would violate the Minimum Liquidity Requirement; and

•	provide to Green Tree a quarterly unaudited consolidated balance sheet within three days after the end of each calendar quarter.
          Covenants Regarding Post-Closing Servicing and Operations
          Following the closing of the transactions contemplated by the APA we and Green Tree are expected to engage in the following:
•	We will continue to service certain loans for a period of 15 days following notice to borrowers of the servicing transfer to Green Tree;

•	We will deliver certain data files to Green Tree within 2 days of closing;

•	Green Tree may, in its discretion, make offers of employment to certain of our current employees;

•	If an existing servicer default exists with regard to any servicing agreements under a particular securitization, and following the closing date Green Tree is terminated as servicer of such servicing agreement, we are obligated to pay Green Tree an amount equal to 2.04% of the aggregate unpaid principal balance of the accounts subject to such servicing agreement;

•	In acting as the servicer of the transferred loan accounts, Green Tree is obligated to apply acceptable standards of care. Notwithstanding, if at any time prior to four years following the closing date, Green Tree is terminated as the servicing party under any third party servicing agreements, we are obligated to pay Green Tree an amount equal to 2.04% of the aggregate unpaid principal balance of the our accounts subject to such third party serving agreements, minus any fee such third party is obligated to pay Green Tree as a result of their termination as servicer;

•	Green Tree is required to periodically deliver to us servicing data for certain portions of our securitized loan portfolios and will post loan level data regarding our securitized loan pools on a publicly available website; and

•	Upon the triggering of a redemption right with respect to each securitized loan portfolio, Green Tree, as servicer, will have the option to redeem the notes issued on certain securitized loan portfolios. Green Tree is required to notify us if it elects not to make such redemption. Upon notification to us, we have the option to pay Green Tree the redemption price and force Green Tree to redeem such securitized loan series. Following our payment and notice and Green Tree’s redemption, Green Tree is required to convey the loans to us pursuant to a forward sale agreement which will be executed at that time.
          Transaction Costs; Taxes
          We and Green Tree will pay our respective transaction costs and expenses, although we will be liable for any recording fees and costs. We and Green Tree will equally share any sales or use tax or transfer taxes associated with the sale.
          Green Tree’s Conditions to Closing
          The conditions to Green Tree’s obligation to consummate the transactions contemplated by the APA include the following:
•	the affirmative vote of the holders of our common stock representing a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting to enter into the transactions contemplated by the APA;

•	an opinion of our financial advisor, SRR, as to the fairness, from a financial point of view, of the consideration to be received pursuant to the APA and such opinion shall not have been amended, qualified or withdrawn and shall be in full force and effect;

•	subject to the materiality qualifiers contained in the APA, ours and Sellers’ representations and warranties must be true and correct;

•	subject to the materiality qualifiers contained in the APA, we and Sellers must have complied with their covenants;

•	there shall not have been any injunction against consummation of the transactions contemplated by the APA;

•	we and Sellers shall have made the required closing deliveries, including, bills of sale, the appointment and assumption agreement for the loan servicing contracts, a transition services agreement, powers of attorney relating to the servicing agreements to be transferred to Green Tree as sub-servicer, financing statements, assignment of the lease for the Fort Worth, Texas servicing facility, legal opinions of our legal counsel, evidence of the discharge of certain liens, and a whole loan servicing agreement;

•	receipt of affirmation letters from the rating agencies rating the various securitizations in our securitized loan portfolio;

•	closing data files for each series of securitized loans;

•	all required consents to approve the APA;

•	there shall not have been any material adverse effect on the assets being sold or our ability to transfer servicing rights to Green Tree;

•	each assigned lease shall be in full force and effect, including our lease of the Fort Worth, Texas servicing facility;

•	there shall not be any existing liens on the property being conveyed to Green Tree, with certain exceptions; and

•	evidence that we will continue to have at least $12.5 million in cash and cash equivalents after the closing of the transactions contemplated by the APA and the repayment of indebtedness to the Davidson Trust.
          Conditions to Origen’s Obligation to Closing
          The conditions to our obligation to consummate the transactions contemplated by the APA include the following:
•	subject to the materiality qualifiers contained in the APA, Green Tree’s representations and warranties must be true and correct;

•	subject to the materiality qualifiers contained in the APA, Green Tree must have complied with its covenants;

•	there shall not have been any injunction against consummation of the transactions contemplated by the APA;

•	Green Tree must have made the required closing deliveries, including bills of sale, the appointment and assumption agreement for the loan servicing contracts, the transition services agreement, assignment of the lease for the Fort Worth, Texas servicing facility, and the whole loan servicing agreement;

•	receipt of affirmation letters from the rating agencies rating the various securitizations in our securitized loan portfolio; and

•	the affirmative vote of the holders of our common stock representing a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting to enter into the transactions contemplated by the APA.

          Fairness Opinion
          Pursuant to the APA, the Sellers delivered to Green Tree a copy of a written opinion from SRR, our financial advisor, which is more fully described beginning on page 49. This opinion, delivered to our Board of Directors, states that based on and subject to the matters set forth in the APA, as of the date of the execution of the APA, the purchase price to be paid by Green Tree is fair to us from a financial point of view.
          Indemnification
          The Sellers and Origen, jointly and severally, agree to indemnify Green Tree and its affiliates, and securitization trustees in certain circumstances, in respect of any claims or liabilities that any of them incur or suffer arising from any breach of any of the representations or warranties of Origen or the Sellers in the APA or in any other closing document to which any Seller or any of their affiliates is a party, the nonperformance, noncompliance or breach by any Seller (or their respective affiliates) of any agreement, obligation or covenant to be performed by any of them under the APA, any of Sellers’ activities under the servicing agreements prior to closing, or any failure of Sellers or their affiliates to assume, pay, perform and discharge any liability that is not assumed by Green Tree.
          Green Tree agrees to indemnify Origen, the Sellers, and our affiliates in respect of any claims or liabilities that any of them incur or suffer arising from any breach of any representation or warranty by Green Tree in the APA, the nonperformance, noncompliance or breach by Green Tree of any agreement, obligation or covenant to be performed by it under the APA, any of Green Tree’s activities under the servicing agreements from and after the closing, or of Green Tree or its affiliates with respect to the property conveyed pursuant to the APA, or any failure of Green Tree or its affiliates to assume, pay, perform and discharge any liability that they assume under the APA.
          No indemnification will be required until the aggregate amount of all losses suffered and incurred by Origen or Green Tree, and their affiliates, which are subject to indemnification under the APA exceeds $250,000, in which event the indemnifying party will be required to pay the entire amount of such losses (subject to the cap discussed below). The indemnification obligations are not to exceed 50% of the purchase price paid pursuant to the APA, unless the losses to be indemnified relate to breaches of certain representations and warranties concerning organization and good standing, due authorization and binding nature, brokerage fees, title to conveyed property, certain litigation of the Sellers, activities of the Sellers under the servicing agreements before closing, Sellers’ failure to assume, pay or perform certain excluded liabilities, or breaches of covenants of the Sellers.
          Any losses subject to indemnification shall be reduced by the amount of any insurance proceeds received by the person seeking the indemnity. All parties have a duty to mitigate the losses for which they will seek indemnification.

          Termination
          The APA may be terminated at any time prior to closing in the following instances:
•	mutual written agreement of the parties;

•	by Origen or Green Tree, at any time after one or more of the required consents cannot be obtained, upon advance notice to the other;

•	by Origen or Green Tree, upon written notice to the other at any time after September 1, 2008, if the closing of the transaction has not occurred by such date;

•	by Origen or Green Tree, if any governmental authority issues a final injunction against the consummation of the transactions contemplated by the APA;

•	by Origen or Green Tree, if our stockholders do not approve the Plan, including the transactions contemplated by the APA;

•	by Green Tree, if there has been a breach of any of the covenants or representations or warranties of the APA on the part of Origen or either Seller that would reasonably be expected to result in the failure of the conditions to Green Tree’s obligations to be satisfied, after notice and opportunity to cure;

•	by us, if there has been a breach of any of the covenants or representations or warranties of the APA on the part of Green Tree that would reasonably be expected to result in the failure of the conditions to Sellers’ obligations to be satisfied, after notice and opportunity to cure;

•	by Green Tree, if our Board of Directors withdraws its approval of the APA after determining in good faith that the failure to withdraw its approval of the APA would violate its fiduciary duties to our stockholders; or

•	by Green Tree, if our Board of Directors withdraws its approval of the APA after determining in good faith that the failure to withdraw its approval of the APA would violate its fiduciary duties to our stockholders and our stockholders do not approve the APA.
          If the APA is terminated in accordance with the termination provisions summarized above and such termination resulted from (i) the willful failure of any party to fulfill the conditions to the performance of the material obligations to the other parties, (ii) the willful failure of any party to perform a material covenant applicable to it, or (iii) the failure of a party to close after all conditions to closing for its benefit have been satisfied or waived, such party shall be fully liable for any and all liabilities and damages incurred or suffered by any other party as a result of such failure. Further, if either party terminates the agreement because the termination date passes, the stockholders fail to approve the APA or Green Tree terminates the APA due to the breach of any covenants, representations or warranties of Origen or the Sellers, and within twelve months after the date of such termination, Origen, either of the Sellers or their respective affiliates enters into a definitive agreement with any third party with respect to the sale or other conveyance of all or a substantial portion of the property to be conveyed pursuant to the APA, then, to the extent not prohibited by applicable law, Sellers and Origen shall be jointly and severally liable to pay Green Tree $1,250,000 (the “Termination Fee”). Sellers and Origen shall also be liable for the Termination Fee, to the extent not prohibited by applicable law, if Green Tree terminates the APA after our Board of Directors withdraws or modifies its approval of the APA.

          Tax Consequences of the Asset Purchase Agreement to our Stockholders
          The APA allocates the total purchase price, other than the cost of goodwill, between the Sellers, Origen Financial LLC (“OFLLC”) and Origen Servicing Inc. (“OSI”), as follows: (a) OSI shall receive an amount equal to the fair market value of the tangible personal property located at the Fort Worth, Texas facility, (b) OSI shall receive 84.2% of the sum of the unreimbursed servicing advances and unreimbursed force-placed premiums, and (c) the balance of the purchase price will be allocated between OFLLC and OSI in accordance with their respective allocable share, on the closing date, of the unpaid principal balance of loans for which each entity had the right to act as servicer.
          The sale of tangible personal property by OSI is expected to generate a taxable loss to OSI. As well, since the consideration received for advances in the transaction will not fully reimburse OSI for its outlays of cash, OSI should also recognize a tax loss on receipt of amounts allocable to the unreimbursed insurance premiums and servicing advances.
          The balance of the purchase price will be allocated to the sale of servicing rights by each of OFLLC and OSI. For federal income tax purposes the sale of servicing rights will be characterized in part as a sale of a capital asset and in part as the sale of a future income stream. The Company intends to follow existing authority regarding this tax characterization but there is no guarantee that the IRS will accept the amounts that the Company allocates to each category.
          It is anticipated that the sale of goodwill of OSI, currently an amortizable asset, will generate a taxable loss.
          In the aggregate, OSI will sustain a net tax loss on the sale of the Servicing Platform and OFLLC a net tax gain. It is anticipated, however, that any such gain by OFLLC will be offset by the tax loss OFLLC incurred on the prior disposition of its whole loan portfolio and certain other investment assets, including the potential sale of the origination platform. In the event such gains are not fully offset, it is possible that any taxable income of OFLLC will be eliminated through payment of a distribution to Company stockholders, which under applicable REIT rules would generate a deduction for dividends paid.
Regulatory Third Party Approvals
          We are not aware of any material license, regulatory permit or other material third-party approval which is required in connection with the Plan or of any approval or other action by any state, federal, or foreign government or governmental agency that would be required prior to completion of the Plan.
Dissenter’s Appraisal Rights
          Delaware law does not provide appraisal rights to dissenters in connection with the Plan.

Other Material Agreements Relating to the Asset Purchase Agreement
          As a condition to consummation of the sale of the Servicing Platform pursuant to the APA, we, or certain of our subsidiaries, are required to enter into several additional agreements.
          Voting Agreement
          Each of our directors, certain of our executive officers and certain of our principal stockholders, who collectively own approximately 30.1% of the shares of our common stock outstanding as of the record date, have entered into a voting agreement with GTH LLC, an affiliate of Green Tree. None of these stockholders was paid any separate consideration in connection with entering into the voting agreement. Each stockholder that is a party to the voting agreement has agreed to vote in favor of the sale of the Servicing Platform pursuant to the Plan and against any alternative transaction. In addition, each such stockholder has granted an irrevocable proxy to GTH LLC permitting GTH LLC to designate its president or any of its vice presidents to vote such stockholder’s common stock in favor of the sale of the Servicing Platform pursuant to the Plan and against any alternative transaction. The sale or transfer of any common stock subject to the voting agreement is prohibited unless the transferee agrees to be bound by the provisions of the voting agreement. The provisions of the voting agreement do not apply to any stockholder when acting as a director or officer of Origen and shall not be construed to limit or restrict the parties from exercising their fiduciary duties to Origen by voting or taking any action in the capacity as a director or officer of Origen. The voting agreement is attached to this proxy statement as Annex D.
          Service Appointment Agreements
          Each of the Sellers will be required to execute a third party servicer resignation and appointment agreement (“Servicer Appointment Agreement”), whereby the owner, trustee and/or insurer of the serviced accounts acknowledges, and consents to, the resignation of OFLLC or OSI as servicer, and the appointment of Green Tree as the successor servicer. From the effective date of each Servicer Appointment Agreement, we will have no further duties or liabilities as servicer under any servicing agreement, except that we will remain liable to the owner (or other party) for (i) breaches of any representations or warranties we made under each servicing agreement, (ii) certain deliveries of various reports, and (iii) certain indemnification claims arising under each servicing agreement, if any. Following the effective date of each Servicer Appointment Agreement, Green Tree will be entitled to all payments of the monthly servicing fees paid under each servicing agreement.
          Transitional Services Agreement
          Origen and the Sellers are also required to execute a Transitional Services Agreement with Green Tree (“Transitional Services Agreement”). This document requires that the Sellers and Green Tree continue to perform certain services for each other following the closing of the APA and continuing until at least ninety days following the closing date, or such longer term for specific duties. The services to be performed by Origen for this term include, but are not limited to: (i) preparing compliance assessments, reports and certifications for particular securitized accounts, (ii) providing Green Tree with USAP reports, (iii) providing certain accounting and tax reports and files to Green

Tree, (iv) forwarding to Green Tree cash that is held outside of trust, (v) providing credit bureau reporting, (vi) forwarding payments due to Green Tree after the closing date, (vii) performing normal billing statements on accounts, (viii) responding to requests pending on open accounts initiated prior to the closing date, (ix) forwarding contracts and files to Green Tree, and (x) preparing compliance certificates. The services to be performed by Green Tree for this term include, but are not limited to: (i) updating lien holder information, (ii) performing customer billing on accounts following the closing date, and (iii) forwarding certain accounting filings and reports after the closing date, and (iv) forwarding certain payments due to Origen after the closing date. The Transitional Services Agreement sets forth the applicable standard of care required of each party while performing such services and requires the parties to cooperate with each other to accomplish these tasks. There are no fees payable for the performance of services under the Transitional Services Agreement.
          Whole Loan Servicing Agreement
          At closing a servicing agreement will be entered into between Green Tree and Origen Financial L.L.C. (“Whole Loan Servicing Agreement”). The Whole Loan Servicing Agreement provides that Origen Financial L.L.C. will transfer to Green Tree the obligation of servicing certain installment loan agreements or retail installment sales contracts which evidence debt in connection with the financing of manufactured houses. According to the Whole Loan Servicing Agreement, Green Tree will assume responsibility for such loan administration, with certain standard exceptions and conditions.
Board Recommendation
          THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PLAN, INCLUDING THE SALE OF OUR SERVICING PLATFORM PURSUANT TO THE APA UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

PROPOSAL THREE — ELECTION OF DIRECTORS
          The third matter to be considered at the Annual Meeting will be the election of six directors. It is proposed that these positions be filled by persons nominated to the Board by the Nominating and Governance Committee of the Board. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by Origen’s transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Stockholders to be held in 2009 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the nominees listed below.
          If any of the nominees named below is unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the six nominees named in this proxy statement or their substitutes.
          THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.
          The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his election or appointment to the present time.

Name	Age	Office
Paul A. Halpern	54	Chairman of the Board
Ronald A. Klein	50	Chief Executive Officer and Director
Richard H. Rogel	59	Director
Gary A. Shiffman	53	Director
Michael J. Wechsler	68	Director
Robert S. Sher	69	Director
          Paul A. Halpern has been the Chairman of the Board since August 2003. He is the Chairman of the Nominating and Governance Committee, a member of the Audit Committee and an alternate member of the Executive Committee. Mr. Halpern served as acting Chairman of the Audit Committee from the third quarter of 2006, when the previous Chairman became ill, until April 2007, when a new permanent Chairman was appointed by the Board. Mr. Halpern was a manager of Origen Financial L.L.C. (Origen’s primary operating subsidiary) from January 2002 until December 2003. Mr. Halpern is currently the manager of Woodward Holding, LLC, a stockholder of Origen. Since April 2007, Mr. Halpern has served as President of Guardian Energy Management Corp., an oil and gas exploration and production company, which is a subsidiary of Guardian Industries Corp., a glass manufacturing corporation. He served as Vice President of Operations of Guardian Energy Management Corp. from 1990 to April 2007. In addition, Mr. Halpern has served as Associate Tax Counsel of Guardian Industries Corp. since 1988. From 1979 through 1988, Mr. Halpern was employed in various capacities by both McDermott Incorporated and McDermott International, Inc., with his last position as Tax Director for McDermott Incorporated. Before joining McDermott, Mr. Halpern worked in the tax department of the public accounting firm of Alexander Grant & Company.
          Ronald A. Klein has served as a director and the Chief Executive Officer since August 2003. He is a member of the Executive Committee. Mr. Klein joined Origen Financial L.L.C.’s predecessor, Bingham Financial Services Corporation, in February 1999 and currently serves as Origen Financial L.L.C.’s sole manager and its Chief Executive Officer. From 1999 until Origen’s formation, Mr. Klein served as a director and as Chief Executive Officer and President of Bingham Financial Services Corporation. In addition, he has served as the Managing Director of Equity Growth L.L.C., a private real estate investment company, since 1994. From 1990 to 1994, Mr. Klein served as Executive Vice President of Alaron Inc., an international distributor of consumer electronics. From 1985 until joining Alaron Inc., Mr. Klein was a member of the Chicago Board Options Exchange. Mr. Klein has also served as the Managing Director of a financial derivatives trading firm and, before 1985, he was engaged in the private practice of law.
          Richard H. Rogel has been a director and a member of the Audit Committee, Compensation Committee and the Executive Committee since August 2003. Mr. Rogel previously served as a director and member of the Audit Committee for Aldabra II, a special purpose acquisition corporation, from February 1, 2007 to February 22, 2008, at which time Aldabra II merged with Boise Paper. Mr. Rogel also served as a director of CoolSavings, Inc., a publicly-traded online direct marketing and media company, from 1996 to 2005, serving as its Chairman of the Board from July 2001 to December 2005 and as the Chairman of its Audit Committee from 1998 to 2005. In 1982, Mr. Rogel founded Preferred Provider Organization of Michigan, Inc., a preferred provider organization, and served as its Chairman from its inception until it was sold in 1997. Mr. Rogel has previously served as President of the University of Michigan Alumni Association and Chairman of the University of Michigan’s Business School Development Advisory Board. Currently, Mr. Rogel is Chairman of the University of Michigan’s Michigan Difference Campaign. He also serves on various University of Michigan committees, including the President’s Advisory Committee.
          Gary A. Shiffman has been a director since August 2003. Mr. Shiffman served on the Compensation Committee from February 2007 until April 2007. Mr. Shiffman was a manager of Origen Financial L.L.C. from its formation in 2001 until December 2003. Mr. Shiffman has served as Chief Executive Officer and as a director of Sun Communities, Inc., a publicly-traded owner and operator of manufactured housing communities, since 1998. He has served as Chairman of the Board since March 2000.
          Michael J. Wechsler has been a director and has served as a member of the Compensation Committee, the Nominating and Governance Committee and an alternate member of the Executive Committee since August 2003. He has been the Chairman of the Compensation Committee since April 2007. He served as a member of the Audit Committee from April 2006 to April 2007. During 2007 and 2008, Mr. Wechsler served as Executive Vice President, Credit, and then as Managing Director of the Centerline Financial Group division of Centerline Capital Group, a subsidiary of Centerline Holding Company (formerly known as CharterMac), a publicly-traded real estate financial services company. Mr. Wechsler served as Chief Operating Officer of the Related Companies, L.P., from 1987 until 1997 and as Chief Credit

Officer of Related Companies, L.P., from 1997 until 2003. The Related Companies, L.P., is a major developer of multi-family affordable housing nationwide, one of the largest owners of multi-family dwellings in the country and a leading syndicator of residential real estate financed with Low Income Housing Tax Credits in the United States. Prior to joining the Related Companies, L.P., Mr. Wechsler held various positions in the Real Estate Division of Chemical Bank for over 20 years. His last position was as Senior Vice President and Managing Director, with overall responsibility for the Real Estate Division’s administration and lending activities in twenty-five states and New York City.
          Robert S. Sher has been a director since April 2007. Since his appointment, he has served as Chairman of the Audit Committee and a member of both the Compensation Committee and the Nominating and Governance Committee. Since 2004, Mr. Sher, a certified public accountant, has been the President and principal of Robert S. Sher & Associates, a real estate and business consulting firm. Since 2004, Mr. Sher has served on the Board of Directors and Audit Committees of both Uniprop Manufactured Housing Communities Income Fund and Uniprop Manufactured Housing Communities Income Fund II, each of which is a publicly-traded limited partnership that owns and operates manufactured housing communities. From 1970 to 2004, Mr. Sher served as the Chief Financial Officer of Schostak Brothers & Co., Inc., a full-service real estate company located in southeast Michigan providing management, development, leasing, office, industrial and marketing services. During his tenure with Schostak Brothers, Mr. Sher also served as Vice Chairman of the Board and Executive Vice President. Prior to joining Schostak Brothers, Mr. Sher practiced public accountancy with an accounting firm for six years and was a partner when he left the firm. He served as a member of the AICPA Life Insurance Trust from 1999 to 2002 and as its Chairman from 2002 to 2005. He is currently the Treasurer of the AICPA Foundation. Mr. Sher is also a member of the Michigan State Board of Accountancy, which is responsible for the certification and licensure of certified public accountants in Michigan. He also serves on the boards, the finance committees and the audit committees of various charitable and community organizations.
          To the best of Origen’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to Origen. To the best of Origen’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.
Board of Directors and Committees
          The Board held thirteen formal meetings during 2007 and took various actions pursuant to resolutions adopted by unanimous written consent. In 2007, all incumbent directors attended at least 75% of the meetings of the Board and each committee on which they served, in the aggregate. Directors are encouraged but not required to attend the annual meetings of stockholders. All members of the Board then serving attended the 2007 annual meeting of stockholders.
          Several important functions of the Board may be performed by committees that are comprised of members of the Board. Origen’s Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as well as Origen’s Code of Business Conduct and Ethics and Financial Code of Ethics for Senior Financial Officers under the “Investors” section of its website at www.origenfinancial.com.

          The Audit Committee operates pursuant to a written charter that was approved by the Board in January 2004. The Audit Committee, among other functions, (1) oversees the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of Origen’s Board of Directors and reports the results of its activities to the Board, (2) has the sole authority to appoint, retain, terminate and determine the compensation of Origen’s independent accountants, (3) reviews with Origen’s independent accountants the scope and results of the audit engagement, (4) reviews the integrity, adequacy and effectiveness of Origen’s internal controls and financial disclosure process, including the direct supervision of Origen’s Internal Audit Department, (5) approves professional services provided by Origen’s independent accountants, and (6) reviews the independence of Origen’s independent accountants. The current members of the Audit Committee are Messrs. Sher (Chairman), Rogel and Halpern, all of whom are “independent” as that term is defined in the rules of the SEC and applicable Nasdaq Stock Market rules. Origen’s Board has also determined that each of Messrs. Sher, Rogel and Halpern qualifies as an “audit committee financial expert,” as defined by applicable SEC regulations. The Audit Committee held six formal meetings and several informal meetings during the fiscal year ended December 31, 2007.
          The Compensation Committee operates pursuant to a written charter that was approved by the Board in March 2004. The Compensation Committee, among other functions, (1) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of such goals and objectives, and determines and approves the compensation of the Chief Executive Officer based on these evaluations, (2) approves the compensation of Origen’s other executive officers, and (3) oversees Origen’s incentive compensation plans and equity-based plans. The current members of the Compensation Committee are Messrs. Wechsler (Chairman), Rogel and Sher, all of whom are independent directors under applicable Nasdaq Stock Market rules. The Compensation Committee held fifteen formal meetings during the fiscal year ended December 31, 2007 and took various actions pursuant to resolutions adopted by unanimous written consent. See “Executive and Director Compensation — Compensation Discussion and Analysis” for a description of the Compensation Committee’s processes and procedures for considering and determining executive and director compensation.
          The Nominating and Governance Committee operates pursuant to a written charter that was approved by the Board in March 2004. The Nominating and Governance Committee, among other functions, is responsible for (1) developing and monitoring our corporate governance principles; (2) assisting the Board in identifying individuals qualified to become members of the Board and members of its various committees, consistent with criteria approved by the Board; (3) selecting the director nominees for each annual meeting of stockholders and the committee nominees; and (4) overseeing the evaluation of the Board and management. The current members of the Nominating and Governance Committee are Messrs. Halpern (Chairman), Wechsler and Sher, all of whom are independent under applicable Nasdaq Stock Market rules. The Nominating and Governance Committee did not hold any formal meeting during the fiscal year ended December 31, 2007 but took various actions pursuant to resolutions adopted by unanimous written consent.

          The Executive Committee was established to exercise certain enumerated powers and duties of the Board between regular Board meetings. The Executive Committee has the authority to approve the following actions: (1) the acquisition and sale of loans and loan portfolios; (2) financing transactions; and (3) the securitization of loans and loan portfolios. The current members of the Executive Committee are Messrs. Rogel and Klein. Messrs. Wechsler and Halpern serve as alternate members in the case of an absence of one of the regular Executive Committee members.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
          The members of the Compensation Committee are currently Messrs. Wechsler (Chairman), Rogel and Sher. During 2007 the members of the Compensation Committee were James A. Williams (Chairman) and Messrs. Wechsler and Rogel. During 2007 and currently, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee, none of our employees serve on the Compensation Committee and all of the Compensation Committee’s members are independent directors.
Communications with the Board
          If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Origen Financial, Inc.], 27777 Franklin Road, Suite 1700, Southfield, MI 48034.
          If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034. You are welcome to make any such report anonymously but Origen prefers that you identify yourself so that Origen may contact you for additional information if necessary or appropriate.
          If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034.
          Origen recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by Origen will be forwarded promptly to the addressee(s).
Independence of Non-Employee Directors
          Applicable Nasdaq Stock Market rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under Nasdaq Stock Market rules, under Section 16 of the Exchange Act and under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has reviewed information about each of Origen’s non-employee directors and determined that Messrs. Halpern, Rogel, Sher and Wechsler are independent directors. James A. Williams, who served on the Board from August 2003 until January 2008, was also an independent director. The independent directors meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times as the independent directors deem appropriate.
Consideration of Director Nominees
          Board Membership Criteria
          The Board of Directors has established criteria for Board membership. These criteria include the following minimum qualifications that the Nominating and Governance Committee believes must be met by a Nominating and Governance Committee-recommended nominee for a position on the Board:
•	The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

•	The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	The candidate must have sufficient time and availability to devote to Origen’s affairs, particularly in light of the number of boards on which the nominee may serve; and

•	The candidate’s principal business or occupation must not be such as to place the candidate in competition with Origen or conflict with the discharge of a director’s responsibilities to Origen or its stockholders.
          In addition to the minimum qualifications for each nominee set forth above, the Nominating and Governance Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:
•	A majority of the Board of Directors shall be “independent” as defined by applicable Nasdaq Stock Market rules;

•	Each of its Audit, Compensation and Nominating and Governance Committees shall be comprised entirely of independent directors; and

•	At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

          Consideration of Stockholder Nominated Directors
          The Nominating and Governance Committee’s current policy is to review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating and Governance Committee. All stockholder recommendations for director candidates must be submitted in writing to our Secretary at Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034, who will forward all recommendations to the Nominating and Governance Committee. We did not receive any stockholder recommendations for director candidates for election at the 2008 annual meeting. All stockholder recommendations for director candidates for election at the 2009 annual meeting of stockholders must be submitted to our Secretary on or before January 26, 2009 and must include the following information:
•	The stockholder’s name, address, number of shares owned, length of period held and proof of ownership;

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•	The consent of the proposed director candidate (1) to be named in the proxy statement relating to Origen’s annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
          Identifying and Evaluating Nominees
          The Nominating and Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a stockholder in compliance with the Nominating and Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the Nominating and Governance Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Governance Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

MANAGEMENT
Executive Officers
     The persons listed below are the current executive officers of Origen. Each is annually appointed by, and serves at the pleasure of, the Board.

Name	Age	Office
Ronald A. Klein	50	Chief Executive Officer and Director
J. Peter Scherer	58	President and Head of Operations
W. Anderson Geater, Jr.	59	Chief Financial Officer and Secretary
Mark W. Landschulz	43	Executive Vice President, Portfolio Management
Laura Campbell	38	Senior Vice President, Human Resources
Paul J. Galaspie	46	Senior Vice President and Chief Information Officer
Benton E. Sergi	46	Senior Vice President, Operations
Brett Thomas	45	Senior Vice President, Servicing
     Mr. Klein’s biographical information is provided above under “Election of Directors.”
     J. Peter Scherer has served as Origen’s President and Head of Operations since August 2003. Mr. Scherer joined Origen Financial L.L.C.’s predecessor, Bingham Financial Services Corporation, in December 1999 and currently serves as President and Head of Operations of Origen Financial L.L.C. From 1999 until Origen’s formation, Mr. Scherer served as Chief Operating Officer of Bingham Financial Services Corporation. From 1984 through 1998, Mr. Scherer served in various capacities at The Taubman Company, including most recently as Senior Vice President and Chairman of its Asset Management Group. From 1976 to 1980 and from 1980 to 1984, Mr. Scherer was an attorney with American Motors Corporation and Volkswagen of America, Inc., respectively. Prior to joining American Motors Corporation, Mr. Scherer was engaged in the private practice of law.
     W. Anderson Geater, Jr. has served as Origen’s Chief Financial Officer since August 2003 and as its Secretary since January 2004. Mr. Geater joined Origen Financial L.L.C.’s predecessor, Bingham Financial Services Corporation, in April 2000 and currently serves as Chief Financial Officer of Origen Financial L.L.C. From 2000 until Origen’s formation, Mr. Geater served as Chief Financial Officer and Treasurer of Bingham Financial Services Corporation. From April 1994 through April 2000, Mr. Geater served as Chief Financial Officer and Chief Administrative Officer of Univest Financial Services Holdings, L.L.C., and Central Park Capital, L.L.C. He also served as Chief Operating Officer of First Mortgage Strategies Group, Inc., from 1991 to 1993, and as Director of Financial Services for Pannell Kerr Forster, a public accounting firm, from 1990 to 1991. From 1975 to 1990, Mr. Geater served as Executive Vice President and Chief Financial Officer of Leader Federal Bank for Savings. Prior to joining Leader Federal Bank for Savings, Mr. Geater was an audit supervisor with the public accounting firm of KPMG Peat Marwick.
     Mark Landschulz has served as Origen’s Executive Vice President of Portfolio Management since August 2003. Mr. Landschulz joined Origen Financial L.L.C.’s predecessor in February 2000, and currently serves as Executive Vice President of Portfolio Management of Origen Financial, L.L.C. Prior to serving as Executive Vice President, Mr. Landschulz was the

Chief Financial Officer of Origen Financial L.L.C. From 1997 to 2000, Mr. Landschulz was the founding principal of Landworks Enterprises, a private consulting practice. Prior to founding Landworks Enterprises, Mr. Landschulz served as Senior Vice President for Knutson Mortgage Corporation from April 1996 to December 1996. From February 1990 to April 1996, Mr. Landschulz served as a director and Vice President of GE Capital Mortgage. From 1988 to 1990, he served as Chief Financial Officer of a Fannie Mae approved seller/servicer, regional mortgage banking firm.
     Laura Campbell has served as Origen’s Senior Vice President of Human Resources since September 2004. From August 2003 to September 2004, Ms. Campbell held the title of Vice President of Human Resources of Origen. Ms. Campbell joined Origen Financial L.L.C.’s predecessor in November 1999. Prior to joining Origen’s predecessor, Ms. Campbell served for five years as Vice President of Human Resources for DMR Financial Services, a residential and commercial mortgage lender based in Michigan.
     Paul J. Galaspie has served as Origen’s Senior Vice President and Chief Information Officer since August 2003. Mr. Galaspie joined the predecessor of Origen Financial L.L.C. in March 1994, and currently serves as Senior Vice President and Chief Information Officer of Origen Financial L.L.C. Beginning in March 1994, Mr. Galaspie served in various capacities for Origen Financial L.L.C.’s predecessors, including as a Senior Programmer Analyst for Saxon Mortgage Funding Corp. Prior to March 1994, Mr. Galaspie worked for PSA, a national photographic retailer, in their marketing department as a programmer/analyst.
     Benton E. Sergi has served as Origen’s Senior Vice President of Operations since August 2003. He has held the same position with Origen Financial L.L.C. since June 2003. From April 2002 to June 2003, Mr. Sergi served as Executive Vice President of National Sales and Operations for HomePride Finance Corp., a subsidiary of Champion Enterprises, Inc. He also served as Senior Vice President of Sales and Operations for CIT Group, from 1997 to 2002, and held various positions with Key Bank USA, NA, in its sales finance division from 1987 to 1997. Prior to joining Key Bank USA, NA, Mr. Sergi was employed by The Midwest Bank & Trust Company in its installment loan and credit card sales departments.
     Brett Thomas has served as Origen’s Senior Vice President of Servicing since March 2007. From June 2004 to March 2007, he served as Vice President of Collections and Vice President of Default Services for Origen. Mr. Thomas was previously employed by IKON Office Solutions as Senior Vice President of Servicing from April 2002 to April 2004, and Director of Customer Service Center, Southwest District from June 2000 to April 2002. Mr. Thomas also served as Vice President of Operations for Money Management International from 1999 to 2000 and held various positions with GE Capital Mortgage Services from 1986 to 1999.
     To the best of Origen’s knowledge, there are no material proceedings to which any executive officer or director is a party, or has a material interest, adverse to Origen. To the best of Origen’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer or director during the past five years.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program
     Decisions relating to the compensation of Origen’s executive officers are made by the Compensation Committee of the Board of Directors (the “Committee”), all the members of which are independent of management. The Committee is appointed by the Board of Directors and has the responsibility of establishing and executing a compensation program that is consistent with Origen’s short-term and long-term financial and operational goals. Prior to recommending the compensation program to the Board of Directors, the Committee works closely with the CEO (who provides useful data relating to the day-to-day performance of Origen’s management), as well as an independent compensation consultant. The Board of Directors then considers the Committee’s recommendation and, if the Committee’s compensation program is approved, the Committee implements the program.
Compensation Philosophy and Objectives
     Origen’s executive compensation objectives are as follows:
•	To align the interests of the employees with those of the stockholders;

•	To reinforce a pay-for-performance culture; and

•	To facilitate the acquisition and retention of key employees
     The Committee believes the compensation program is properly aligned with the interests of our stockholders, and the near-term and long-term success of the company. However, the Committee often reevaluates our compensation policies applicable to the executive officers in order to (i) maintain the ability to attract and retain excellent employees in key positions, (ii) insure that compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives in the competitive market, and (iii) encourage continued improvement in corporate performance.
     As discussed in detail below, Origen’s executive compensation program consists of three key elements:
(1)	base salary;

(2)	cash bonus; and

(3)	equity compensation.

Independent Compensation Consultant
     During 2007, the Committee retained Watson Wyatt Worldwide (“Watson Wyatt”), a human resources consulting firm, and the Committee instructed Watson Wyatt to compile competitive compensation data and, based upon such data, to recommend ranges of annual and long-term compensation that are consistent with Origen’s compensation philosophy and objectives. The Committee also asked Watson Wyatt to provide suggestions and alternatives regarding the form of various elements of executive compensation. The Committee encouraged Watson Wyatt and Origen’s executive officers and their respective subordinates, to meet, exchange information and otherwise cooperate in the performance of their respective duties outside committee meetings.
Compensation Benchmarking
     During 2007, the Committee consulted with Watson Wyatt for an assessment of the competitiveness of Origen executive officer compensation relative to certain benchmark companies in the REIT and mortgage origination industries that the Committee, along with Watson Wyatt, deemed to be in our peer group. While the peer group consists of companies that are similar to Origen in some respects, there are few companies that shared Origen’s focus on loan origination and loan servicing operations in the manufactured housing sector. The competitiveness of Origen’s executive officer compensation was also reviewed relative to broad industry data.
     The Committee selected the benchmark companies as our peer group based upon (1) the likelihood that they would compete with Origen for executive talent, and (2) the availability of public information regarding their compensation practices. For 2007, Origen’s peer group included the following companies:
•	American Home Mortgage Investment Corp.

•	Capital Lease Funding, Inc.

•	Capital Trust, Inc.

•	Homebanc Corp.

•	Luminent Mortgage Capital, Inc.

•	Opteum, Inc.

•	Redwood Trust, Inc.
     The broad industry data that the Committee reviewed is included in studies produced by Watson Wyatt and other sources of general and industry specific compensation reports. For benchmarking purposes, the industry data was weighted equally with the peer group data. It was the intent of the Committee that the total compensation paid to Origen executives (consisting of salary plus bonus plus equity compensation) fall within a range from the 25th to 50th percentile. The Committee selected these percentile targets because Origen’s revenues are much lower than the peer group companies’ revenues. In applying these targets, the Committee did not base its compensation decisions on a mathematical analysis of the available data; rather, it used its judgment after considering all available information. The bias toward incentive compensation reflected in these percentages is in keeping with the Committee’s objective of aligning executive and stockholder interests.

Compensation Composition
     The compensation of each of Origen’s executive officers is composed of salary, a cash bonus and equity compensation. The cash bonus and equity portion of an executive officer’s compensation may also be referred to as annual incentive compensation and long-term incentive compensation, respectively. Setting the appropriate compensation composition is vital to Origen, its executives and its stockholders. Again, the Committee worked together with its compensation consultant, Watson Wyatt, and analyzed peer group data, as well as broad industry data included in studies produced by Watson Wyatt and other general and industry specific compensation reports. In doing so, the Committee observed that the compensation compositions at the peer group companies were as follows: 30%-60% salary, 30%-50% targeted bonus opportunity and equity compensation of 10%-50% of overall compensation. The Committee used these composition ranges as guidelines for its compensation program. Specifically, the Committee selected individual allocations and overall compensation targets that it believed to be consistent with the objectives of the compensation program and that properly reflect the skill and experience of the individual executives. The compensation compositions for (i) Ronald A. Klein, our Chief Executive Officer; (ii) W. Anderson Geater, Jr., our Chief Financial Officer; (iii) J. Peter Scherer, our President and Head of Operations; (iv) Mark W. Landschulz, our Executive Vice President of Portfolio Management; and (v) Benton E. Sergi, our Senior Vice President of Operations (the “named executive officers”) are set forth directly below. The identification of such named executive officers is determined based on their total compensation for the year ended December 31, 2007, as reported in the Summary Compensation Table.

Name and			Stock Awards
Principal Position(1)	Base Salary	Cash Bonus	(equity compensation)
Ronald A. Klein: Chief Executive Officer	34%	29%	34%

W. Anderson Geater, Jr.: Chief Financial Officer	40%	30%	23%

J. Peter Scherer: President and Head of Operations	40%	30%	23%

Mark W. Landschulz: Executive Vice President of Portfolio Management	40%	30%	24%

Benton E. Sergi: Senior Vice President of Operations	58%	26%	9%

(1)	The compensation compositions for the named executive officers do not add up to 100% of total compensation. As set forth in the “Summary Compensation Table” and the section entitled “Non-Qualified Deferred Compensation Earnings,” each of these officers receives supplemental compensation on a deferred basis. This form of compensation is not tied to performance. Instead, this is used as a tool to attract and retain key employees.

Key Elements of Compensation
     Although the named executive officers’ salaries are set by the terms of each named executive officer’s employment agreement (discussed below under “Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards – Employment Agreements”), the Committee reviews the compensation program for all executive officers on an annual basis and modifies it as necessary to insure that the program stays consistent with Origen’s stated compensation objectives. During this process, the CEO makes compensation recommendations to the Committee, which the Committee considers in making compensation decisions. In addition, the CEO periodically reviews the compensation program as it relates to executive officers and recommends changes to the Committee. The Committee believes that the CEO’s role in the compensation program is appropriate and critical because of the CEO’s interaction and evaluation of the performance of those individuals subject to the compensation program.
     Base Salary. In order to attract and retain quality executives, it is vital that Origen provide its executives with a level of assured cash compensation consistent with their professional status, experience and abilities. For each of Origen’s named executive officers, as illustrated above, base salary comprises less than 60% of total compensation. This is consistent with the peer group, where base salaries for top-level executives range from 30%-60% of total compensation. With only a portion of total compensation comprised of base salary, Origen’s executive compensation is weighted towards annual bonus awards and long-term equity compensation, which are linked to corporate success and key employee retention.
     Bonuses. Cash bonuses are awarded pursuant to an annual incentive plan and are based upon corporate and personal performance objectives. The primary purpose of the cash bonus element of our compensation program is to reward executives for the achievement of such performance objectives on an annual basis and to align employee interests with those of the stockholders. At the executive management and senior management levels, corporate financial performance is the primary objective, with adjustments made for personal performance in the discretion of the Committee.
     The Committee has chosen not to include changes in Origen’s stock price as a performance measure. Relatively speaking, Origen’s stock is thinly-traded and is not widely-held, with a significant percentage of its stock being held by insiders. In lieu of using Origen’s stock price as a performance objective, the Committee has chosen to use Origen’s net income as its key corporate performance measure. The Committee believes this measure accurately reflects corporate performance and Origen’s ability to pay bonuses.

     Each participant in the annual incentive plan has a target incentive opportunity. The target incentive opportunity is the cash bonus, based on a percentage of base salary, which an employee will receive if Origen’s net income is 100% of its budgeted net income. The Committee has set a bonus threshold, whereby bonuses are only paid out if net income is at least 80% of Origen’s budgeted net income. If Origen’s net income surpasses the threshold level, employee cash bonuses increase on a sliding scale. The following table illustrates the interplay between net income and cash bonus awards.

Net Income (as % of budgeted net
income)	<80%	80%	100%	150%
% Target Incentive Opportunity Awarded	0%	50%	100%	169%
     As described below under “Employment Agreements,” the named executive officers may be paid certain amounts upon a change of control of Origen or similar events.
     Equity Compensation. The primary form of equity compensation awarded to date has been in the form of grants of restricted stock. A modest amount of stock options were awarded coincidental with our formation in October 2003, but the Committee has chosen not to make subsequent stock option awards. Equity compensation, similar to bonuses, is intended to reward executives for the achievement of performance objectives, but such objectives are longer-term in nature. A significant purpose for equity compensation is to retain valuable executives and senior managers and provide incentives for contributing to the overall success of Origen in order to benefit individually from any improvement in the price of the stock over the long-term. Since the grants of restricted stock vest over periods ranging from three to five years, this method of compensation serves this longer-term purpose. In 2007, Origen granted its named executive officers restricted shares of stock as described below in “Grants of Plan-based Awards.” The Committee determined that these awards of restricted shares were consistent with the goals of the compensation program.
     Origen does not require its executives to own a certain number of shares of Origen’s stock.
     Origen follows the provisions of Statement of Financial Accounting Standards No. 123 revised (“SFAS 123(R)”), “Share-Based Payment,” which Origen adopted on January 1, 2006 using the modified-prospective transition method in order to account for its equity incentive plan and stock option plan. SFAS 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. Under this pronouncement, all forms of share-based payments to employees, including employee stock options, are treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. The fair value of each option granted would be determined using a binomial option-pricing model based on assumptions related to annualized dividend yield, stock price volatility, risk free rate of return and expected average term.

SUMMARY COMPENSATION TABLE
For The Twelve Months Ended
December 31, 2007 and 2006
     The following table sets forth for each of the named executive officers for the years ended December 31, 2007 and 2006: (i) the dollar value of base salary earned and paid during the year; (ii) the dollar value of bonuses earned during the year and paid during the first quarter of the following year; (iii) the dollar amount recognized for financial statement reporting purposes of stock awards granted during the year, computed in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share Based Payment;” (iv) the change in non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year. Note that Origen does not maintain a pension plan. In addition, during the year ended December 31, 2007, there were no stock option awards granted and no awards granted under non-equity incentive plans.

					Change in Non-
					Qualified
Name and					Deferred
Principal				Stock	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Earnings	Compensation	Total
Ronald A. Klein:	2007	$506,058	$430,000	$510,050	$40,000	$920	$1,487,028
Chief Executive Officer	2006	$470,077	$300,000	$551,852	$40,000	$852	$1,362,781

W. Anderson Geater, Jr.:	2007	$265,144	$200,000	$153,306	$40,000	$2,424	$659,874
Chief Financial Officer	2006	$232,933	$165,000	$157,665	$40,000	$2,264	$597,862

J. Peter Scherer:	2007	$255,289	$190,000	$146,996	$40,000	$2,264	$634,549
President and Head of Operations	2006	$230,289	$150,000	$157,572	$40,000	$2,080	$579,941

Mark W. Landschulz:	2007	$255,289	$190,000	$153,146	$40,000	$516	$638,951
Executive Vice President of Portfolio Management	2006	$218,462	$155,000	$161,485	$40,000	$480	$575,427

Benton E. Sergi:	2007	$212,490	$96,000	$34,219	$22,500	$375	$365,584
Senior Vice President of Operations	2006	$202,308	$75,000	$40,809	$22,500	$344	$340,961

(1)	Amounts computed in accordance with SFAS 123(R). See Note 13 – “Share-Based Compensation Plan,” included in Item 8 of Origen’s Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 17, 2008.

Grants of Plan-Based Awards
     The following table sets forth information regarding all plan-based awards that were made to the named executive officers during the year ended December 31, 2007. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of the stock awards in the Summary Compensation Table by providing additional details about such awards. None of the awards granted to the named executive officers during the year represented non-equity incentive plan awards or equity incentive-based awards subject to a performance condition or a market condition as those terms are defined by SFAS 123(R).

		All Other
		Stock
		Awards:
		Number of	Stock Awards:
Name and		Shares of	Grant Date Fair
Principal Position	Grant Date	Stock	Value(1)
Ronald A. Klein: Chief Executive Officer	August 29, 2007	30,000	$192,300

W. Anderson Geater, Jr.: Chief Financial Officer	August 29, 2007	16,000	$102,560

J. Peter Scherer: President and Head of Operations	August 29, 2007	16,000	$102,560

Mark W. Landschulz : Executive Vice President of Portfolio Management	August 29, 2007	16,000	$102,560

Benton E. Sergi: Senior Vice President of Operations	August 29, 2007	12,500	$80,125

(1)	The grant date fair values were $6.41 per share on August 29, 2007.
Material Information Relating to the Summary Compensation Table
and Grants of Plan Based Awards
General
     The stock awards granted to the above named executive officers on August 29, 2007, vest in equal amounts on August 29, 2008, 2009 and 2010. All dividends and other distributions on the shares are paid in cash to the applicable holder of the stock at rates determined by the Board of Directors from time to time.
     Stock awards may be granted to the named executive officers upon approval by the Committee or, in certain instances, the full Board of Directors. With the exception of the Chief Executive Officer as described above, the named executive officers do not have a role in determining the terms of the stock awards, including the amount to be awarded.

     The stock awards have been granted on an annual basis, generally in the second quarter, but subsequent awards may be made throughout the remainder of the fiscal year as determined by the Compensation Committee or the Board of Directors.
     Origen’s executive compensation program, including the mix of the base salary element, the bonus element and the equity compensation element, and the proportion of each to total compensation, varies based on the individual named executive officer. In the aggregate, the salaries and bonuses earned by the named executive officers in 2007 equaled 69% of their aggregate total compensation. The following table shows each named executive officer’s salary and bonus in proportion to his total compensation:

					Total Salary
					and Bonus
					in Proportion
Name and			Total Salary	Total	to Total
Principal Position	Salary	Bonus	and Bonus	Compensation	Compensation
Ronald A. Klein: Chief Executive Officer	$506,058	$430,000	$936,058	$1,487,028	63%

W. Anderson Geater, Jr.: Chief Financial Officer	$265,144	$200,000	$464,144	$659,874	70%

J. Peter Scherer: President and Head of Operations	$255,289	$190,000	$445,289	$634,549	70%

Mark W. Landschulz : Executive Vice President of Portfolio Management	$255,289	$190,000	$445,289	$638,951	70%

Benton E. Sergi: Senior Vice President of Operations	$212,490	$96,000	$308,490	$365,584	84%
Employment Agreements
     Origen and Origen Financial, L.L.C. have entered into employment agreements with each of the named executive officers, pursuant to which Origen Financial, L.L.C. pays the executives’ salaries. Each of Origen’s executives is also an officer of Origen Financial, L.L.C.
     Ronald A. Klein, Chief Executive Officer
     On July 14, 2006, Origen and Origen Financial, L.L.C. entered into an employment agreement with Ronald A. Klein, Origen’s Chief Executive Officer. Mr. Klein’s employment agreement is for an initial three-year term ending July 14, 2009 and is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement. The employment agreement provides for an annual base salary of $495,000 in the first year, $520,000 in the second year, and $545,000 in the third year. If the agreement is automatically renewed beyond the initial three-year term, Mr. Klein’s base salary will increase by 5% during each successive one-year term. In addition to his base salary, Mr. Klein is entitled to annual incentive compensation of up to 100% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by Origen’s Board of Directors.

     In connection with the execution of the employment agreement on July 14, 2006, Origen issued Mr. Klein 175,000 restricted shares of its common stock. The shares vest in five equal annual installments of 35,000 shares on each of May 15, 2007, 2008, 2009, 2010 and 2011.
     The non-competition provision of the employment agreement generally precludes Mr. Klein from engaging, directly or indirectly, in the United States or Canada in the manufactured housing finance business or any ancillary business of Origen during the term of his employment with Origen and for a period of twelve months following the period he is employed by Origen, subject to certain conditions and exceptions. Mr. Klein will also be prohibited from soliciting the employment of any of Origen’s other employees and diverting any business from Origen for a period of up to two years after termination of the employment agreement.
     Under the employment agreement, Mr. Klein will be entitled to a severance payment equal to (a) two years’ salary and target bonus if the employment agreement is terminated by Origen without cause (as defined below) or by Mr. Klein for good reason (as defined below), or if Mr. Klein dies or becomes disabled, or (b) one year’s salary if Origen does not renew the term of the contract at the end of its initial term or any subsequent renewal term.
     For purposes of Mr. Klein’s employment agreement, “good reason”, as it relates to the executive’s severance payments upon his termination of the agreement for good reason described in the preceding paragraph, means (i) a substantial adverse change, not consented to by the executive, in the nature or scope of his responsibilities, authorities or duties, (ii) a substantial involuntary reduction in the executive’s base salary except for an across-the-board salary reduction similarly affecting all or substantially all employees, or (iii) the relocation of the executive’s principal place of employment to another location of Origen outside a sixty-mile radius from the location of the executive’s principal place of employment as of the date of the agreement.
     For purposes of Mr. Klein’s employment agreement, “cause” means: (i) a material breach of any provision of the employment agreement by the executive (after opportunity to cure for 20 days upon receipt of notice of breach), (ii) the executive’s failure or refusal, in any material manner, to perform all lawful services required of him pursuant to his agreement (after opportunity to cure for 20 days upon receipt of notice of breach), (iii) the executive’s commission of fraud, embezzlement or theft, or a crime constituting moral turpitude that renders his continued employment harmful to Origen, (iv) the executive’s misappropriation of company assets or property, including, without limitation, obtaining reimbursement through fraudulent vouchers or expense reports, or (v) the executive’s conviction or the entry of a plea of guilty or no contest by the executive with respect to any felony or other crime that adversely affects Origen’s reputation or business.
     Upon a change in control of Origen, Mr. Klein may be entitled to a change in control payment equal to 2.99 times the sum of (a) his then current base salary, and (b) fifty percent of his then-current target bonus. The change in control payment will be payable if (i) Mr. Klein is still employed by Origen on the first anniversary of the change in control, (ii) during such one-year period Mr. Klein’s employment is terminated without cause by Origen, Mr. Klein resigns with good reason (as defined below) or Mr. Klein dies or becomes disabled, or (iii) Origen terminates Mr. Klein’s employment in anticipation of a change in control during a specified period before the closing of the change in control transaction. If, in addition to the change in control payment under the employment agreement, Mr. Klein is entitled to a payment from Origen upon a change in control or similar event under any other plan or agreement, Origen will be obligated to pay only the greater of the change in control payment described in the employment agreement and such other plan or agreement.

     For purposes of Mr. Klein’s employment agreement, “good reason”, as it relates to the executive’s severance payments upon his termination of the agreement for good reason after a change in control only, as described in the preceding paragraph, means (i) a substantial involuntary reduction in the executive’s base salary except for an across-the-board salary reduction similarly affecting all or substantially all employees, or (ii) the relocation of the executive’s principal place of employment to another location of Origen outside a sixty-mile radius from the location of the executive’s principal place of employment as of the date of the agreement.
     For purposes of Mr. Klein’s employment agreement, a “change in control” includes the following: (i) an event or series of events by which any person together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of Origen’s then outstanding securities having the right to vote in an election of the Board of Directors, other than as a result of an acquisition of securities directly from Origen, (ii) (1) any consolidation or merger of Origen in which the stockholders of Origen immediately prior to the consolidation or merger would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger or (2) any sale, lease, exchange or other transfer to an unrelated party, in one transaction or a series of transactions contemplated or arranged by any party as a single plan, of all or substantially all of Origen’s assets; (iii) the approval of Origen’s stockholders of any plan or proposal for the liquidation or dissolution of Origen; or (iv) where the persons who, as of the employment agreement date, constitute Origen’s Board of Directors (the “incumbent directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of Origen subsequent to such date shall be considered an incumbent director if such person’s election was approved by or such person was nominated for election by either (1) a vote of at least two-thirds of the incumbent directors or (2) a vote of at least a majority of the incumbent directors who are members of a nominating committee of the Board of Directors comprised, in the majority, of incumbent directors; provided further, however, that notwithstanding the foregoing, any director designated by a person or entity that has entered into an agreement with Origen to effect a transaction described in clauses (i), (ii) or (iii) above, shall not be deemed to be an incumbent director.
     If any severance payments or change in control payments to Mr. Klein under the agreement collectively constitute a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code, thereby requiring the payment of excise taxes, then Origen will gross up such payments to cover all applicable excise taxes.
     W. Anderson Geater, Jr., Chief Financial Officer, J. Peter Scherer, President and Head of Operations and Mark Landschulz, Executive Vice President of Portfolio Management
     On December 28, 2006, Origen and its primary operating subsidiary Origen Financial L.L.C. entered into employment agreements with each of W. Anderson Geater, Jr., Origen’s Chief Financial Officer; J. Peter Scherer, Origen’s President and Head of Operations; and Mark Landschulz, Origen’s Executive Vice President of Portfolio Management. The effective date of each employment agreement is October 8, 2006, which is the date the previous employment agreement of each executive expired.
     Each executive’s employment agreement is for an initial three-year term ending October 8, 2009 and is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement. Mr. Geater’s employment agreement provides for an annual base salary of $262,500 in the first year, $275,000 in the second year, and $300,000 in the third year. Each of Mr. Scherer’s and Mr. Landschulz’s employment agreement provides for an annual base salary of $250,000 in the first year, $275,000 in the second year, and $300,000 in the third year. If an executive’s employment agreement is automatically renewed beyond the initial three-year term, his base salary will increase by 5% during each successive one-year term. In addition to his base salary, each executive is entitled to annual incentive compensation of up to 100% of his then-current base salary if he satisfies certain individual and company performance criteria established from time to time by Origen’s Board of Directors.
     In connection with the execution of the employment agreements on October 8, 2006, Origen issued Mr. Geater 30,000 restricted shares of common stock and issued each of Mr. Scherer and Mr. Landschulz 25,000 restricted shares of common stock. Each executive’s shares vest in five equal annual installments of 6,000 shares (in Mr. Geater’s case) or 5,000 shares (in Mr. Scherer’s and Mr. Landschulz’s cases) on each of October 8, 2007, 2008, 2009, 2010 and 2011.
     Under their respective employment agreements, each of Mr. Geater, Mr. Scherer and Mr. Landschulz will be entitled to the following severance compensation: (A) if the employment agreement is terminated by Origen without cause or by the executive for good reason, (i) Origen will pay the executive an amount equal to his then-current base salary, (ii) Origen will continue to provide health care coverage and other benefits for which the executive continues to be eligible under Origen’s benefits plans for the applicable severance period (as defined below), provided that Origen’s obligation to provide the benefits described in this clause (ii) will terminate to the extent that a subsequent employer provides similar coverage, and (iii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated; (B) if the executive dies or becomes disabled, (i) Origen will pay the executive an amount equal to his then-current base salary, (ii) Origen will continue to provide health care coverage and other benefits for the same period and on the same terms as described in clause (A)(ii) above, and (iii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated; and (C) if the executive’s employment is terminated because Origen does not renew the term of the employment agreement at the end of its initial term or any subsequent renewal term, (i) Origen will pay the executive an amount equal to his then-current base salary, and (ii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated.
     The “severance period” means 24 months with respect to Mr. Geater and 18 months with respect to each of Mr. Scherer and Mr. Landschulz.
     If payable, the severance payment will be in addition to any non-compete payment or change of control payment described below to which the executive is entitled.
     The non-competition provision of each executive’s employment agreement generally precludes the executive from engaging, directly or indirectly, in the United States or Canada in the manufactured housing finance business or any ancillary business of Origen during the term of his employment with Origen and for a period of 18 months following the period he is employed by Origen, subject to certain conditions and exceptions. Each executive will also be prohibited from soliciting the employment of any of Origen’s other employees and diverting any business from Origen for a period of up to 18 months after termination of the employment agreement. In consideration of each executive’s covenant not to compete, Origen will pay the executive a non-compete payment, but only if the employment agreement is terminated by Origen without cause or by the executive for good reason. The amount payable to Mr. Geater is $849,615 and the amount payable to each of Mr. Scherer and Mr. Landschulz is $560,000. No portion of such amount will be payable to an executive after any breach of his covenant not to compete. Fifty percent of each executive’s non-compete payment will be payable in equal monthly installments during the period between six months after his termination date and the end of his non-compete period. The remaining 50% of such amount will be payable at the end of the non-compete period. If the executive dies during the non-compete period, Origen will pay all remaining non-compete payments to his estate. If payable, the non-compete payment will be in addition to any severance payment described above or change of control payment described below to which the executive is entitled.

     Upon a change in control of Origen, each executive may be entitled to a change in control payment equal to 2.0 times the sum of (a) his then-current base salary, and (b) fifty percent of his then-current target bonus. Each executive’s change in control payment generally will be payable within five days after the first anniversary of the change of control event notwithstanding the foregoing: (i) no change of control payment will be payable if the executive is terminated for cause or resigns without good reason before the first anniversary of the change in control event, (ii) if during the six-month period following the change of control event his employment is terminated without cause by Origen or he resigns with good reason; (iii) if during the one-year period following the change of control event he dies or becomes disabled, and (iv) if Origen terminates his employment in anticipation of a change in control during a specified period before the closing of the change in control transaction. In addition to the change in control payment under their respective employment agreements, if any executive is entitled to a payment Origen must make the change of control payment six months after the executive’s termination date from Origen upon a change in control or similar event under any other plan or agreement. Origen will be obligated to pay only the greater of the change of control payment described in the executive’s employment agreement and such other plan or agreement. If payable, the change of control payment will be in addition to any severance payment or non-compete payment described above to which the executive is entitled.
     If any severance payments or change in control payments to an executive under his employment agreement collectively constitute a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code, thereby requiring the payment of excise taxes, then Origen will gross up such payments to cover all applicable excise taxes.
     For purposes of the employment agreements of each of Mr. Geater, Mr. Scherer and Mr. Landschulz, “cause”, “good reason” as it relates to the executive’s severance payments upon his termination of the agreement for good reason generally, and “good reason”, as it relates to the executive’s severance payments upon his termination of the agreement for good reason after a change of control, have the same meaning as those applicable to Mr. Klein, as described above.
     Benton E. Sergi, Senior Vice President of Operations
     On March 31, 2007, Mr. Sergi completed the final year of a three-year employment agreement. Under the provisions of the agreement, the term of the agreement has been automatically extended to March 31, 2009. Mr. Sergi’s annual salary through March 31, 2008 was $215,250 and his annual salary for the year ending March 31, 2009 is $226,013. Under the terms of the agreement, Mr. Sergi is eligible for a performance bonus of up to 50% of his base salary. Under the agreement, Mr. Sergi is entitled to the following severance compensation: (A) if the employment agreement is terminated by Origen without cause, Origen will pay the executive an amount equal to his then-current base salary over the severance period; and (B) if the executive dies or becomes disabled, Origen will pay the executive an amount equal to his then-current base salary over the severance period.
     The “severance period” means 12 months with respect to Mr. Sergi.
     For purposes of Mr. Sergi’s employment agreement, “cause” means: (i) a material breach of any provision of the employment agreement by the executive (after opportunity to cure for 20 days upon receipt of notice of breach), (ii) any action (or failure to act) by the executive that involves malfeasance, fraud or moral turpitude, or which, if generally known, would or might have a material adverse effect on Origen or its reputation.

     The non-competition provision of Mr. Sergi’s employment agreement generally precludes the executive from engaging, directly or indirectly, in the United States or Canada in the manufactured housing finance business or any ancillary business of Origen during the term of his employment with Origen and for a period of 12 months following the period he is employed by Origen, subject to certain conditions and exceptions. The executive will also be prohibited from soliciting the employment of any of Origen’s other employees and diverting any business from Origen for a period of up to 12 months after termination of the employment agreement.
     On March 20, 2008, Origen entered into a letter agreement with Mr. Sergi, under which Mr. Sergi will be paid a retention bonus equal to $215,250 (the amount of his current base salary) if (i) he remains employed by Origen or a successor of Origen for twelve months from the date of the agreement, or (ii) if during such twelve-month period his employment is terminated by Origen for any reason other than insubordination, incompetency or dishonesty, and he is not offered employment by a successor to Origen. If payable, the retention bonus will be paid in accordance with Origen’s payroll schedule over the course of one year.
Outstanding Equity Awards at Fiscal Year End
     The following tables set forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
Name and Principal Position	Exercisable(2)	Unexercisable	Option Price	Expiration Date
Ronald A. Klein:	25,000	0	$10.00	October 8, 2013
Chief Executive Officer

W. Anderson Geater, Jr.:	15,000	0	$10.00	October 8, 2013
Chief Financial Officer

J. Peter Scherer:	15,000	0	$10.00	October 8, 2013
President and Head of Operations

Mark W. Landschulz :	15,000	0	$10.00	October 8, 2013
Executive Vice President of Portfolio Management

Benton E. Sergi: Senior	12,500	0	$10.00	October 8, 2013
Vice President of Operations

(1)	None of the options were in-the-money as of December 31, 2007.

(2)	Mr. Klein, Mr. Geater, Mr. Scherer and Mr. Landschulz’s option awards were all granted on October 8, 2003. Mr. Sergi’s options were granted on January 29, 2004.

		Stock Awards
		Number of
		Shares of
		Stock that	Market Value of
		Have Not	Shares of Stock that
	Stock Award Date	Vested(1)	Have Not Vested(2)
Ronald A. Klein: Chief Executive	May 8, 2005	33,334
Officer	June 15, 2006	20,000
	July 14, 2006	140,000
	August 29, 2007	30,000	$893,336

W. Anderson Geater, Jr.: Chief	May 8, 2005	10,000
Financial Officer	June 15, 2006	20,000
	December 28, 2006	24,000
	August 29, 2007	16,000	$280,000

J. Peter Scherer: President and	May 8, 2005	10,000
Head of Operations	June 15, 2006	20,000
	December 28, 2006	20,000
	August 29, 2007	16,000	$264,000

Mark W. Landschulz: Executive	May 8, 2005	10,000
Vice President of	June 15, 2006	24,000
Portfolio Management	December 28, 2006	20,000
	August 29, 2007	16,000	$280,000

Benton E. Sergi: Senior Vice	May 8, 2005	1,667
President of Operations	June 15, 2006	8,000
	August 29, 2007	12,500	$88,668

(1)	Mr. Klein’s shares vest as follows: 73,334 shares on May 15, 2008, 10,000 shares on August 29, 2008, 40,000 shares on May 15, 2009, 10,000 shares on August 29, 2009, 40,000 shares on May 15, 2010, 10,000 shares on August 29, 2010 and 40,000 shares on May 15, 2011. Mr. Geater’s shares vest as follows: 15,000 shares on May 15, 2008, 5,333 on August 29, 2008, 6,000 shares on October 8, 2008, 5,000 shares on May 15, 2009, 5,333 shares on August 29, 2009, 6,000 shares on October 8, 2009, 5,000 shares on May 15, 2010, 5,334 shares on August 29, 2010, 6,000 shares on October 8, 2010, 5,000 shares on May 15, 2011 and 6,000 shares on October 8, 2011. Mr. Scherer’s shares vest as follows: 15,000 shares on May 15, 2008, 5,333 on August 29, 2008, 5,000 shares on October 8, 2008, 5,000 shares on May 15, 2009, 5,333 on August 29, 2009, 5,000 shares on October 8, 2009, 5,000 shares on May 15, 2010, 5,334 on August 29, 2010, 5,000 shares on October 8, 2010, 5,000 shares on May 15, 2011 and 5,000 shares on October 8, 2011. Mr. Landschulz’s shares vest as follows: 16,000 shares on May 15, 2008, 5,333 shares on August 29, 2008, 5,000 shares on October 8, 2008, 6,000 shares on May 15, 2009, 5,333 shares on August 29, 2009, 5,000 shares on October 8, 2009, 6,000 shares on May 15, 2010, 5,334 shares on August 29, 2010, 5,000 shares on October 8, 2010, 6,000 shares on May 15, 2011 and 5,000 shares on October 8, 2011. Mr. Sergi’s shares vest as follows: 3,667 shares on May 15, 2008, 4,166 shares on August 29, 2008, 2,000 shares on May 15, 2009, 4,166 shares on August 29, 2009, 2,000 shares on May 15, 2010, 4,169 shares on August 29, 2010 and 2,000 shares on May 8, 2011.

(2)	Market value is based on the closing market price on the last business day of the fiscal year, which was $4.00 per share.

Option Exercises and Stock Vested
     During the year ended December 31 2007, no named executive officer exercised any options. The following table sets forth information regarding the vesting of restricted stock during the year ended December 31, 2007 for each of the named executive officers on an aggregate basis:

	Stock Awards
	Number of
	Shares
	Acquired	Value
	Upon	Realized
Name and Principal Position	Vesting	Upon Vesting
Ronald A. Klein: Chief Executive Officer	73,333	$520,664

W. Anderson Geater, Jr.: Chief Financial Officer	21,000	$141,900

J. Peter Scherer: President and Head of Operations	20,000	$136,000

Mark W. Landschulz: Executive Vice President of Portfolio Management	21,000	$143,100

Benton E. Sergi: Senior Vice President of Operations	3,667	$26,036
Pension Benefits
     Origen does not maintain a pension plan.
Non-Qualified Deferred Compensation
     The following table sets forth non-qualified deferred compensation accumulated during the year ended December 31, 2007 for each of the named executive officers:

		Registrant	Aggregate
	Executive	Contributions	Earnings in	Aggregate	Aggregate
Name and Principal	Contributions in	in Last Fiscal	Last Fiscal	Withdrawals /	Balance at
Position	Last Fiscal Year	Year	Year	Distributions	Last FYE
Ronald A. Klein:	$0	$0	$40,000	$0	$240,000
Chief Executive Officer

W. Anderson Geater,	$0	$0	$40,000	$0	$240,000
Jr.: Chief Financial Officer

J. Peter Scherer:	$0	$0	$40,000	$0	$240,000
President and Head of Operations

Mark W. Landschulz:	$0	$0	$40,000	$0	$240,000
Executive Vice President of Portfolio Management

Benton E. Sergi:	$0	$0	$22,500	$0	$90,000
Senior Vice President of Operations

          All amounts detailed above under the heading, “Non-Qualified Deferred Compensation Earnings,” are included in the Summary Compensation Table under the heading, “Change in Non-Qualified Deferred Compensation Earnings.”
          Origen’s non-qualified deferred compensation plan provides supplemental compensation to certain executive officers and employees on a deferred basis. The plan was initiated by one of Origen’s predecessors in year 2002, in an environment where no equity capital was available to compensate key members of management. The plan was intended to attract and maintain qualified individuals in key positions. The plan is not performance-based and the investments are not directed by either the employee or Origen. The vesting amounts, vesting schedule and employee payment schedules are all fixed upon the employee’s entrance into the plan. The deferred compensation under the plan vests over a ten-year period, with the first 30% vesting on the third anniversary of the employee’s participation in the plan, and the remainder vesting at a rate of 10% per year, until the tenth anniversary of the employee’s participation in the plan. The deferred compensation is paid to the employee, in a lump sum, following the tenth anniversary of the participant’s enrollment in the plan. If a participant’s employment is terminated for any reason after the third anniversary, but before the tenth anniversary, of his or her enrollment in the plan, Origen will pay the participant his or her vested portion of the deferred compensation, in a lump sum, following the tenth anniversary of his or her enrollment in the plan. If a participant dies while he or she is a full-time employee and before he or she has been enrolled in the plan for ten years, Origen has no obligation to pay any amount to the participant or the participant’s beneficiaries. Origen closed the plan to any new participants after year 2005.
          Origen’s predecessor adopted a split-dollar life insurance plan that, through individual life insurance policies, provides death benefits to a participant’s beneficiaries and coordinates with the deferred compensation plan described above. Under the split-dollar plan, Origen is the sole owner of each life insurance policy and pays all premiums due under the policies. Upon a participant’s death, a portion of the death benefit is paid to Origen. It is intended that the policies under the split-dollar plan provide key man insurance benefits to Origen, and the cash build-up in the policies is intended to fund the payment of benefits under the deferred compensation plan described above. Participation in the split-dollar plan terminates upon the earlier of a participant’s death or the tenth anniversary of a participant’s enrollment in the deferred compensation plan. In addition, the split-dollar plan will be terminated, as to all participants, upon the total cessation Origen’s business, if Origen files for bankruptcy, if Origen is put into receivership, if Origen is dissolved or if Origen terminates the split-dollar plan. Upon the plan’s termination, participants have the right to acquire the life insurance policy from Origen for the then-current cash surrender value of the policy.

Disclosure Regarding Termination and Change In Control Provisions
     The following table describes and quantifies potential payments to named executive officers under existing contracts and agreements that provide for payments in the event of any termination of employment or change of control event (each, a “triggering event”). Termination of employment includes severance, constructive termination and resignation. Currently there are no contracts or agreements in place that provide for any form of retirement benefits, and accordingly, retirement is excluded from the definition of a termination of employment for purposes of this table. For illustrative purposes, a triggering event is assumed to have occurred on the last business day of 2007. See the section entitled “Material Information Relating to the Summary Compensation Table and Grants of Plan Based Awards — Employment Agreements” for additional information regarding the named executive officers’ rights upon a triggering event. Also see “Employment Agreements” for a narrative description of the triggering events and compensation payable to each of Messrs. Klein, Geater, Scherer, Landschulz and Sergi upon the occurrence of a triggering event. The following table also quantifies such payments.
     In June 2006, Origen adopted the Origen Financial, Inc. Retention Plan, which was implemented in order to provide plan participants with reasonable and fair protection from the risks presented by the possibility of a change of control. In March 2008, Origen terminated the retention plan. No employee, director or other person was designated to participate in the retention plan before it was terminated.

	Klein	Geater	Scherer	Landschulz	Sergi
	Assumptions and Contractual Factors
Stock price at trigger date	$4.00	$4.00	$4.00	$4.00	$4.00
Number of unvested shares held at trigger date	223,334	70,000	66,000	70,000	22,169
Base salary on trigger date	$520,000	$275,000	$275,000	$275,000	$212,250
Contractual bonus opportunity (% of base salary)	100.00%	100.00%	100.00%	100.00%	50.00%
Change of control salary and bonus multiple	2.99	2.00	2.00	2.00	N/A
Change of control, % of bonus opportunity	50.00%	50.00%	50.00%	50.00%	N/A
Termination without cause, % of bonus opportunity	100.00%	100.00%	100.00%	100.00%	0.00%
Termination without cause, salary and bonus multiple	2.00	1.00	1.00	1.00	1.00

	Klein	Geater	Scherer	Landschulz	Sergi
	Contractual Payments In The Event Of Change of Control:
Accelerated vesting of restricted stock awards	$893,336	$280,000	$264,000	$280,000	N/A
Change of control payment-salary	$1,554,800	$550,000	$550,000	$550,000	N/A
Change of control payment-bonus	$777,400	$275,000	$275,000	$275,000	N/A
Total cash payments	$2,332,200	$825,000	$825,000	$825,000	N/A
Lump-sum cash payment date	12/31/08	1/5/09	1/5/09	1/5/09	N/A
Retention Bonus	N/A	N/A	N/A	N/A	$215,250 (2)
Termination of Employment Without Cause:
Accelerated vesting of restricted stock awards (1)	$893,336	$280,000	$264,000	$280,000	$88,668
Severance payment — salary	$1,040,000	$275,000	$275,000	$275,000	$215,250
Severance payment — bonus	$1,040,000	$0	$0	$0	$0
Total cash payment amount	$2,080,000	$275,000	$275,000	$275,000	$215,250
Cash payment date	Pro rata over 24 months	7/1/08	7/1/08	7/1/08	Pro rata over 12 months

Resignation With Good Reason:
Accelerated vesting of restricted stock awards (1)	$893,336	$280,000	$264,000	$280,000	$0
Severance payment — salary	$1,040,000	$275,000	$275,000	$275,000	$0
Severance payment — bonus	$1,040,000	$0	$0	$0	$0
Total cash payment amount	$2,080,000	$275,000	$275,000	$275,000	$0
Cash payment date	Pro rata over 24 months	7/1/08	7/1/08	7/1/08	N/A

Non-competition Agreement:
Non-compete period	24 months	24 months	18 months	18 months	12 months
Contractual cash payment	$0	$849,615	$560,000	$560,000	$0

Termination of Employment For Cause, or Resignation Without Good Reason:
Accelerated vesting of restricted stock awards	$0	$0	$0	$0	$0
Severance salary payment	$0	$0	$0	$0	$0
Severance bonus payment	$0	$0	$0	$0	$0
Total cash payment amount	$0	$0	$0	$0	$0

(1)	Coincides with change of control triggering event; not an additional item of compensation.

(2)	Mr. Sergi will receive a retention bonus of $215,250 if (i) he remains employed by Origen or a successor of Origen until March 20, 2009, or (ii) if before such date his employment is terminated by Origen under certain circumstances and he is not offered employment by a successor to Origen.

Director Compensation
     The following table sets forth information regarding the compensation received by each of Origen’s non-employee Directors during the year ended December 31, 2007:

	Fees
	Earned or
	Paid in	Stock		All Other
Name	Cash	Awards(1)		Compensation	Total
Paul A. Halpern	$63,000	$23,194	(2)	$0	$86,194
Richard H. Rogel	$39,750	$23,194	(2)	$0	$62,944
Robert S. Sher	$36,000	$6,864	(2)	$0	$42,864
Gary A. Shiffman	$38,750	$23,194	(2)	$0	$61,944
Michael J. Wechsler	$43,500	$23,194	(2)	$0	$66,694

(1)	Amounts computed in accordance with SFAS 123(R). See Note 13 - “Share-Based Compensation Plan,” included in Item 8 of Origen’s Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 17, 2008.

(2)	The grant date fair value for each of Messrs. Halpern, Rogel, Sher, Shiffman and Wechsler’s equity awards was $35,300, which was based on the grant date fair value of $7.06 per share. The aggregate number of stock awards outstanding at fiscal year end was 10,667 for each of Messrs. Halpern, Rogel, Shiffman and Wechsler and 5,000 for Mr. Sher.
          Origen pays an annual director’s fee of $25,000 to each non-employee director payable quarterly. Origen pays each non-employee director meeting fees of $1,000 per meeting attended in person and $500 per telephonic meeting. Origen also reimburses all costs and expenses of all Directors for attending each meeting. In addition to their annual director’s fees, the Chairman of the Board of Directors receives an additional annual fee of $20,000, the Chairman of the Audit Committee receives an annual additional fee of $20,000 and other members of the Audit Committee receive an annual committee fee of $5,000. Members of the Compensation Committee receive an annual committee fee of $5,000. Directors who are also employees are not separately compensated for services as a director. Mr. Klein, the Chief Executive Officer, is a Director, and his compensation is disclosed above.
          Under Origen’s 2003 Equity Incentive Plan, the Board of Directors has the discretion to grant awards under the plan to non-employee Directors with such vesting and exercise provisions as the Board of Directors may determine at the date of grant. On May 8, 2007, Origen granted all directors other than Mr. Klein an award of 5,000 restricted shares of common stock. The shares vest in equal installments on May 15, 2008, 2009 and 2010. Dividends and other distributions on the shares of restricted stock will be paid to the Directors.
Compensation Committee Report
          The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in Origen’s proxy statement and Annual Report on Form 10-K.
Respectfully submitted,

Members of the Compensation Committee:

Michael J. Wechsler, Chairman
Richard H. Rogel
Robert S. Sher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of April 18, 2008, based upon information available to Origen, the shareholdings of: (a) each person known to Origen to be the beneficial owner of more than 5% of Origen’s common stock; (b) each of Origen’s directors; (c) each Named Executive Officer; and (d) all of Origen’s executive officers and directors as a group.
     Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of Origen’s common stock shown as beneficially owned by them, subject to community property laws, where applicable.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares		Percent(1)
Ronald A. Klein	595,238	(2)	2.3%
27777 Franklin Road, Suite 1700 Southfield, MI 48034

Gary A. Shiffman	5,027,500	(3)	19.3%
27777 Franklin Road, Suite 200 Southfield, MI 48034

Paul A. Halpern	1,782,500	(4)	6.9%
2300 Harmon Road Auburn Hills, MI 48326

Richard H. Rogel	52,500	(5)	*
56 Rose Crown Avon, CO 81260

Robert S. Sher	6,000		*
17672 Laurel Park Drive North, Suite 400E
Livonia, MI 48152

Michael J. Wechsler	27,500	(5)	*
625 Madison Avenue New York, NY 10021

J. Peter Scherer	146,724	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034

W. Anderson Geater, Jr.	145,597	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034

Mark W. Landschulz	146,763	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares		Percent(1)
Benton E. Sergi	55,118	(7)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034

Sun OFI, LLC	5,000,000	(8)	19.2%
27777 Franklin Road, Suite 200 Southfield, MI 48034

Woodward Holding, LLC	1,750,000	(9)	6.7%
2300 Harmon Road Auburn Hills, MI 48326

William M. Davidson	4,350,000	(10)	15.2%
2300 Harmon Road Auburn Hills, MI 48326

Third Avenue Management LLC	2,180,470	(11)	8.4%
622 Third Avenue, 32nd Floor New York, NY 10017

Ronald R. Redfield	1,806,606	(12)	6.9%
c/o Redfield, Blonsky & Co., LLC 15 N. Union Avenue, PO Box 1103 Cranford, NJ 07016

Robert E. Robotti	2,241,963	(13)	8.6%
c/o Robotti & Company, Incorporated 52 Vanderbilt Avenue New York, NY 10017

Met Investors Advisory, LLC	1,302,243	(14)	5.0%
5 Park Plaza, Suite 1900 Irvine, CA 92614

Wells Fargo & Company	2,314,145	(15)	8.9%
420 Montgomery Street San Francisco, CA 94163

All directors and executive officers as a	8,060,110	(16)	30.8%
Group (13 persons)

*	Holdings represent less than 1% of all shares outstanding.

(1)	In accordance with SEC regulations, the percentage calculations are based on 26,002,748 shares of common stock issued and outstanding as of April 18, 2008, plus shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008 by each individual or entity listed.

(2)	Includes (i) 10,000 shares held in a trust of which Mr. Klein is the trustee, and (ii) 25,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008.

(3)	Includes 5,000,000 shares held by Sun OFI, LLC, of which Mr. Shiffman is the sole manager. Sun OFI, LLC is an affiliate of Sun Communities, Inc., of which Mr. Shiffman is the Chairman and Chief Executive Officer. Mr. Shiffman disclaims beneficial ownership of the shares held by Sun OFI, LLC. Also includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008. The number above does not include 1,025,000 shares held by Shiffman Origen LLC. Mr. Shiffman has an indirect pecuniary interest in approximately 9% of the shares held by Shiffman Origen LLC but does not have share voting or investment control over the shares held by this entity.

(4)	Includes (i) 1,750,000 shares held by Woodward Holding, LLC, which are attributed to Mr. Halpern because he is its sole manager, of which shares Mr. Halpern disclaims beneficial ownership, and (ii) 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008.

(5)	Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008.

(6)	Includes 15,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008.

(7)	Includes 12,500 shares of common stock that may be acquired pursuant to options exercisable within 60 days of April 18, 2008.

(8)	Sun OFI, LLC is an affiliate of Sun Communities, of which Mr. Shiffman is the Chairman, President and Chief Executive Officer. Mr. Shiffman is the sole manager of Sun OFI, LLC. Mr. Shiffman has sole voting and investment power with respect to all the shares held by Sun OFI, LLC. Mr. Shiffman disclaims beneficial ownership of the shares held by Sun OFI, LLC.

(9)	Mr. Halpern is the sole manager of Woodward Holding, LLC. Mr. Halpern has sole voting power with respect to all the shares held by Woodward Holding, LLC. Mr. Halpern disclaims beneficial ownership of the shares held by Woodward Holding, LLC.

(10)	Based on information contained in a Schedule 13D/A filed with the SEC on April 11, 2008, (a) Mr. Davidson has sole voting power with respect to 2,600,000 shares of the Origen’s common stock that may be acquired within 60 days of April 18, 2008 pursuant to a stock purchase warrant issued by Origen in favor of the William M. Davidson Trust u/a/d 12/13/04 (the “Trust”), of which Mr. Davidson is the trustee, and (b) Mr. Davidson has sole investment power with respect to the 2,600,000 shares issuable to the Trust upon exercise of such warrant and 1,750,000 shares of Origen’s common stock held by Woodward Holding, LLC, of which Mr. Davidson is the sole member.

(11)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2008, Third Avenue Management LLC has sole voting power with respect to 2,121,920 of these shares and sole investment power with respect to all 2,180,470 of these shares.

(12)	Based on information contained in a Schedule 13G filed with the SEC on January 15, 2008, Mr. Redfield has sole voting power and sole investment power with respect to 27,301 of these shares and shared investment power with respect to 1,806,606 of these shares. Redfield, Blonsky & Co., LLC is also a reporting person included on the Schedule 13G.

(13)	Based on information contained in a Schedule 13D/A filed with the SEC on February 27, 2007, Mr. Robotti has shared voting power and shared investment power with respect to all 2,241,963 of these shares. Other reporting persons included on the Schedule 13D/A are Robotti & Company, Incorporated, Robotti & Company, LLC, Robotti & Company Advisors, LLC, Kenneth R. Wasiak, Ravenswood Management Company, L.L.C. and The Ravenswood Investment Company, L.P.

(14)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2008, Met Investors Advisory, LLC has shared voting power and shared investment power with respect to all 1,302,243 of these shares. Met Investors Series Trust is also a reporting person included on the Schedule 13G.

(15)	Based on information contained in a Schedule 13G filed with the SEC on February 4, 2008, Wells Fargo & Company has sole voting power with respect to 2,222,698 of these shares and sole investment power with respect to all 2,314,145 of these shares. Wells Capital Management Incorporated is also a reporting person included on the Schedule 13G.

(16)	Includes 125,000 shares of common stock that may be acquired pursuant to options, which are fully vested.
Equity Compensation Plan Information
     The following table reflects information about the securities authorized for issuance under Origen’s equity compensation plans as of December 31, 2007.

	(a)	(b)	(c)

	Number of		Number of securities
	securities to be	Weighted-	remaining available
	issued upon	average exercise	for future issuance
	exercise of	price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
Plan Category	and rights	and rights	reflected in column (a))
Equity compensation plans approved by stockholders	202,000	$10.00	217,676
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

Total	202,000	$10.00	217,676

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act requires all of Origen’s directors and executive officers and all persons who own more than 10% of Origen’s common stock to file with the SEC reports of ownership and changes in ownership of Origen’s common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish Origen with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3 and 4 furnished to Origen, or written representations from certain reporting persons that no such forms were required to be filed by such persons, Origen believes that all its directors, executive officers and beneficial owners of more than 10% of its common stock have complied with all filing requirements applicable to them except that (i) Ms. Campbell did not timely file one report with respect to one transaction, (ii) Messrs. Galaspie and Thomas did not timely file two reports with respect to two transactions, and (iii) O. Douglas Burdett and David M. Rand, each of whom resigned as an executive officer of Origen during 2007, each did not timely file one report with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
          Gary A. Shiffman, one of Origen’s directors, is the Chairman of the Board and Chief Executive Officer of Sun Communities, Inc. (“Sun Communities”). Sun Communities owns approximately 19% of Origen’s outstanding common stock. Mr. Shiffman beneficially owns approximately 19% of Origen’s outstanding stock, which amount includes his deemed beneficial ownership of the stock owned by Sun Communities. Mr. Shiffman and his affiliates beneficially own approximately 11% of the outstanding common stock of Sun Communities. He is the President of Sun Home Services, Inc. (“Sun Home”), of which Sun Communities is the sole beneficial owner.
          Origen Servicing, Inc., a wholly-owned subsidiary of Origen Financial L.L.C., serviced approximately $30.6 million and $20.7 million in manufactured housing loans for Sun Home as of December 31, 2007 and 2006, respectively. Servicing fees paid by Sun Home to Origen Servicing, Inc. were approximately $0.4 million, $0.3 million and $0.3 million during the years ended December 31, 2007, 2006 and 2005, respectively.
          Origen has agreed to fund loans that meet Sun Home’s underwriting guidelines and then transfer those loans to Sun Home pursuant to a commitment fee arrangement. Origen recognizes no gain or loss on the transfer of these loans. Origen funded approximately $13.2 million, $8.0 million and $7.2 million in loans and transferred approximately $13.3 million, $7.9 million and $7.2 million in loans under this agreement during the three years ended December 31, 2007, 2006 and 2005, respectively. Origen recognized fee income under this agreement of approximately $182,000, $160,000 and $94,000 for the years ended December 31, 2007, 2006 and 2005.
          Sun Home has purchased certain repossessed houses owned by Origen and located in manufactured housing communities owned by Sun Communities, subject to Sun Home’s prior approval. Under this agreement, Origen sold to Sun Home approximately $1.1 million, $1.2 million and $2.1 million of repossessed houses during years ended December 31, 2007, 2006 and 2005, respectively. This program allows Origen to further enhance recoveries on repossessed houses and allows Sun Home to retain houses for resale in its communities.
          During the year ended December 31, 2006, Origen Financial L.L.C. repurchased approximately $4.2 million in loans from Sun Homes. The purchase price, which included a premium of approximately $20,000, approximated fair value. Origen did not purchase any loans from Sun Communities or its affiliates during the years ended December 31, 2007 and 2005.
          Origen leases its executive offices in Southfield, Michigan from an entity in which Mr. Shiffman and certain of his affiliates beneficially own approximately a 21% interest. Ronald A. Klein, a director and the Chief Executive Officer of Origen, owns less than a 1% interest in the landlord entity. William M. Davidson, the sole member of Woodward Holding, LLC, which owns approximately 7% of Origen’s common stock, beneficially owns an approximate 14% interest in the landlord entity. Origen recorded rental expense for these offices of approximately $567,000, $465,000 and $408,000 for the years ended December 31, 2007, 2006 and 2005, respectively.
          On September 11, 2007, the Davidson Trust, an affiliate of William M. Davidson loaned Origen Financial L.L.C. $15 million. On April 8, 2008 the Davidson Trust loaned Origen Financial L.L.C. an additional $46 million, the proceeds of which Origen Financial L.L.C. used to pay off a credit facility with Citigroup Global Markets Realty Corp. William M. Davidson, an affiliate of the Davidson Trust, is the sole member of Woodward Holding, LLC. Woodward Holding, LLC, owns approximately 6.7% of our outstanding common stock. Paul A. Halpern, the Chairman of our Board of Directors, is the sole manager of Woodward Holding, LLC and is employed by Guardian Industries Corp., of which Mr. Davidson is the principal. Mr. Halpern is also employed by Guardian Industries Corp. and its affiliates, of which Mr. Davidson is the principal. As of April 30, 2008, no payment of principal had been made on these loans. Both of the loans from the Davidson Trust are guaranteed by Origen and its primary operating subsidiaries and are secured by all assets of Origen and its primary operating subsidiaries, including Origen Financial L.L.C. The $15 million loan bears interest at an annual rate of 8% and matures on September 11, 2008, but, at Origen Financial L.L.C.’s option, the maturity date may be extended up to four months with the payment of additional fees. The $46 million loan bears interest at an annual rate of 14.5% and matures on April 8, 2011, but, at Origen Financial L.L.C.’s option, the maturity date may be extended for one year if Origen Financial L.L.C. pays an extension fee. Both of the loans are prepayable, but if the $46 million loan is paid off entirely in connection with a refinancing of the entire remaining principal owing under that loan, Origen Financial L.L.C. must pay a prepayment fee equal to 1.5% of the then-outstanding principal balance. In connection with the $15 million loan, on September 11, 2007, Origen issued the Trust a five-year warrant to purchase 500,000 shares of Origen’s common stock at an exercise price of $6.16 per share and $5 million of the $15 million principal balance was convertible into shares of Origen’s common stock at a conversion price of $6.237 per share. These warrants were cancelled and this conversion option was terminated on April 8, 2008 upon the making of the $46 million loan. In connection with the $46 million loan, on April 8, 2008, Origen issued the Trust a new five-year warrant to purchase 2,600,000 shares of Origen’s common stock at an exercise price of $1.22 per share.
Policies and Procedures for Approval of Related Party Transactions
     Under Origen’s written Code of Business Conduct and Ethics, none of its directors, officers or employees may enter into any transaction or arrangement with Origen that creates a conflict of interest without prior disclosure to and review by Origen’s Compliance Committee (which consists of the Chairman of the Audit Committee, the Chairman of the Nominating and Governance Committee and a representative of Origen’s outside legal counsel. The Compliance Committee must attempt to find ways to reduce or eliminate the conflict and monitor conflicts to ensure that Origen’s interests are protected. In practice, the Compliance Committee typically refers such matters to the Board for its consideration and approval. In determining whether to approve such a transaction or arrangement, the Board takes into account, among other factors, whether the transaction was on terms no less favorable to Origen than terms generally available to third parties and the extent of the director’s, officer’s or employee’s involvement in such transaction or arrangement.
     The Code of Business Conduct and Ethics was adopted and approved in January 2004. All related party transactions entered into that are disclosed above were approved by the Board, except for the loan repurchases from Sun Homes. The terms of the repurchases were disclosed to the Board before the repurchases and the Board determined that the repurchases were on substantially the same terms as those prevailing at the time for comparable arms’-length transactions with unrelated parties.
REPORT OF THE AUDIT COMMITTEE
          The Board maintains an Audit Committee comprised of three of Origen’s directors. The directors who serve on the Audit Committee are all “independent” for purposes of applicable Nasdaq Stock Market rules and applicable Exchange Act rules. The Audit Committee held six formal meetings and several informal meetings during the 2007 fiscal year.

          In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Origen. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
•	reviewed and discussed the audited financial statements with management and Grant Thornton LLP, Origen’s independent auditors, for the fiscal year ended December 31, 2007;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards); and

•	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.
          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Origen’s Annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 17, 2008.
          The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP’s for provision of services other than the audit services is compatible with maintaining the auditor’s independence.
Respectfully submitted,
Members of the Audit Committee:
Robert S. Sher
Richard H. Rogel
Paul A. Halpern

INFORMATION ABOUT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Grant Thornton LLP has served as Origen’s independent public accountants for the year ended December 31, 2007. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Grant Thornton LLP to serve as Origen’s independent auditors for 2008.
     Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended December 31, 2007 and December 31, 2006 were as follows:

	Fiscal Year Ended
	December 31,
Category	2007	2006
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of the quarterly financial statements and consents	$546,673	$504,279

Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards, securitizations and other SEC related matters	$46,083	$59,600

Tax Fees: For professional services rendered in connection with tax compliance and preparation of tax returns	$130,884	$141,944

All Other Fees	$0	$0
     The Audit Committee has a policy that requires that all services provided by the independent auditor to Origen, including audit services, audit-related services, tax services and other services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit related services provided to Origen by Grant Thornton LLP during the 2007 and 2006 fiscal years.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
     Any and all stockholder proposals for inclusion in the proxy materials for Origen’s next Annual Meeting of Stockholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by Origen, addressed to its Secretary, at its offices at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034, not later than January 26, 2009, provided, however, that if the next Annual Meeting is held more than 30 days before or after January 26, 2009, the deadline for stockholder proposals will be a reasonable time before we begin to print and mail our proxy materials for the next Annual Meeting.
GENERAL INFORMATION
     Management knows of no matters that will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this proxy statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

          Stockholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.
By Order of the Board of Directors
W. Anderson Geater, Jr.
Secretary
Dated: May 22, 2008

Annex A
CERTIFICATE OF AMENDMENT OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ORIGEN FINANCIAL, INC.
          ORIGEN FINANCIAL, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. The name of the Corporation is Origen Financial, Inc.
     2. The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the definition of “Ownership Limit” in ARTICLE VII, subsection 7.1 thereof and by substituting in lieu of said definition the following:
“Ownership Limit” shall mean, with respect to each class or series of Equity Stock, 7.5% of the number of outstanding shares of such class or series of Equity Stock.
     3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Origen Financial, Inc. has caused this certificate to be signed by its Chief Executive Officer this                      day of                     , 2008.

ORIGEN FINANCIAL, INC.
By:
Ronald A. Klein, Chief Executive Officer

A-1

     Annex B
ASSET DISPOSITION AND MANAGEMENT PLAN
     This Asset Disposition and Management Plan (the “Plan”) of Origen Financial, Inc. (the “Company”), is intended to provide for the orderly disposition of certain of the Company’s operating assets and the continued management of the Company’s remaining assets.
     The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan and determined that it is advisable and in the best interests of the Company, has called a meeting of the Company’s stockholders to take action on the Plan, and has recommended to the Company’s stockholders that they vote in favor of adoption of the Plan, including the sale of the Company’s servicing business.
     If the affirmative vote of the holders of the Company’s common stock representing a majority of the outstanding shares of the Company’s common stock entitled to vote thereon is received, then the Company will proceed as follows:
     1. The Company will consummate the sale of the Company’s servicing business and related good will (the “Servicing Platform”) to Green Tree Servicing LLC upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement (the “APA”) dated as of April 30, 2008.
     2. The Company will actively manage the Company’s residual interests in its securitized loan portfolios and its other assets, in order to preserve stockholder value. This may include the sale of certain assets.
     3. The Company will continue to evaluate and take action to rationalize operating costs as necessary and appropriate to efficiently and effectively continue operations, including right-sizing of the Company’s workforce.
     4. Adoption of this Plan by holders of a majority of the Company’s outstanding common stock will constitute the approval of the stockholders of the sale, exchange or other disposition of substantially all of the property and assets of the Company, including the Servicing Platform, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and will constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.
     5. The Company will indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation and by-laws and any contractual arrangements, for actions taken in connection with this Plan.
     6. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the Delaware General Corporation Law.

B-1

     7. The Board of Directors of the Company hereby is authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents and instruments of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby.

B-2

Annex C
ASSET PURCHASE AGREEMENT
by and among
ORIGEN FINANCIAL, INC.,
ORIGEN SERVICING, INC.,
ORIGEN FINANCIAL, L.L.C.
and
GREEN TREE SERVICING LLC
Dated as of April 30, 2008

ARTICLE I. DEFINITIONS

1.1. Defined Terms	C-6
1.2. Construction	C-21

ARTICLE II. PURCHASE AND SALE	C-21

2.1. Purchase and Sale	C-21
2.2. Excluded Assets	C-21
2.3. Appointment and Assumption Agreements; Liabilities	C-22
2.4. Security Interest	C-24

ARTICLE III. PURCHASE PRICE	C-24

3.1. Purchase Price	C-24
3.2. Purchase Price Adjustments	C-24
3.3. Allocation of Purchase Price	C-26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES	C-26

4.1. The Seller Parties’ Representations and Warranties	C-26

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER	C-32

5.1. Buyer Representations and Warranties	C-32

ARTICLE VI. ADDITIONAL COVENANTS AND FURTHER ASSURANCES	C-34

6.1. Certain Covenants of Seller Parties	C-34
6.2. Certain Covenants of Buyer	C-39
6.3. Post-Closing Servicing; Obligor Notices	C-41
6.4. Post Closing Data Files	C-42
6.5. Further Assurances	C-42
6.6. Further Actions	C-42
6.7. Transaction Costs; Taxes	C-43
6.8. Employment Matters	C-43
6.9. Certain Litigation Matters	C-44
6.10. Confidentiality	C-44
6.11. Certain Lease Apportionments	C-45
6.12. Fort Worth Real Property	C-45
6.13. Servicing of Third Party Accounts	C-45
6.14. Servicing of MH Accounts	C-46
6.15. Optional Redemption	C-46
6.16. Performance by Sellers	C-47
6.17. Delivery of Certain Information	C-47
6.18. Mitigation of Losses	C-47
6.19. Termination of Servicing	C-47
6.20. Reserve Accounts	C-48
6.21. Required Liquidity Maintenance	C-48
6.22. Access to Fort Worth Real Property	C-50

ARTICLE VII. CONDITIONS TO OBLIGATIONS OF BUYER	C-50

7.1. Conditions	C-50

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF SELLER PARTIES	C-51

8.1. Conditions	C-51

ARTICLE IX. CLOSING	C-52

9.1. Time and Place	C-52
9.2. Deliveries by Seller Parties	C-52
9.3. Deliveries by Buyer	C-54

ARTICLE X. INDEMNIFICATION	C-54

10.1. Survival	C-54
10.2. Indemnification	C-55
10.3. Exclusive Remedy	C-58

ARTICLE XI. TERMINATION	C-58

11.1. Termination	C-58
11.2. Effect of Termination	C-59

ARTICLE XII. NOTICES	C-60

12.1. Notices	C-60

ARTICLE XIII. GENERAL	C-61

13.1. Entire Agreement	C-61
13.2. Publicity	C-61
13.3. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process	C-62
13.4. Waiver of Jury Trial	C-62
13.5. Amendment; Waiver; Consent	C-62
13.6. Successors and Assigns; No Third-Party Beneficiaries	C-63
13.7. Severability	C-63
13.8. Headings and Captions	C-63
13.9. Absence of Presumption	C-64
13.10. Counterparts; Facsimile	C-64

EXHIBITS AND SCHEDULES
EXHIBITS:
Exhibits A-1, A-2, A-3, A-4, A-5 and A-6 — Forms of Servicer Appointment and Assumption Agreement
Exhibit B — Assignment and Assumption Agreement
Exhibit C — Form of Assignment of Leases
Exhibit D — Form of Bill of Sale
Exhibit E — Form of Effective Notice
Exhibit F — Form of Power of Attorney
Exhibit G — Form of Transitional Services Agreement
Exhibits H-1, H-2 and H-3 — Forms of Legal Opinions
Exhibit I — Form of Whole Loan Servicing Agreement
SCHEDULES:
Schedule I — Closing Date File
Schedule II — Certain Excluded Assets
Schedule III — Certain Fort Worth Assets
Schedule IV — Certain Platform Assets
Schedule V — Non-Third Party Servicing Agreements
Schedule VI — Subject Employees
Schedule VII — Third Party Fee Schedule
Schedule VIII — Third Party Servicing Agreements
Schedule 3.1(b) — Baseline Purchase Price Calculation
Schedule 3.1(c) — Seller Wire Instructions
Schedule 3.3 — Purchase Price Allocation
Schedule 4.1(c)(ii) — No Consent
Schedule 4.1(c)(iii) — No Violation
Schedule 4.1(d) — Litigation
Schedule 4.1(e) — Brokers and Finders
Schedule 4.1(f) — Servicing Agreement
Schedule 4.1(g) — Conveyed Property
Schedule 4.1(h)(i) — Servicing Fees Payable
Schedule 4.1(h)(ii) — Force-Placed Premium
Schedule 4.1(h)(iii) — Servicing Advance
Schedule 4.1(k) — Data File Disclosure
Schedule 4.1(m) — Assigned Leases
Schedule 4.1(o)(i) — Employee Benefits; Employment Matters
Schedule 4.1(t) — Liens
Schedule 6.1(e) — Voluntary Hazard Insurance Policies
Schedule 6.1(h) — Management or Key Employees of Buyer
Schedule 6.17(a) — Reported Data
Schedule 6.17(c) — Monthly Servicing Data to be Posted by Buyer

ASSET PURCHASE AGREEMENT
          ASSET PURCHASE AGREEMENT, dated as of April 30, 2008, by and among Origen Financial, Inc., a Delaware corporation (“Parent”), Origen Servicing, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“OSI”), Origen Financial L.L.C., a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“OFLLC” and, together with OSI, “Sellers”), and Green Tree Servicing LLC, a Delaware limited liability company (“Buyer”). Except as otherwise provided herein, terms used in this Agreement shall have the respective meanings ascribed to them in Section 1.1 hereof.
W I T N E S S E T H:
          WHEREAS, each Seller is currently a Servicing Party under one or more of the Servicing Agreements;
          WHEREAS, each Seller desires to resign as Servicing Party (as applicable) under the Servicing Agreements to which it is a party and, in connection with such resignation, to propose the Buyer or one or more of its Affiliates as Servicing Parties under the Servicing Agreements and to sell and assign to Buyer or its Affiliates (i) the right to receive reimbursement for certain advances made by such Seller, and certain insurance premiums paid by such Seller, in the performance of its duties as Servicing Party under the Servicing Agreements, (ii) certain rights under the Fort Worth Lease, (iii) the Fort Worth Assets and (iv) the Platform Assets;
          WHEREAS, concurrently with Sellers’ resignations as Servicing Parties under the Servicing Agreements, Buyer desires to have the Trustee appoint it or its Affiliates as Servicing Parties under each Servicing Agreement and, in connection with such appointment on the terms and conditions set forth herein, Buyer is willing to (i) assume all responsibilities, duties, liabilities and obligations of the Servicing Parties under the Servicing Agreements on and after the Closing Date and to succeed to all rights in connection therewith, (ii) purchase from such Seller the payment and reimbursement rights described above, (iii) acquire certain rights and assume certain obligations under the Fort Worth Lease, (iv) acquire the Fort Worth Assets and (iv) acquire the Platform Assets;
          WHEREAS, Sellers’ resignations as Servicing Parties, and Buyer’s appointment as Servicing Party, under the Servicing Agreements are subject to the satisfaction of certain conditions, as set forth below in this Agreement;
          WHEREAS, the sale and assignment from Sellers to Buyer or its Affiliates as provided herein of the payment and reimbursement rights described above are subject to the satisfaction of certain conditions, as set forth below in this Agreement; and
          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Buyer to enter into this Agreement, certain holders of capital stock of Parent are entering into the Voting Agreement with a Buyer Party, pursuant to which, among other things, such holders will agree to vote all of their shares of capital stock of Parent in favor of adopting and approving this Agreement and the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:
ARTICLE I.
DEFINITIONS
     1.1. Defined Terms. All capitalized terms used but not defined herein shall have the respective meanings set forth in the applicable Servicing Agreements as in effect on the date hereof and the following defined terms from the applicable Servicing Agreements shall be incorporated herein by reference: “Contract,” “Contract Documents,” “Hazard Insurance Policy,” “Mortgage Loan,” “Mortgage Loan Documents,” “Mortgagor” and “Obligor.” Whenever used herein, the following words and phrases, unless the context otherwise requires, will have the following meanings:
          “2007 Loan Agreement” shall have the meaning set forth in the definition of Secured Indebtedness herein.
          “Action” means any claim, action, cause of action, suit, proceeding, arbitral action, arbitration, governmental inquiry, criminal prosecution, hearing, investigation, regulatory exam, consent order or litigation.
          “Affiliate” means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.
          “Agreement” means this Asset Purchase Agreement (together with all exhibits and schedules attached or delivered pursuant hereto), as amended, modified, supplemented, waived or restated from time to time in accordance with its terms.
          “Allocable Share” means, with respect to each Seller, a fraction computed as follows: (a) the numerator equals the aggregate percentage of unpaid principal balance, as of the Closing Date, for which such Seller has the right to act as Servicer (as distinct from Subservicer or Back-Up Servicer) immediately prior to the Closing Date; and (b) the denominator equals the aggregate amount of the unpaid principal balance, as of the Closing Date, of all Serviced Accounts.
          “Appointment and Assumption Agreement” means an agreement, substantially in the form attached hereto as Exhibit A-1, A-2, A-3 A-4, A-5 and A-6, to be executed by the Trustee or, in the case of the Third Party Servicing Agreements, the Owner, Buyer, the applicable Seller, and other parties, with respect to the Servicing Agreement of each Series, with any additional provisions reasonably requested by the Trustee that do not adversely affect the rights or obligations of such Seller (as reasonably determined by Parent) or of any Buyer Party

(as reasonably determined by Buyer) or the economic terms of the transactions contemplated by this Agreement as reasonably determined by each of Parent and Buyer.
          “Assigned Leases” means, collectively, the Fort Worth Lease, the Fort Worth Sublease and the Temporary Use and Occupancy Agreements.
          “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement with respect to the Shared Services Agreement, substantially in the form attached as Exhibit B hereto.
          “Assignment of Leases” means an Assignment and Assumption of Lease with respect to the Assigned Leases, substantially in the form attached as Exhibit C hereto.
          “Assumed Liabilities” shall have the meaning set forth in Section 2.3(b) hereof.
          “Baseline Purchase Price” shall have the meaning set forth in Section 3.1(b) hereof.
          “Bill of Sale” means a bill of sale, substantially in the form attached as Exhibit D hereto.
          “Borrower” means an Obligor or a Mortgagor.
          “Business Day” means any day other than Saturday or Sunday or other day on which commercial banking institutions located in the State of New York are authorized or obligated to be closed under the Laws of the State of New York.
          “Buyer” shall have the meaning set forth in the preamble of this Agreement.
          “Buyer Indemnitees” shall have the meaning set forth in Section 10.2(a)(i) hereof.
          “Buyer Parties” means Buyer and its Affiliates.
          “Cap” shall have the meaning set forth in Section 10.2(a)(ii) hereof.
          “Cash” means money, currency or a credit balance in any demand or Deposit Account.
          “Cash Equivalents” means, as at any date of determination; (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from

Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
          “Closing” shall have the meaning set forth in Section 9.1 hereof.
          “Closing Data File” means, for each Series, each data file set forth on Schedule I hereto in a text format.
          “Closing Date” shall have the meaning set forth in Section 9.1 hereof.
          “Closing Date Purchase Price” shall have the meaning set forth in Section 3.2(b)(i) hereof.
          “Closing Date Purchase Price Schedule” shall have the meaning set forth in Section 3.2(b)(i) hereof.
          “Closing Documents” means, collectively, this Agreement, the Bill of Sale, the Appointment and Assumption Agreements, the Assignment of Leases, the Transitional Services Agreement, the Voting Agreement, the Assignment and Assumption Agreement, the Whole Loan Servicing Agreement and any other contract, certificate or consent to be executed and/or delivered by any Seller Party or a Buyer Party at the Closing pursuant to this Agreement.
          “Closing Due Period” means, for each Series, the Due Period identified in the Effective Notice (as defined in the applicable Appointment and Assumption Agreement) delivered in connection with the Appointment and Assumption Agreement for such Series.
          “Code” means the United States Internal Revenue Code of 1986.
          “Competing Transaction” shall have the meaning ascribed to such term in Section 6.1(g)(i) hereof.
          “Compliance Certification” means, for any Series, any Exchange Act Report, and Sarbanes-Oxley Certification, and any other certificate of compliance with the requirements of the applicable Servicing Agreement required to be prepared, executed or delivered by the applicable Servicing Party with respect to such Series under the terms of such Servicing Agreement.
          “Conveyed Property” means all of Sellers’ respective right, title and interest in, to and under all of the following items: (a) the right to receive payment of the Unreimbursed

Servicing Advances for each Securitization Series; (b) the right to receive payment of the Unreimbursed Force-Placed Premiums for each Securitization Series; (c) the Shared Services Agreement; (d) the Assigned Leases; (e) the Fort Worth Assets and (f) the Platform Assets. For the avoidance of doubt, Conveyed Property shall not include any Excluded Assets.
          “Countryplace Series” means each of 2005-1 and 2007-1.
          “Data File” means each Closing Data File and Post Closing Data File.
          “Dealer Program” means any dealer incentive or rewards program agreement between a manufactured housing dealer and any Seller Party existing on the Closing Date; provided, however, that any Dealer Program existing on, but terminated after, the Closing Date shall cease to be a “Dealer Program” for purposes of this Agreement.
          “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
          “Dispute” shall have the meaning set forth in Section 10.2(d)(ii) hereof.
          “Effective Notice” means the Effective Notice substantially in the form of Exhibit E to each Appointment and Assumption Agreement.
          “Employee” shall mean each individual who, as of the Closing Date, is or was previously employed by any Seller Party or any of its Affiliates, including in each case each such individual on leave of absence, maternity or paternity leave, vacation, sick leave, short-term disability (but not long-term disability), military leave, jury duty or bereavement leave.
          “Employee Benefit Plan” means, collectively, each “employee benefit plan” (within the meaning ascribed to such term in Section 3(3) of ERISA) and all other employee compensation plans, policies, programs, arrangements, funds, customs, understandings and payroll practices, including each pension, retirement, profit-sharing, 401(k), savings, employee stock ownership, stock option, share purchase, stock appreciation rights, restricted stock, phantom stock, stock bonus, retention, severance pay, termination pay, change in control, vacation, holiday, sick pay, supplemental unemployment, salary continuation, bonus, incentive, deferred compensation, executive compensation, medical, vision, dental, life insurance, accident, disability, fringe benefit, flexible spending account, cafeteria, or other similar plans, policies, programs, arrangements, funds, customs, payroll practices or understandings for the benefit of any current or former officer, employee, director, retiree, or independent contractor or any spouse, dependent or beneficiary thereof whether or not such Employee Benefit Plan is or is intended to be (a) arrived at through collective bargaining or otherwise, (b) funded or unfunded, (c) covered or qualified under the Code, ERISA or other applicable Law, (d) set forth in an employment agreement or consulting agreement, or (e) written or oral.
          “Employee List” shall have the meaning ascribed to such term in Section 4.1(o)(i) below.

          “Employment Agreements” shall mean each employment agreement between any Seller Party or any of its Affiliates and any Subject Employee.
          “Environmental Law” means any Law relating to or addressing (a) the manufacture, transport, use, treatment, storage or disposal of a Hazardous Substance, (b) a Release or threatened Release, or (c) the protection of human health or the environment (including the indoor or outdoor environment, natural resources, air, and surface or subsurface land or waters), including CERCLA, RCRA, OSHA, and any similar state Laws.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with any Seller Party within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “Estimated Purchase Price” shall have the meaning set forth in Section 3.1(b) hereof.
          “Estimated Purchase Price Schedule” shall have the meaning set forth in Section 3.2(a) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Act Report” means, with respect to any Series, any report required to be delivered with respect to such Series under the Exchange Act and which the applicable Servicing Agreement requires the applicable Servicing Party to prepare, execute or deliver.
          “Excluded Assets” means any and all assets and property of any Seller other than the Conveyed Property, including, without limitation, the assets and property set forth on Schedule II. For the avoidance of doubt, Excluded Assets shall include the Servicing Fee Payable Amount.
          “Excluded Liabilities” shall have the meaning set forth in Section 2.3(b) hereof.
          “Facility Document” means any Servicing Agreement, Securitization Program Document, agreement related to a Third Party Servicing Agreement or agreement related to a Countryplace Series.
          “Finance Laws” means collectively, state usury Laws, state Laws requiring licenses to engage in consumer lending and servicing, consumer finance and servicing, retail installment contract financing and servicing, insurance sales, mortgage lending and servicing and the other businesses of any Seller Party or any of its Affiliates (including, without limitation, the making and servicing of consumer loans and retail installment contracts that are secured by manufactured housing), the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Consumer Credit Protection Act, the Right to Financial Privacy Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners

Ownership and Equity Protection Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act and other Laws regulating lending and servicing.
          “Force-Placed Premium” means, with respect to any force-placed Hazard Insurance Policy, the insurance premium charged or assessed to the account of the related Borrower or the related Serviced Account on such Hazard Insurance Policy.
          “Former Borrower” means any Borrower for which the related Serviced Account has been repaid, charged-off, repurchased from a Trust or is otherwise no longer being serviced by the Servicing Party as of January 1, 2008.
          “Fort Worth Assets” means all appurtenances, fixtures, equipment and any and all other tangible property (personal or otherwise) owned by (and not leased or licensed to) any Seller Party and located on the Fort Worth Real Property (other than any Excluded Assets) or used in the servicing operations of the Fort Worth Facility, including, without limitation, the assets and property set forth on Schedule III hereto.
          “Fort Worth Facility” means the Seller Parties’ operations and facilities located on the Fort Worth Real Property.
          “Fort Worth Lease” means that certain Lease Agreement, dated May 4, 2004, between Mercantile Partners, L.P. and OFLLC, as amended by that certain First Amendment to Lease Agreement, dated December 3, 2004 between Mercantile Partners, L.P. and OFLLC.
          “Fort Worth Real Property” means the real property located at 4250 North Freeway, Fort Worth, Texas and leased by OFLLC pursuant to the Fort Worth Lease.
          “Fort Worth Sublease” means that certain Sublease, dated October 15, 2006, between OFLLC and Hometown America, L.L.C.
          “Forward Sale Agreement” means a forward sale agreement between Buyer and a Trust Interest Holder executed in connection with a Holder Election and providing for the forward sale by Buyer to the Trust Interest Holder of the Redeemed Accounts. Each Forward Sale Agreement will provide that the Redeemed Accounts conveyed thereunder will be serviced by Buyer under the terms and conditions by which Buyer serviced such Redeemed Accounts while they were subject to the Servicing Agreement of the related Redeemable Series.
          “Governmental Authority” means any state, federal, local or foreign government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, arbitrator or any instrumentality of any state, federal, local or foreign government.
          “Guaranty” means that certain Lease Guaranty Agreement, dated as of May 3, 2004 by Parent with respect to the Fort Worth Lease.
          “Hazardous Substance” means any substance, material or waste that: (i) is or may foreseeably be regulated by or defined by any Environmental Law, including any material, substance or waste which is defined as a “hazardous waste”, “hazardous material”, “hazardous substance”, “extremely hazardous waste”, “restricted hazardous waste”, “contaminant”, “toxic waste”, or “toxic substance under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing-material or asbestos-containing material, urea formaldehyde, radioactive materials and polychlorinated biphenyls; or (ii) is any mold, fungi or other microbial/microbiological contaminant or any other indoor air contaminant that could reasonably be expected to result in injury to humans.
          “Holder Election” shall have the meaning set forth in Section 6.15(b) hereof.
          “Indemnitee” shall have the meaning set forth in Section 10.2(c)(i) hereof.
          “Indemnitor” shall have the meaning set forth in Section 10.2(c)(i) hereof.
          “Independent Accountant” shall have the meaning set forth in Section 3.2(b)(ii) hereof.
          “IRS” means the Internal Revenue Service of the United States or any successor Governmental Authority.
          “knowledge” means, as to any Seller Party, the knowledge, after due inquiry, of any of Ronald Klein, J. Peter Scherer, W. Anderson Geater, Jr., Mark Landschulz, Paul Galaspie, Brett Thomas or Donald Brewster.
          “Law” means any law, statute, rule, regulation, ordinance and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.
          “Liabilities” means all indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including without limitation, any fines, penalties, judgments, awards or settlements respecting any judicial, administrative or arbitration proceedings or any damages, losses, claims or demands with respect to any Law.
          “Lien” means any lien, security interest, pledge, mortgage, claim, option, charge or other encumbrance or restriction of any kind, including restrictions on use, transfer, receipt of income or other exercise of any other attribute of ownership.
          “Loan Agreement” shall have the meaning set forth in the definition of Secured Indebtedness herein.
          “Loan Collateral” means, with respect to any Asset, any real or personal property securing the related Borrower’s obligations with respect to such Asset.
          “Loan Documents” means Contract Documents or Mortgage Loan Documents, as the case may be.
          “Losses” shall have the meaning set forth in Section 10.2(a)(i) hereof.

          “Material Adverse Effect” means any effect or change that is materially adverse to (a) the Conveyed Property and the Assumed Liabilities, taken as a whole, or the occurrence or existence of any circumstances which would be reasonably likely to result in such a material adverse change or effect, (b) the ability of any Seller to perform and comply with its obligations under this Agreement and the other Closing Documents to which it is or will be a party, or (c) the ability of Buyer to be appointed as Servicing Party under the Servicing Agreements in the manner contemplated by the Appointment and Assumption Agreements and to perform and comply with its obligations under such Servicing Agreements, except, in each case, for any such effect or change resulting directly or indirectly from (i) the announcement of the transactions contemplated by this Agreement, or (ii) regulatory changes except, in each case, for such effects or changes impacting the Conveyed Property, Assumed Liabilities or any Seller in a manner disproportionate to companies in businesses similar to such Seller (as applicable).
          “Merit Series” means Merit 11, Merit 12 and Merit 13.
          “MH Account” means a Contract or a Mortgage Loan related to a Securitization Series, as the context requires.
          “Minimum Liquidity Amount” means (a) $4,000,000 from the date hereof until the first anniversary of the Closing Date, (b) $3,000,000 from the day following the first anniversary of the Closing Date until the second anniversary of the Closing Date and (c) $2,000,000 from the day following the second anniversary of the Closing Date until the fourth anniversary of the Closing Date.
          “Moody’s” means Moody’s Investor Services, Inc.
          “Notice of Disagreement” shall have the meaning set forth in Section 3.2(b)(ii) hereof.
          “Offer Letter” means the letter agreement, dated March 10, 2008, between Parent and Buyer, as executed by Parent on March 14, 2008.
          “OFLLC” shall have the meaning set forth in the preamble of this Agreement.
          “Optional Prepayment” shall have the meaning set forth in Section 6.21(b) hereof.
          “Optional Redemption Date” means, (a) for each Redeemable Series other than 2001-A and 2002-A, the occurrence of the Payment Date (as defined in the applicable Servicing Agreement) described in Section 3.17 of the related Servicing Agreement for such Redeemable Series that gives rise to the Servicer’s Optional Redemption Right and (b) for each of 2001-A and 2002-A the date on which the Servicer’s Optional Redemption Right under Section 8.05 of the Servicing Agreement for each of 2001-A and 2002-A arises.
          “Optional Redemption Right” means the right of the Servicer to exercise the redemption and purchase rights arising on an Optional Redemption Date in accordance with the terms and conditions of the related Servicing Agreement.

          “Order” means any writ, judgment, decree (including consent decrees), injunction or similar order issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction (in each such case whether preliminary or final).
          “OSHA” means the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et. seq.
          “OSI” shall have the meaning set forth in the preamble of this Agreement.
          “Parent” shall have the meaning set forth in the preamble of this Agreement.
          “Permitted Refinancing Indebtedness” means any indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), any Secured Indebtedness (or any previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that any such Refinanced indebtedness shall have been made on an arms’-length basis and (i) (A) the amended indebtedness or such Refinanced indebtedness, as the case may be, has a final maturity not before April 8, 2012 and a longer or equal weighted average life than the indebtedness being Refinanced and (B) such indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the indebtedness being amended or Refinanced plus the accrued interest required to be paid thereon and reasonable fees and expenses associated therewith, (ii) the covenants, events of default, prepayment events, collateral and other material terms and conditions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the obligor thereon or any of its Affiliates or Buyer or any of its Affiliates than the terms and conditions of the indebtedness being Refinanced, and (iii) the all-in cost of such indebtedness to the obligor thereon and its Affiliates, including, without limitation, interest rate, fees, penalties and discounts, is not greater than the interest rate provided for under the indebtedness that is Refinanced.
          “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, association, trust, union, instrumentality, entity, enterprise, authority or business organization.
          “Platform Assets” means, to the extent owned exclusively by a Seller or Sellers, all goodwill associated with any Sellers’ role as a Servicing Party, including, without limitation, the software applications described on Schedule IV hereto, know-how and servicing policies and procedures.
          “Platform Assets Purchase Price” means $1.00, representing the aggregate purchase price for all of the Platform Assets.
          “Post Closing Data File” means, for each Series, each data file set forth on Schedule I hereto, in text format or such other format or medium that is mutually agreeable to Buyer and Parent, with such data being as of 11:59 p.m. (New York time) on the day immediately preceding the Closing Date.
          “Power of Attorney” means for each Series, a power of attorney substantially in the form of Exhibit F.

          “Proxy Statement” shall have the meaning set forth in Section 6.1(l)(i) hereof.
          “Purchase Price” means an amount equal to the sum of: (a) an amount equal to 84.2% of the aggregate amount of the Unreimbursed Servicing Advances (other than any Unreimbursed Servicing Advances under or with respect to any Series that is not a Securitization Series); (b) an amount equal to 84.2% of the aggregate amount of the Unreimbursed Force-Placed Premiums (other than any Unreimbursed Force-Placed Premiums under or with respect to any Series that is not a Securitization Series); (c) an amount equal to 2.04% of the aggregate amount of the unpaid principal balance, as of the Closing Date, of all Serviced Accounts (other than any unpaid principal balance under or with respect to any Countryplace Series); and (d) the Platform Assets Purchase Price.
          “Purchase Price Increase” shall have the meaning set forth in Section 3.2(b)(iii) hereof.
          “Purchase Price Reduction” shall have the meaning set forth in Section 3.2(b)(iii) hereof.
          “Rating Agency Affirmation Letter” means, as to each Series, a letter from each related Rating Agency and addressed to the Trustee, to the effect that none of (a) any Seller’s resignation as Servicing Party under the related Servicing Agreement or (b) Buyer’s or its Affiliate’s appointment as Servicing Party thereunder will, in and of itself, result in a downgrading of the rating of any securities of such Series that have been rated by such Rating Agency.
          “RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.
          “reasonable efforts” means, when used with respect to any party, the reasonable efforts of a party without the requirement that such party incur any unforeseen or unreasonable out-of-pocket expenses, incur any other unforeseen burden, or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil, criminal or otherwise.
          “Recommendation Change” shall have the meaning ascribed to such term in Section 6.1(g)(ii) hereof.
          “Redeemable Series” means each of 2001-A, 2002-A, 2004-A, 2004-B, 2005-A, 2005-B, 2006-A, 2007-A and 2007-B.
          “Redeemed Accounts” shall have the meaning set forth in Section 6.15(b) hereof.
          “Redemption Declination” shall have the meaning set forth in Section 6.15(b) hereof.
          “Redemption Price” means (a) for each Redeemable Series other than 2001-A and 2002-A, the “Redemption Price” as defined in the Servicing Agreement for such Redeemable Series and (b) for each of 2001-A and 2002-A the “Minimum Purchase Price” as defined in Section 8.05 of the Servicing Agreement for such Redeemable Series.

          “Refinance” shall have the meaning set forth in the definition of Permitted Refinancing Indebtedness herein.
          “Release” means the presence, release, spill, emission, leaking, emitting, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Substances in or into the indoor or outdoor environment, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.
          “Remittance Report” means (a) for any Securitization Series the “Monthly Report” or “Monthly Remittance Report” as defined in the Servicing Agreement for such Series and (b) for any Series related to a Third Party Servicing Agreement, the monthly servicing report required to be delivered to the Owner of such Series pursuant to the applicable Servicing Agreement.
          “Reported Data” shall have the meaning set forth in Section 6.17(a) hereof.
          “Required Consents” shall have the meaning set forth in Section 7.1(g) hereof.
          “Sales Agreement” means, with respect to any Series, the related sales, deposit, transfer or contribution agreement pursuant to which Contracts and/or Mortgage Loans are conveyed to the related purchaser for inclusion in a Securitization Trust.
          “S&P” means Standard & Poor’s Ratings Group, a division of the McGraw Hill Corporation.
          “Sarbanes-Oxley Certification” means, for any applicable Series, any “Sarbanes-Oxley Certification” or related “Back-up Certification” (as such terms are defined in the Servicing Agreement for such Series) required to be prepared, executed or delivered by the applicable Servicing Party for such Series.
          “SEC” means the Securities and Exchange Commission of the United States or any successor Governmental Authority.
          “SEC Reports” shall have the meaning set forth in Section 4.1(n) hereof.
          “Secured Indebtedness” means all indebtedness and other obligations arising under or with respect to (a) that certain Senior Secured Loan Agreement, dated as of April 8, 2008 (the “Loan Agreement”), by and between OFLLC and the William M. Davidson Trust u/a/d/ December 13, 2004, and all agreements and instruments entered into pursuant to, or in connection with, such Loan Agreement, (b) that certain Amended and Restated Senior Loan Agreement, dated as of April 8, 2008 (the “2007 Loan Agreement”) by and between OFLLC and the William M. Davidson Trust u/a/d/ December 13, 2004, and all agreements and instruments entered into pursuant to, or in connection with, such 2007 Loan Agreement, and/or (c) any Refinancing of any indebtedness or obligation described in the immediately preceding clause (a) or (b) (or any Refinancing thereof).
          “Securities Act” means the Securities Act of 1933, as amended.

          “Securitization Program” means (a) a program pursuant to which MH Accounts have been originated and securitized through creation of a Securitization Series, and (b) the activities conducted by any Seller in connection with such program, including, without limitation, (i) servicing of the MH Accounts, (ii) related insurance activities, (iii) foreclosure on or repossession of Loan Collateral, (iv) repurchases of any MH Accounts from the related Trust, (v) administering the Trusts of certain Securitization Series and (vi) any other transactions conducted by any Seller under the Securitization Program Documents.
          “Securitization Program Documents” means, collectively, the Servicing Agreements, the Sales Agreements, the contract files, the mortgage loan files and any other agreement, document or instrument in respect of the Securitization Program. For the avoidance of doubt, neither this Agreement nor any other Closing Document shall be deemed a Securitization Program Document.
          “Securitization Series” means each of 2001-A, 2002-A, 2004-A, 2004-B, 2005-A, 2005-B, 2006-A, 2007-A, 2007-B, Merit 11, Merit 12 and Merit 13.
          “Securitization Trust” means, as to each Series, the related Trust or, in the case of a Merit Series, the Issuer.
          “Seller Parties” means, collectively, Parent and Sellers.
          “Sellers” shall have the meaning set forth in the preamble of this Agreement.
          “Seller Benefit Plans” shall have the meaning set forth in Section 4.1(o)(ii) hereof.
          “Seller Indemnitees” shall have the meaning set forth in Section 10.2(b)(i) hereof.
          “Series” means, as the context requires, any or all of the following: (a) with respect to the MH Accounts, (i) Origen Manufactured Housing Contract Trust 2004-A (“2004-A”), (ii) Origen Manufactured Housing Contract Trust 2004-B (“2004-B”), (iii) Origen Manufactured Housing Contract Trust 2005-A (“2005-A”), (iv) Origen Manufactured Housing Contract Trust 2005-B (“2005-B”), (v) Origen Manufactured Housing Contract Trust 2006-A (“2006-A”), (vi) Origen Manufactured Housing Contract Trust 2007-A (“2007-A”), (vii) Origen Manufactured Housing Contract Trust 2007-B (“2007-B”), (viii) Origen Manufactured Housing Contract Senior/Subordinated Asset-Backed Certificates, Series 2001-A (“2001-A”), (ix) Origen Manufactured Housing Contract Senior/Subordinated Asset-Backed Certificates, Series 2002-A, (x) MERIT Securities Corporation Collateralized Bonds, Series  11-1 (“Merit 11”), (xi) MERIT Securities Corporation Collateralized Bonds, Series, 12-1 (“Merit 12”), and (xii) MERIT Securities Corporation Collateralized Bonds, Series 13-1 (“Merit 13”); (b) with respect to the Third Party Accounts, the Third Party Servicing Agreements held by the following purchasers or their assigns: (i) Enspire Finance, LLC (April 8, 2004); (ii) Sun Communities Operating Limited Partnership (April 1, 2005); (iii) QFD, Inc. (November 1, 2007); (iv) Prime Residential Funding, Inc. (December 1, 2007); (v) GCP Fund II Loan, LLC (March 17, 2008); (vi) Fannie Mae 24250-0016; (vii) Fannie Mae 24250-0008; and (viii) Fannie Mae 25936-0005; and (c) Countryplace Manufactured Housing Contract Trust 2005-1 (“2005-1”) and Countryplace Manufactured Housing Contract Trust 2007-1 (“2007-1”).

          “Serviced Account” means an MH Account or any Third Party Account.
          “Servicer Default” means, for any Series, any “Event of Default”, “Event of Termination” or “Servicer Event of Default” as defined in the applicable Servicing Agreement for such Series.
          “Servicing Advance” means, as to any Securitization Series, (a) other than a Merit Series, any “Servicing Advance” within the meaning of the related Servicing Agreement, including all advances made by any Seller, as Servicing Party, that are not included in the definition of “Servicing Advance” in such Servicing Agreement but that are expressly deemed to constitute Servicing Advances under such Servicing Agreement (excluding, nevertheless, advances by any Seller of Force-Placed Premiums), (b) that is a Merit Series, all advances of the type described in Section 5.01 of the applicable Standard Terms to the Servicing Agreement for such Series (including Monthly P&I Advances), (c)  Liquidation Expenses incurred by any Seller, as Servicing Party, and (d) all costs and expenses incurred, and advances made, by any Seller, as Servicing Party, under such Servicing Agreement as to which such Servicing Agreement expressly provides for reimbursement to the Servicing Party.
          “Servicing Agreement” means the Servicing Agreements and Pooling and Servicing Agreements (none of which are Third Party Agreements) listed on Schedule V hereto and the Third Party Servicing Agreements.
          “Servicing Fee” means: (a) with respect to each Securitization Series other than a Merit Series, the Monthly Servicing Fee as defined in the applicable Servicing Agreement; (b) with respect to each Merit Series, the “Servicing Fee” as defined in the applicable Servicing Agreement; (c) with respect to each Series related to a Third Party Servicing Agreement, the “Servicing Fee” as defined in the applicable Servicing Agreement; and (d) with respect to each Countryplace Series, the “Backup Servicing Fee” as defined in the applicable Servicing Agreement.
          “Servicing Fee Payable Amount” means, as of the Closing Date and with respect to each Series, the sum of (a) the Servicing Fee that would be payable to any Seller, as Servicing Party under the related Servicing Agreement, for (i) the Due Period ending immediately before the Closing Date and (ii) the number of days that precede the Closing Date in the Due Period in which the Closing Date occurs, and (b) all additional amounts then due and payable to any Seller pursuant to the Servicing Agreements for the periods described in subclauses (i) and (ii) of clause (a) of this sentence and which do not constitute Unreimbursed Servicing Advances.
          “Servicing Party” means (a) with respect to any Securitization Series and any Third Party Servicing Agreement, the “Servicer” and, if applicable, “Subservicer” as such terms are defined in the applicable Servicing Agreement, and (b) with respect to any Countryplace Series, the “Backup Servicer” as such term is defined in the applicable Servicing Agreement. For the avoidance of doubt, when used herein with respect to Buyer or any of its Affiliates, the term “Servicing Party” shall refer to Buyer’s or such Affiliate’s capacity as successor Servicing Party under the applicable Series.

          “Shared Services Agreement” means that certain Shared Services Agreement, dated as of October 15, 2006, between OFLLC and Hometown America, L.L.C.
          “Stockholder Approval” shall have the meaning set forth in Section 6.1(m) hereof.
          “Stockholders Meeting” shall have the meaning set forth in Section 6.1(m) hereof.
          “Subject Employee” means any Employee who performs services out of the Fort Worth Facility and any Employee set forth on Schedule VI hereto.
          “Tax” and “Taxes” means any and all of the following: (a) any federal, state, local or foreign net or gross income, minimum, alternative minimum, sales, value added, use, excise, franchise, real or personal property, transfer, conveyance, environmental, leasing, operating, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, severance, withholding or other tax, assessment, duty, fee, levy or charge of any nature whatever, whether disputed or not, imposed by any Governmental Authority, any interest, penalties (civil or criminal), additions to tax or additional amounts related thereto or to the nonpayment thereof; (b) any Liability to pay amounts due pursuant to the immediately preceding clause (a) on behalf of another Person, under any contract, reimbursement or indemnity agreement, as transferee or otherwise; and (c) any Liability of any Person to pay amounts described in the immediately preceding clause (a) by reason of Liability imposed under Treasury Regulations § 1.1502-6 or similar provision imposing Liability by reason of participation in a consolidated, combined, unitary or similar Tax Return or similar filing.
          “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.
          “Temporary Use and Occupancy Agreements” means, collectively, (a) that certain Temporary Use and Occupancy Agreement, dated as of August 20, 2007, between OFLLC and Hometown America, L.L.C. and (b) that certain Temporary Use and Occupancy Agreement, dated as of April 1, 2008, between OFLLC and Hometown America, L.L.C.
          “Termination Date” shall have the meaning set forth in Section 11.1(c) hereof.
          “Termination Fee” shall have the meaning set forth in Section 11.2 hereof.
          “Termination Rebate” means, for any Series (other than a Countryplace Series), as of the last day of the Due Period or Collection Period, as applicable for such Series, an amount equal to 2.04% of the aggregate unpaid principal balance of the Serviced Accounts that are party of such Series minus, solely in the case of Third Party Accounts, the aggregate amount of Deboarding Fees received by Servicer with respect to such Third Party Accounts under the applicable Third Party Servicing Agreement.
          “Third Party Account” means any contract or loan serviced by a Seller pursuant to a Third Party Servicing Agreement.

          “Third Party Fee” means each fee payable by any Seller, as Servicing Party, or the applicable Trust in connection with the Securitization Program to any trustee, custodian or other third party under a contractual arrangement (excluding any attorney fees).
          “Third Party Fee Schedule” means Schedule VII, which sets forth the Third Party Fees for each Series by amount or percentage rate, payer, payee and applicable time period.
          “Third Party Payments” shall have the meaning set forth in Section 6.3(c) hereof.
          “Third Party Servicing Agreement” means any of the Servicing Agreements identified on Schedule VIII hereto.
          “Third Party Servicing Rebate” means, for any Third Party Servicing Agreement, as of the last day of the Collection Period (as defined in such Third Party Servicing Agreement) in which Buyer or its Affiliate is terminated or replaced as Servicer under such Third Party Servicing Agreement, an amount equal to (a) 2.04% of the aggregate unpaid principal balance of the Third Party Accounts that are subject to such Third Party Servicing Agreement, minus (b) the aggregate amount of Deboarding Fees received by Servicer with respect to such Third Party Accounts under the applicable Third Party Servicing Agreement.
          “Transferred Employee” shall have the meaning set forth in Section 6.8(a) hereof.
          “Transitional Services Agreement” means a Transitional Services Agreement, substantially in the form attached as Exhibit G hereto.
          “Trust Interest Holder” means (a) if Seller Parties or their Affiliates are beneficial owners of 100% of the residual trust interest of a Redeemable Series, Parent, or (b) any other such Person who holds 100% of the residual trust interest of a Redeemable Series as of the notice date described in Section 6.15(a) hereof.
          “Trustee” means, as to any Securitization Series or Countryplace Series, the “Trustee” under the Servicing Agreement with respect to such Series.
          “UCC” means the Uniform Commercial Code as enacted in the State of Delaware, as it may be amended from time to time.
          “Unreimbursed Force-Placed Premiums” means, as of the Closing Date and with respect to each Securitization Series, the Force-Placed Premiums paid (or in the case of a blanket policy, allocated) by any Seller, as Servicing Party, prior to such date which has been earned but not reimbursed to it as of such date from any source, including but not limited to collections under the Servicing Agreement for such Series, from the related Borrowers under the related Loan Documents and refunds from insurance carriers upon policy cancellation.
          “Unreimbursed Servicing Advances” means, as of the Closing Date and with respect to each Securitization Series, the Servicing Advances made by any Seller, as Servicing Party, and charged or assessed to the account of the related Borrower or the related MH Account prior to such date but not reimbursed to such Seller as of the Closing Date from collections under the Servicing Agreement for such Series.

          “Voting Agreement” means that certain Voting Agreement, dated as of the date hereof, by and among Ronald Klein, Gary Shiffman, Paul Halpern, Richard Rogel, Robert Sher, Michael Wechsler, J. Peter Scherer, W. Anderson Geater, Jr., Mark Landschulz, Woodward Holdings, LLC and a Buyer Party (together with all exhibits and schedules attached or delivered pursuant thereto), as amended, modified, supplemented, waived or restated from time to time in accordance with its terms.
          “Whole Loan Servicing Agreement” means a Whole Loan Servicing Agreement substantially in the form attached as Exhibit I hereto.
     1.2. Construction. Unless otherwise specifically provided herein, references in this Agreement to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of or to this Agreement. A reference to any party to this Agreement or any other agreement, instrument or document shall include such party’s successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefore and all regulations (including treasury regulations under the Code), rules and interpretations issued thereunder or pursuant thereto. All references to “$,” “funds” and “dollars” refer to United States currency unless otherwise expressly provided herein. The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this Agreement, the words “includes” and “including” are not limiting and they shall be deemed to be followed by the words “without limitation”, and the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference in this Agreement to “servicing” by a party or Serviced Accounts that are being “serviced” by a party (when such reference is not part of an otherwise defined term) shall refer to such party’s activities in its capacity as a “Servicer”, “Subservicer” or “Backup Servicer”, as applicable, under the relevant Servicing Agreement.
ARTICLE II.
PURCHASE AND SALE
     2.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Sellers shall sell, assign, transfer, set over, convey and deliver to Buyer or one or more of its Affiliates, and Buyer or such Affiliates shall purchase from Sellers and accept assignment from Sellers, the Conveyed Property free and clear of all Liens other than restrictions expressly imposed under the Servicing Agreements and the Assigned Leases (as applicable). Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.1(g) and Article VIII hereof), Buyer shall be entitled to seek specific performance of each Seller’s obligations under this Section 2.1 in accordance with the provisions of this Agreement.
     2.2. Excluded Assets. Sellers shall not hereby or otherwise sell, assign, transfer, set over, convey or deliver to Buyer, and Buyer shall not hereby or otherwise acquire from any Seller, any Excluded Assets.

     2.3. Appointment and Assumption Agreements; Liabilities.
          (a) Appointment and Assumption Agreements. On or before the Closing Date, each of Buyer (or it Affiliate) and the applicable Seller shall enter into an Appointment and Assumption Agreement with the requisite parties with respect to the Servicing Agreement of each Series, and subject to delivery of the Effective Notice by Buyer and such Seller thereunder, Buyer shall accept appointment from the Trustee as Servicing Party, under such Servicing Agreement from and after the Closing. Upon satisfaction or waiver of the conditions precedent set forth in Article VII and Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the Closing, Buyer and the applicable Seller shall execute an Effective Notice for each Appointment and Assumption Agreement and Buyer and such Seller shall deliver each such Effective Notice to each Trustee on the Closing Date. If the Closing fails to occur on the Closing Date, each Appointment and Assumption Agreement and each Effective Notice shall be null and void.
          (b) Assumed Liabilities and Excluded Liabilities. From and after the Closing, Buyer shall assume in accordance with their respective terms, all responsibilities, duties, liabilities and obligations (the “Assumed Liabilities”) of (x) the Servicing Party under the Servicing Agreements to the extent arising after the Closing Date and (y) OFLLC under the Assigned Leases and the Shared Services Agreement, in each case to the extent arising after the Closing Date, provided that Buyer shall not hereby or otherwise assume, perform or be liable or responsible in any respect for any Liabilities (the “Excluded Liabilities”) of any Seller or any of its Affiliates other than the Assumed Liabilities, including, without limitation, any Liabilities with respect to, arising from, related to, or in connection with:
               (i) any of the Excluded Assets;
               (ii) any Liabilities arising from the current or former employment of an Employee, including, without limitation: (A) any obligations or Liabilities with respect to compensation or benefits owing to such Employee; (B) any obligations or Liabilities under employment Laws; (C) any obligations, Liabilities or duties owed to any individual or such individual’s dependents or survivors as a result of the individual’s present or former status as an Employee; (D) any obligations, Liabilities or costs associated with claims relating to or in any way arising from the employment of any Employee, the terms, conditions or events pertaining to such employment or the constructive or actual termination of such employment; and (E) any obligations or Liabilities with respect to any Employment Agreement or Employee Benefit Plan maintained, sponsored or contributed by any Seller or any of its ERISA Affiliates;
               (iii) the preparation and delivery of any Compliance Certification covering any period prior to the Closing Date;
               (iv) the preparation, execution and delivery of any Monthly Report or Monthly Remittance Reports pursuant to Section 6.3(c) or payments directed to be made to any Seller or its Affiliates pursuant to such Remittance Reports;
               (v) any demands, requests, duties or Liabilities relating to Former Borrowers;

               (vi) any Seller’s performance or failure to perform its obligations as the predecessor Servicing Party under the Servicing Agreements;
               (vii) purchasing any MH Account from any Securitization Trust (except as may be expressly required by the related Servicing Agreement to the extent the successor Servicing Party’s obligation to effect remedial action arose in connection therewith from and after the Closing);
               (viii) all actual or alleged Liabilities or other responsibilities arising out of or related to any Environmental Law (including actual or alleged liabilities, obligations or other responsibilities for fines, penalties, capital expenditures or operational changes), Hazardous Substance, or Release (including any Hazardous Substance or Release at, to or from any site to which a Hazardous Substance was transported from any real property leased, owned or operated by any Seller or any of its Affiliates at any time) arising out of any Seller’s or its Affiliates’ servicing activities prior to the Closing or Seller’s or its Affiliate’s leasing, ownership or operation of real property at any time prior to the Closing;
               (ix) all Liabilities arising out of or relating to any Action that (i) is pending, threatened or completed as of the Closing with respect to any Seller or any of its Affiliates or (ii) arises out of or relates to actions or omissions of any Seller in its capacity as Servicing Party under the Servicing Agreements or under any other Facility Documents;
               (x) any Tax Liability of any Seller or any of its Affiliates or, subject to Section 6.7(b) hereof, to which the Conveyed Property is subject, in either case, whether or not arising with respect to the Securitization Program or a Third Party Servicing Agreement, including without limitation (i) income taxes (including such income Taxes in connection with the transfer of the Conveyed Property hereunder), (ii) Taxes attributable to periods ending on or prior to the Closing Date or (iii) Taxes of any other Person pursuant to an agreement or otherwise;
               (xi) any Liabilities of any Seller or any of its Affiliates under the Facility Documents other than the Assumed Liabilities;
               (xii) any and all breaches of representations, warranties and covenants of the Servicing Parties under the Servicing Agreements that shall have occurred at any time on or prior to the Closing Date; provided that Sellers shall remain responsible for effecting such remedial actions to correct or eliminate such breaches as may be required by the related Servicing Agreement to the extent any such remedial action was required to be taken by the Servicing Parties thereunder at any time on or prior to the Closing Date, which responsibility shall be deemed to be an Excluded Liability for all purposes hereunder;
               (xiii) any and all Liabilities under any lease, license or other instrument (other than the Assigned Leases, subject to the terms and conditions set forth herein and in the Assignment of Leases) granting any Seller or any of its Affiliates the right to use or occupy any asset or property (whether real, personal, tangible, intangible or mixed);
               (xiv) any and all Liabilities under the Shared Service Agreement, other than as expressly set forth herein and in the Assignment and Assumption Agreement; or

               (xv) any and all Liabilities with respect to, relating to or in connection or otherwise associated with the Platform Assets.
     2.4. Security Interest. Notwithstanding any provision hereof to the contrary, it is the express intent of each of the parties hereto that the transfer of the Conveyed Property by Sellers to Buyer pursuant to this Agreement be construed as a sale of such Conveyed Property and other property by Sellers to Buyer pursuant to all applicable requirements of Law, and not as a secured borrowing, including for accounting purposes. Further, it is not the intention of the parties hereto that such transfer be deemed a grant of a security interest in the Conveyed Property by Sellers to Buyer to secure a debt or other obligation of any Seller. However, in the event that, notwithstanding the intent of the parties, any part of the Conveyed Property is held to continue to be property of Sellers, then (a) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (b) the transfer by Sellers provided for in this Agreement shall be deemed to be, and each of the Sellers hereby grants to Buyer, a security interest in all right, title and interest of such Seller in, to and under the Conveyed Property, to secure (i) the obligations of Sellers under this Agreement, and (ii) a loan to Sellers in the amount of the Purchase Price as set forth in this Agreement. Each of the Sellers and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Conveyed Property, such security interest would be a perfected security interest of first priority in favor of Buyer under applicable Law and will be maintained as such throughout the term of this Agreement.
ARTICLE III.
PURCHASE PRICE
     3.1. Purchase Price.
          (a) In consideration for the sale and transfer of the Conveyed Property and for the performance of the other obligations of Sellers hereunder Buyer shall pay to Sellers the Purchase Price (as adjusted pursuant to Section 3.2).
          (b) The Seller Parties’ good-faith estimate, as of the date hereof, of the Purchase Price is $38,515,791 (the “Baseline Purchase Price”). Schedule 3.1(b) hereto sets forth the calculation of the Baseline Purchase Price. At the Closing, Buyer shall pay to Sellers the Baseline Purchase Price, as adjusted pursuant to Section 3.2(a) (the Baseline Purchase Price as it may be so adjusted, the “Estimated Purchase Price”).
          (c) Buyer shall pay to Sellers, by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 3.1(c) hereto, an amount equal to the Estimated Purchase Price.
     3.2. Purchase Price Adjustments.
          (a) Pre-Closing Baseline Purchase Price Adjustment. Not more than five Business Days, but in no event less than two Business Days, prior to the Closing Date, the Seller Parties shall in good faith prepare and deliver to Buyer a schedule (the “Estimated Purchase Price Schedule”) setting forth the Seller Parties’ recalculation of the Baseline Purchase Price as of the Closing Date. The Estimated Purchase Price shall be calculated in the same manner as the Baseline Purchase Price as set forth on Schedule 3.1(b) hereto, using the same accounting procedures and practices as those used to calculate the Baseline Purchase Price.
          (b) Post-Closing Estimated Purchase Price Adjustment.
               (i) As promptly as practicable, but in any event within 30 days following the Closing Date, the Seller Parties shall cause to be prepared and delivered to Buyer a schedule (the “Closing Date Purchase Price Schedule”) setting forth the Seller Parties’ recalculation of the Estimated Purchase Price for the Conveyed Property as of the Closing Date (the Estimated Purchase Price, as so recalculated, the “Closing Date Purchase Price”). The Closing Date Purchase Price shall be calculated in the same manner as the Baseline Purchase Price as set forth on Schedule 3.1(b) hereto, using the same accounting procedures and practices as those used to calculate the Baseline Purchase Price. If so requested by Parent, Buyer shall reasonably cooperate with the Seller Parties to permit the Seller Parties to prepare the Closing Date Purchase Price Schedule.
               (ii) If Buyer disagrees in good faith with the Closing Date Purchase Price Schedule, then Buyer shall notify Parent (for itself and the other Seller Parties) in writing (the “Notice of Disagreement”) of such disagreement within 30 days following delivery of the Closing Date Purchase Price Schedule. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement described therein. If no Notice of Disagreement is received by Parent within such 30 day period, then the Closing Date Purchase Price Schedule and the Closing Date Purchase Price shall be deemed to have been accepted by Buyer and shall become final and binding on the parties hereto, and the Closing Date Purchase Price set forth in the Closing Date Purchase Price Schedule shall be deemed to be the Purchase Price for all purposes hereunder. During the 30 day period immediately following the delivery of the Notice of Disagreement, Parent (for itself and the other Seller Parties) and Buyer shall attempt in good faith to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If Parent (for itself and the other Seller Parties) and Buyer are able to resolve such differences within such 30 days following delivery of the Notice of Disagreement, then the Closing Date Purchase Price Schedule and the Closing Date Purchase Price, as may be adjusted to reflect such resolution, shall become final and binding on the parties hereto, and the Closing Date Purchase Price, as so adjusted, shall be deemed to be the Purchase Price for all purposes hereunder. If Parent and Buyer are unable to resolve such differences within such 30 days following delivery of the Notice of Disagreement, then Parent (for itself and the other Seller Parties) and Buyer shall submit the Closing Date Purchase Price Schedule to a nationally recognized independent accounting firm acceptable to Parent and Buyer (the “Independent Accountant”) for review and resolution of any and all matters that remain in dispute with respect to the Notice of Disagreement, and the opinion of the Independent Accountant as to the Closing Date Purchase Price Schedule and the Closing Date Purchase Price shall be final and binding on the parties hereto, and the Closing Date Purchase Price, as adjusted pursuant to and in accordance with such opinion of the Independent Accountant, shall be deemed to be the Purchase Price for all purposes hereunder. Sellers and Buyer shall provide the Independent Accountant with reasonable cooperation and reasonable access to permit such review and resolution. Parent (for itself and the other Seller Parties) and Buyer shall instruct the Independent Accountant that it should undertake such review and resolution, and deliver written notice thereof to Parent and Buyer, within 30 days after the matter has been referred to the Independent Accountant. The scope of the Independent Accountant’s engagement shall be limited to the resolution of the disputed items described in the Notice of Disagreement, and the recalculation, if any, of the Closing Date Purchase Price in light of such resolution. If the Independent Accountant is engaged pursuant to this Section 3.2(b), notwithstanding the provisions of Section 6.7(a), the fees and expenses of the Independent Accountant shall be borne equally by the Seller Parties, on the one hand, and Buyer, on the other hand.
               (iii) The Purchase Price shall be reduced (the “Purchase Price Reduction”) by the amount, if any, by which the Closing Date Purchase Price is less than the Estimated Purchase Price. The Purchase Price shall be increased (the “Purchase Price Increase”) by the amount, if any, by which the Closing Date Purchase Price is more than the Estimated Purchase Price. Any Purchase Price Reduction shall be payable by the Seller Parties to Buyer, and any Purchase Price Increase shall be payable by Buyer to Sellers, by wire transfer of immediately available funds to an account designated by the party(s) entitled to such amount, within three Business Days after the date upon which the Closing Date Purchase Price Schedule becomes final and binding in accordance with Section 3.2(b)(ii) hereof. If no Purchase Price Reduction or Purchase Price Increase is required by the terms hereof, then the Estimated Purchase Price shall be deemed to be the Purchase Price for all purposes hereunder.
     3.3. Allocation of Purchase Price. The Purchase Price (other than the Platform Assets Purchase Price) shall be allocated between the Sellers and among the Conveyed Property (other than the Platform Assets) as follows: (a) first, OSI shall be deemed to have received an amount equal to the fair market value of the Fort Worth Assets, as agreed to by and between OSI and Buyer at or prior to Closing; (b) next, OSI shall be deemed to have received 84.2% of the Unreimbursed Servicing Advances and 84.2% of Unreimbrused Force-Place Premiums; and (c) thereafter, the balance of the Purchase Price shall be allocated between OSI and OFFLC in accordance with their respective Allocable Share. The parties hereto shall utilize such allocations for all Tax purposes and shall file all Tax Returns in a manner consistent with such allocations, and each of them will not voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any proceeding or otherwise with respect to such Tax Returns.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
     4.1. The Seller Parties’ Representations and Warranties. Each Seller Party hereby jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:
          (a) Organization and Good Standing. Each of Parent and OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. OFLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the organizational power to own its assets and to transact the business in which it is currently engaged. Each Seller Party is duly qualified or authorized to conduct business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification or authorization and in which the failure so to qualify or be authorized would not have a Material Adverse Effect.
          (b) Authorization; Binding Obligations. Each Seller Party has the corporate or organizational power and authority to execute, deliver and perform its obligations under this Agreement and the other Closing Documents to which it is or will be a party and all of the transactions contemplated hereby and thereby and has taken all necessary corporate or organizational action to authorize its execution, delivery and performance of this Agreement and such other Closing Documents. Each Seller Party has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes, and assuming the due authorization, execution and delivery of each of the other Closing Documents to which any Seller Party will be a party by each other party thereto, such other Closing Document, when executed and delivered by such Seller Party in accordance with this Agreement will constitute, the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as enforcement of such terms may be limited by applicable bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights generally and subject to the application of equitable principles and the availability of equitable remedies.
          (c) No Violations; Consents. The execution, delivery and performance by each Seller Party of this Agreement and each Closing Document to which it is or will be a party, and the consummation by it of all of the transactions contemplated hereby and thereby:
               (i) do not and will not violate any provision of its certificate of incorporation, bylaws, certificate of organization, limited liability company agreement or other organizational documents or instruments;
               (ii) except as set forth in Schedule 4.1(c)(ii) hereto, do not and will not require any consent, waiver, approval, license, Order, designation or authorization of, notice to, or registration, filing, qualification or declaration with, any Person (whether or not a Governmental Authority), other than any such consent, waiver, approval, license, Order, designation, authorization, notice, registration, filing, qualification or declaration that is not required as a condition to the effectiveness of the execution, delivery and performance by such Seller Party of this Agreement and each other Closing Document to which it is or will be a party and the consummation by the Seller Parties of all of the transactions contemplated hereby and thereby; and
               (iii) except as set forth in Schedule 4.1(c)(iii) hereto, do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with, or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any Lien upon any of the Conveyed Property pursuant to, or otherwise give rise to any liability under, (x) any contract, license, permit, agreement or instrument to which any Seller Party is a party or by any Seller Party may be bound or (y) any applicable Law or Order to which any Seller Party is a party or by which any Seller Party may be bound, except for any such violation, conflict, breach, termination, default, acceleration, Lien or liability that does not and will not have a Material Adverse Effect.
          (d) Litigation. No material Action is currently pending, or to the knowledge of the Seller Parties, threatened against any Seller Party or any of its Affiliates or any of their respective properties or with respect to any of the Closing Documents. To each Seller Party’s knowledge, no event has occurred and no circumstance exists with respect to actions or omissions of any Seller Party or any of its Affiliates under the Servicing Agreements or under any other Facility Documents that would reasonably be expected to give rise to or serve as a basis for the commencement of such an Action.
          (e) No Brokerage or Finder’s Fees. Except as set forth in Schedule 4.1(e) hereto, neither any Seller Party nor any of its Affiliates has any liability or obligation under any arrangement entered into by or on behalf of any Seller Party or any of its Affiliates to pay any fees or commissions to any broker, finder or advisor with respect to the transactions contemplated by this Agreement for which Buyer or any of its Affiliates would be liable.
          (f) Servicing Agreements. A true and correct copy of each Servicing Agreement has been provided to Buyer, and none of the Servicing Agreements has been modified, waived or amended in any respect. Except as set forth in Schedule 4.1(f) hereto, no Servicer Default under any Servicing Agreement, and no material breach or default by any Seller Party or any of its Affiliates or, to the knowledge of each Seller Party, any other Person under any other Facility Documents has occurred and is continuing, and no event that, with notice or the passage of time, would reasonably be expected to result in such a Servicer Default or material breach or default has occurred and is continuing. Each report and officer’s certification prepared by each Seller, as Servicing Party, pursuant to each Servicing Agreement is true and correct in all material respects.
          (g) Conveyed Property. Except as set forth in Schedule 4.1(g) hereto, Sellers have good and valid title in and to, or, in the case of property held under lease or license, a valid and subsisting leasehold interest in or a legal, valid and enforceable license or right to use, and the power and authority to sell, assign, transfer, set over, convey and deliver to Buyer or its Affiliate as contemplated hereby, the Conveyed Property, free and clear of all Liens other than restrictions expressly imposed under the Servicing Agreements and the Assigned Leases (as applicable). Immediately after Closing, the Unreimbursed Servicing Advances and Unreimbursed Force-Placed Premiums shall be payable to Buyer or its Affiliate pursuant to the terms and limitations of the related Servicing Agreement. Each item of Conveyed Property described in clauses (a) and (b) of the definition of “Conveyed Property” is either an “account” or a “payment intangible” under Article 9 of the UCC.
          (h) Certain Information and Schedules.
               (i) Schedule 4.1(h)(i) hereto sets forth, as of March 31, 2008 and with respect to each Series, the sum of (A) the Servicing Fee that would be payable to any Seller, as Servicing Party under the related Servicing Agreement, for the Due Period ending immediately before such date and (B) all additional compensation to which any Seller is entitled pursuant to the Servicing Agreements for the period described in clauses (a) of this sentence.

               (ii) Schedule 4.1(h)(ii) hereto sets forth each Force-Placed Premium paid (or in the case of a blanket policy, allocated) by any Seller, as Servicing Party, prior to March 31, 2008 which has been earned but not reimbursed to it as of such date by related Securitization Series and aggregate amount.
               (iii) Schedule 4.1(h)(iii) hereto sets forth each Servicing Advance made by any Seller, as Servicing Party, prior to March 31, 2008 but not reimbursed to it as of such date by related Securitization Series and aggregate amount.
               (iv) The information set forth on Schedule V, Schedule VII and Schedule VIII hereto is accurate and complete in all respects as of the date hereof.
               (v) The information set forth on revised Schedule V, Schedule VII, Schedule VIII, Schedule 4.1(h)(i), Schedule 4.1(h)(ii) and Schedule 4.1(h)(iii) hereto delivered by Sellers to Buyer pursuant to Section 6.1(f) will be accurate and complete in all respects as of the dates specified in Section 6.1(f) with respect to each such Schedule.
          (i) Conduct of Business. Since January 1, 2007, each Seller has conducted that portion of its business that is applicable to the Serviced Accounts in substantially the same manner, including, without limitation, consistently with and no less stringently than such Seller’s collection and servicing criteria and other written policies in effect and carried out by such Seller as of such date.
          (j) Compliance with Laws; Permits. Each Seller Party and its Affiliates have conducted and are conducting their servicing activities under each Facility Document in material compliance with all applicable Laws, including, without limitation, the Finance Laws and insurance Laws. There are no Actions pending or, to the knowledge of each Seller Party, threatened alleging any violation of any such applicable Laws which would result in a Material Adverse Effect. Each Seller Party has had in effect all material authorizations, permits, licenses, certificates of authority, consents, orders and approvals of, and has made all material filings, applications and registrations with, Governmental Authorities that are necessary in order for such Seller Party to perform its obligations under each Facility Document in all material respects as presently conducted.
          (k) Data File Disclosure. All fields set forth on Schedule 4.1(k) contained in any Closing Data Files or Post Closing Data Files delivered by any Seller Party or its Affiliates (pursuant to Section 7.1(f) or Section 6.4 hereof) will be complete, true and correct in all material respects (i) in the case of Closing Data Files delivered pursuant to Section 7.1(f) hereof, as of a time as close as reasonably practicable to 5:00 p.m. (New York time) on the day prior to the last day of the Due Period immediately preceding the Closing Date and (ii) in the case of Post Closing Data Files delivered pursuant to Section 6.4 hereof, as of 11:59 p.m. (New York time) on the day immediately preceding the Closing Date.
          (l) No Powers of Attorney. On and after the Closing, no Seller Party or any of its Affiliates will have any powers of attorney or comparable delegations of authority outstanding with respect to the Conveyed Property, the Serviced Accounts or servicing rights under the Servicing Agreements other than (i) the Powers of Attorney delivered to Buyer pursuant to Section 9.2(c) hereof and (ii) any powers of attorney delivered to each Trustee under the related Servicing Agreement.
          (m) Assigned Leases. True, accurate and complete copies of the Assigned Leases have been provided to Buyer. Each of the Assigned Leases is in full force and effect without modification or amendment from the form delivered to Buyer and is valid, binding and enforceable in accordance with its respective terms. Except as provided in the Fort Worth Sublease, no Person other than a Seller Party has any right to the use, occupancy or enjoyment of any of the Fort Worth Real Property or any portion thereof. Other than the Guaranty, there are no guarantees (from any Seller Party or from any other Person) in favor of the lessors of any of the Fort Worth Real Property. No Seller Party has sold, assigned, transferred, pledged, subleased or encumbered all or any part of its leasehold interests in the Fort Worth Real Property other than pursuant to the Fort Worth Sublease. No material breach or default by any Seller Party or any of its Affiliates or, to the knowledge of each Seller Party, any other Person under the Assigned Leases has occurred and is continuing, and no material amount due under the Assigned Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to such leases, and no event has occurred which with the passage of time or giving of notice, or both would reasonably be expected to result in a material default or breach thereunder. Except as set forth on Schedule 4.1(m), none of the Assigned Leases will cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions constitute a breach or default under either such lease or otherwise give the landlord a right to terminate the Fort Worth Lease. The Fort Worth Real Property used by any Seller Party or any of its Affiliates, and the present uses of the Fort Worth Real Property by any Seller Party or any of its Affiliates, are in compliance with, and not in default under or in violation of any Law. All brokerage commissions and other similar compensation and fees payable in connection with the Assigned Leases have been paid in full by a Seller Party and no additional brokerage commissions or other similar compensation and fees may be due in the future thereunder. No option has been exercised under any of the Assigned Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Buyer. There are no security deposits in respect of the Assigned Leases. Except as set forth on Schedule 4.1(m), the transfer of the Assigned Leases to Buyer pursuant to the transactions contemplated by this Agreement does not require the consent or approval of the other party to any of the Assigned Leases. No portion of the Purchase Price or any other amount will be payable to the landlord under the Fort Worth Lease pursuant to Section 11.01(d) thereof as a result of or in connection with the transactions contemplated by this Agreement.
          (n) SEC Reports. The Seller Parties have filed with or furnished to (as applicable) the SEC on a timely basis all forms, statements, certifications, reports and documents required to be filed with or furnished to the SEC by such party under Securities Act or the Exchange Act since January 1, 2007 (such forms, statements, certifications, reports and documents, including all exhibits, appendices and attachments included or incorporated therein, filed or furnished since the Applicable Date through the date hereof, including any amendments thereto, the “SEC Reports”). Each of the SEC Reports, at the time of its filing or being furnished, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates (or, if amended, as of the date of such amendment), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
          (o) Employee Benefits; Employment Matters.
               (i) The Seller Parties have provided to Buyer a complete and accurate list (such list, as updated pursuant to Section 6.8(a), the “Employee List”) of (A) each Subject Employee, and (B) each such Subject Employee’s base compensation, incentive compensation opportunity and current benefits.
               (ii) Schedule 4.1(o)(i) hereto contains a true and complete list of each Employee Benefit Plan maintained, sponsored in whole or in part, or contributed to by any Seller Party or any of its Affiliates for the benefit of any Subject Employee (collectively, the “Seller Benefit Plans”). The Seller Parties have delivered to Buyer a true, accurate and complete copy of each Seller Benefit Plan and each Employment Agreement.
               (iii) Buyer will not be subject to any liability (including any termination liability) pursuant to, or arising under, Title IV of ERISA or otherwise with respect to any Employee Benefit Plan (including any multiemployer plan) maintained, sponsored, or contributed to by any Seller Party or any of its ERISA Affiliates or as to which any Seller Party or any of its Affiliates has any such liability.
               (iv) Each Seller Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code.
               (v) Each Seller Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS stating that it qualifies under Section 401(a) of the Code, and its trust is exempt from United States taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that would, individually or in the aggregate, reasonably be expected to result in the loss of such qualification or exempt status.
               (vi) Neither any Seller Party nor any of its Affiliates is a party to any collective bargaining agreement or other labor union contract applicable to any Subject Employee, nor does any Seller Party have any knowledge of any activities or proceedings of any labor union to organize any such Subject Employees.
               (vii) Each Seller Party and its Affiliates are in compliance, in all material respects, with all applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment, in each case relating to any Subject Employee.
          (p) Opinion of Financial Advisor. On the date hereof and prior to the execution and delivery of this Agreement by the Seller Parties, Parent’s board of directors received a written opinion from Stout Risius Ross, Inc., financial advisor to Parent, to the effect that, based upon and subject to the matters set forth therein, as of the date hereof, the Purchase Price is fair to Parent from a financial point of view. Such opinion has not been amended, modified, supplemented, withdrawn, rescinded or qualified in any respect and is in full force and effect.
          (q) Solvency. Neither any Seller Party nor any of is Affiliates is, and after giving effect to the transactions contemplated by the Closing Documents (including, but not limited to, the purchase and sale of the Conveyed Property), will be “insolvent” within the meaning of section 101(32) of title 11 of the United States Code or any applicable state fraudulent conveyance or transfer law.
          (r) Investment Company. Neither any Seller Party nor any of is Affiliates is, and after giving effect to the transactions contemplated by the Closing Documents (including, but not limited to, the purchase and sale of the Conveyed Property), will be required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (s) Shared Services Agreement. A true, accurate and complete copy of the Shared Services Agreement has been provided to Buyer. The Shared Services Agreement is in full force and effect without modification or amendment from the form delivered to Buyer and is valid, binding and enforceable in accordance with its respective terms. No material breach or default by any Seller Party or any of its Affiliates or, to the knowledge of each Seller Party, any other Person under the Shared Services Agreement has occurred and is continuing, and no material amount due under the Shared Services Agreement remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to such agreement, and no event has occurred which with the passage of time or giving of notice, or both would reasonably be expected to result in a material default or breach thereunder. The Shared Services Agreement will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions constitute a breach or default under either the Shared Services Agreement or otherwise give any party thereto a right to terminate the Shared Services Agreement.
          (t) Liens. Schedule 4.1(t) hereto sets forth a true, accurate and complete list of any and all Liens on or relating to any item of Conveyed Property, or to which any item of Conveyed Property is subject, together with the name of the secured party under or holder of, and a reasonably detailed description of the obligations secured by, each such Lien.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
     5.1. Buyer Representations and Warranties. Buyer hereby represents and warrants to the Seller Parties as of the date hereof and as of the Closing Date as follows:
          (a) Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has the limited liability company power to own its assets and to transact the business in which it is currently engaged. Buyer is duly qualified or authorized to conduct business and is in good standing as a foreign company in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification or authorization and in which the failure so to qualify or be authorized would not have a material adverse effect on the ability of any Buyer Party to perform its obligations under the Closing Documents to which it is or will be a party.
          (b) Authorization; Binding Obligations. Each Buyer Party has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the other Closing Documents to which it is or will be a party and all of the transactions contemplated hereby and thereby and has taken all necessary corporate or limited liability company action to authorize such Buyer Party’s execution, delivery and performance of this Agreement and such other Closing Documents (as applicable). Buyer has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Sellers, this Agreement constitutes, and assuming the due authorization, execution and delivery of each of the other Closing Documents to which a Buyer Party will be a party by each other party thereto (other than a Buyer Party), such other Closing Document, when executed and delivered by a Buyer Party in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Buyer Party enforceable against such Buyer Party in accordance with its terms, except as enforcement of such terms may be limited by applicable bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights generally and subject to the application of equitable principles and the availability of equitable remedies.
          (c) No Violations; No Consent Required. The execution and delivery by Buyer, and performance by Buyer of this Agreement and the execution, delivery and performance by each Buyer Party of each of the Closing Documents to which it is or will be a party, and the consummation by each Buyer Party (as applicable) of all of the transactions contemplated hereby and thereby:
               (i) do not and will not violate any provision of such Buyer Party’s organizational documents or instruments;
               (ii) do not and will not require any consent, waiver, approval, license, Order, designation or authorization of, notice to, or registration, filing, qualification or declaration with, any Person (whether or not a Governmental Authority), other than one or more filings with the Securities and Exchange Commission on Schedule 13D by one or more Buyer Parties with respect to the beneficial ownership of Parent’s outstanding capital stock and/or any such consent, waiver, approval, license, Order, designation, authorization, notice, registration, filing, qualification or declaration that is not required as a condition to the effectiveness of the execution and delivery by Buyer, and performance by each relevant Buyer Party, of this Agreement and each other Closing Document to which it is or will be a party and the consummation by such Buyer Party of all of the transactions contemplated hereby and thereby; and

               (iii) do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with, or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or otherwise give rise to any liability under, (A) any contract, license, permit, agreement or instrument to which a Buyer Party (if such Buyer Party is or will be a party to a Closing Document) is a party or by which such Buyer Party or any of its properties may be bound or (B) any applicable Law or Order to which a Buyer Party (if such Buyer Party is a party to a Closing Document) is a party or by which such Buyer Party or any of its properties may be bound, except for any such violation, conflict, breach, termination, default, acceleration or Liability that would not have a material adverse effect on the ability of such Buyer Party to perform its obligations under the Closing Documents to which it is or will be a party.
          (d) Litigation. No Action is currently pending, or to the knowledge of Buyer threatened, against any Buyer Party (if such Buyer Party is a party to a Closing Document) or any of its properties or with respect to this Agreement or any Closing Document that would have a material adverse effect on the ability of such Buyer Party to perform its obligations under the Closing Documents to which it is or will be a party.
          (e) No Brokerage or Finder’s Fees. Neither Buyer nor any of its Affiliates has any liability or obligation under any arrangement entered into by or on behalf of Buyer or any of its Affiliates to pay any fees or commissions to any broker, finder or advisor with respect to the transactions contemplated by this Agreement for which any Seller or any of its Affiliates would be liable.
ARTICLE VI.
ADDITIONAL COVENANTS AND FURTHER ASSURANCES
     6.1. Certain Covenants of Seller Parties.
          (a) Rating Agencies and Requisite Parties. Each Seller Party shall act in good faith, and use commercially reasonable efforts, to obtain the Rating Agency Affirmation Letters, the execution and delivery by the requisite parties of an Appointment and Assumption Agreement with respect to the Servicing Agreement of each Series, and such other consents necessary for the Sellers’ resignations as Servicing Parties, and Buyer’s appointment as Servicing Parties, under the Servicing Agreements and the sale and purchase of the Conveyed Property hereunder. The Seller Parties shall jointly and severally bear all third party costs (other than those of Buyer and its Affiliates) of obtaining such Rating Agency Affirmation Letters, each such Appointment and Assumption Agreement executed and delivered by the respective requisite parties and such other consents.
          (b) Conduct of Business. Without the prior written consent of the Buyer, during the period from the date of this Agreement to the Closing, the Seller Parties shall, and Parent shall cause the Seller Parties to, conduct that portion of their business that is applicable to the Serviced Accounts, the Third Party Servicing Agreements, the Countryplace Series or the Securitization Program in substantially the same manner in which it is conducted on the date hereof, including, without limitation, consistently with practices no less stringent than Sellers’

current collection and servicing criteria and other written policies and shall use all commercially reasonable efforts to preserve the present business organization applicable to the servicing of the Serviced Accounts, the Countryplace Series, the Securitization Program and the Third Party Servicing Agreements. Without limiting the generality of the foregoing, prior to the Closing, without the prior written consent of Buyer (which consent will not be unreasonably withheld), no Seller Party shall, and Parent shall cause the Seller Parties not to:
                    (i) violate or fail to perform any material obligation or duty imposed upon it by any Law or the Facility Documents;
                    (ii) modify, amend, terminate, relinquish or assign, or grant any waiver or release under or with respect to, any Facility Document other than as required by applicable Law or subpoena, court order or similar judicial process; provided that, if any Seller Party so takes or effects any such action as required by applicable Law or subpoena, court order or similar judicial process in accordance with this Section 6.1(b)(ii), such Seller Party shall provide Buyer with prior written notice of such action;
                    (iii) make any material change in servicing, billing, collection, loss mitigation practices, operations or policies of the Servicing Agreements or Securitization Programs; or
                    (iv) with regard to those Serviced Accounts as to which the related Borrowers reside in areas that have been designated by the Federal Emergency Management Agency as having been impacted by a natural disaster, the applicable Seller Party shall furnish Buyer with information about such Seller Party’s policies, procedures and practices relating to account payment deferrals and collection activities and if such Seller Party intends to change a business practice related to such Serviced Accounts before the consummation of the transactions contemplated by this Agreement, such Seller Party shall discuss the intended change with Buyer before such Seller Party implements the change.
          (c) Cooperation with Buyer. Each Seller Party shall cooperate in good faith and provide all information Buyer reasonably requests in order to complete the transactions contemplated by this Agreement. Prior to the Closing, each Seller Party shall provide Buyer with access to those of such Seller Party’s employees who are familiar with Sellers’ servicing of the Serviced Accounts, for the purpose of assisting Buyer in the contemplated transfer of the Serviced Accounts from Sellers’ servicing systems to Buyer’s servicing system following Buyer’s appointment as Servicing Party under the Servicing Agreements. Prior to the Closing, each Seller Party shall afford, and shall cause their Affiliates to afford, to Buyer, its Affiliates and its and their counsel, accountants and auditors, during normal business hours, reasonable access to the books and records (including all electronic files in whatever medium or form), and similar materials relating to the Conveyed Property, the Third Party Servicing Agreements and the Securitization Program (including the Facility Documents), and the right to make copies thereof.
          (d) Post-Closing Remittances. All payments and reimbursements derived from the Conveyed Property (including any amounts payable to Buyer pursuant to Section 6.11) and received by any Seller Party on or after the Closing Date shall be the property of Buyer and shall be held in trust by such Seller for the benefit of Buyer, and such Seller Party will promptly transmit, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer for Buyer’s own account (within three Business Days of such Seller Party’s receipt thereof) all such payments and reimbursement.
          (e) Non-Solicitation of Force-Placed Insurance. Each Seller Party covenants and agrees that after the Closing, neither it nor its Affiliates will, directly or indirectly, solicit the placement or renewal of, nor assist any Person in soliciting, placing or renewing, any forced-placed hazard insurance policies or other products or services related to the Serviced Accounts; provided, however, that Sellers may solicit the renewal of hazard insurance policies voluntarily purchased by obligors under the Serviced Accounts identified on Schedule 6.1(e) hereto from Sellers or from providers for whom any Seller acted as an agent.
          (f) Schedule Update. From and after the date hereof and until the Closing Date, the Seller Parties shall deliver to Buyer on or prior to the last day of each calendar month and on the Closing Date revised versions of each of Schedule V, Schedule VII, Schedule VIII, Schedule 4.1(h)(i), Schedule 4.1(h)(ii) and Schedule 4.1(h)(iii) hereto, in each case setting forth as of such dates updates to the information set forth in the immediately preceding version of such Schedule delivered to Buyer pursuant to this Agreement. No updated schedule delivered to Buyer pursuant to this Section 6.1(f) shall have the effect of (a) modifying any respect any of the representations, warranties, covenants or agreements made by any Seller Party under this Agreement, or (b) curing in any respect any breach by any Seller Party of its representations, warranties, covenants or agreements under this Agreement.
          (g) Negotiations.
                    (i) To the extent not prohibited by applicable Law, from and after the date hereof and until the Closing shall have been consummated, neither any Seller Party nor any of its respective officers, directors (or Persons in similar positions), employees, Affiliates, stockholders, members, representatives, agents, nor anyone acting on behalf of any of them shall directly or indirectly encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than Buyer or its representatives) concerning any sale of assets or similar transaction (a “Competing Transaction”) involving any Seller Party, the Conveyed Property or appointment of a successor Servicing Party other than Buyer unless this Agreement is terminated pursuant to and in accordance with Article XI hereof; provided that any sale of Excluded Assets by any Seller Party shall not be deemed to be a Competing Transaction. Each Seller Party shall notify Buyer in writing of any inquiries or communications (whether written or oral) concerning any Competing Transaction within one Business Day after such Seller Party shall have received or become aware of such inquiry or communication, which notice shall include a copy of such inquiry or communication (or, if such inquiry or communication was made orally, a reasonably detailed description of such inquiry or communication). Notwithstanding the foregoing, nothing in this Agreement shall prohibit Parent from furnishing nonpublic information regarding Parent or any Seller Party to, or entering into discussions with, any Person in response to any inquiry or communication with respect to a Competing Transaction that is submitted to Parent by such Person without violation of this Section 6.1(g); provided that Parent (A) gives Buyer written notice of the identity of such Person and of Parent’s intention to furnish information to, or enter into discussions with, such

Person at least one Business Day prior to furnishing any such information to, or entering into discussions with, such Person, (B) shall not, and shall not allow any of its Affiliates or its or their respective directors (or Persons in similar positions), officers, employees, agents or representatives to disclose any nonpublic information to such Person without first entering or having entered into a written agreement with such Person containing confidentiality and standstill restrictions that are no less favorable, in the aggregate, to Parent than those contained in any similar agreement between Parent (or any of its Affiliates) and Buyer (or any of its Affiliates), and (C) contemporaneously with making available any such information to such Person, and if such information shall have not been previously provided to Buyer, provides such information to Buyer.
                    (ii) If at any time following the date of this Agreement and prior to obtaining the Stockholder Approval, (i) Parent shall have received a written proposal from a third party with respect to a Competing Transaction that Parent’s board of directors believes in good faith to be bona fide, (ii) such proposal did not occur as a result of or in connection with a breach of this Section 6.1(g), and (iii) after consultation with its financial advisor and outside legal counsel, Parent’s board of directors determines in good faith that the failure to withdraw or modify its approval of, or its recommendation to Parent’s stockholders to approve, this Agreement and the transactions contemplated hereby would violate its fiduciary duties to the stockholders of Parent under applicable Law, then Parent’s board of directors may withdraw or modify its approval of, or its recommendation to Parent’s stockholders to approve, this Agreement and the transactions contemplated hereby (any such withdrawal or modification, a “Recommendation Change”).
          (h) Non-Solicitation of Employees. Each Seller Party acknowledges that the value to Buyer of the transactions contemplated by this Agreement would be substantially diminished if any Seller Party or any of its Affiliates were to solicit for employment any of the management or key employees of Buyer or its Affiliates who are identified on Schedule 6.1(h) hereto. Accordingly, during the period commencing on the Closing Date and ending 18 months thereafter, neither any Seller Party nor any of its Affiliates shall, either alone or in conjunction with any other Person, directly or indirectly (including through any of its present or future Affiliates) solicit for employment or hire any such employee identified on Schedule 6.1(h) hereto. If any provision of this Section 6.1(h) is determined by a court of competent jurisdiction to be invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the applicable Laws of the United States and shall be binding and enforceable with respect to the Seller Parties and their Affiliates, as so curtailed; it being the intention of the parties that the provisions of this Section 6.1(h) be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws and policies of any provision of this Section 6.1(h)) shall not render unenforceable or impair the remainder of the provisions of this Section 6.1(h).
          (i) Insurance Reimbursement. In the event Buyer credits any Force-Placed Premium that was charged or assessed to a Borrower or Serviced Account prior to the Closing Date due to any cancellation of the related force-placed Hazard Insurance Policy on or after the Closing Date, the Seller Parties shall, and Parent shall cause the Seller Parties to, pay Buyer, upon receipt of an invoice and supporting documentation from Buyer, an amount equal to such credit less any amounts recovered by Buyer from other sources, including but not limited to unearned commissions; provided that the Seller Parties’ obligation pursuant to this Section 6.1(i) is subject to none of Buyer, its Affiliates or any insurance carrier to which Buyer or its Affiliates provides the name of such Serviced Account or the related Borrower soliciting such Serviced Account, or the related Borrower, to change or terminate such force-placed Hazard Insurance Policy on such Serviced Account as in effect on the Closing Date.
          (j) Requested Modifications of Facility Documents. The Seller Parties and their Affiliates shall, and Parent shall cause the Seller Parties and their Affiliates to, consent to any modification, waiver or amendments to any Facility Document reasonably requested by Buyer or its Affiliates provided that such modification, waiver or amendment would not materially and adversely affect any Seller Party or its Affiliates as reasonably determined by Parent.
          (k) Compliance Certifications. The Seller Parties shall prepare, or cause to be prepared, each Compliance Certification for and deliver such Compliance Certification to Buyer and the related Trustee and any other requisite recipient at least three Business Days prior to the deadline for delivering such Compliance Certification pursuant to the terms of the related Servicing Agreement.
          (l) Proxy Statement.
               (i) Parent shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement (but in any event no later than 15 days following the date hereof), a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement and any schedules and exhibits thereto, the “Proxy Statement”). The Proxy Statement shall set forth (among other things) that the board of directors of Parent: (A) has determined that this Agreement and the transactions contemplated hereby are advisable and are fair to and in the best interests of Parent and its stockholders, and (B) recommends that Parent’s stockholders approve this Agreement and the transactions contemplated hereby (whether as components of an asset disposition and management plan (or other plan, scheme or arrangement) or otherwise).
               (ii) Parent shall as soon as reasonably practicable notify Buyer of the receipt of all comments (written or oral) of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall as soon as reasonably practicable provide to Buyer copies of all material correspondence between Parent and/or any of its representatives on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Parent and Buyer shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and Parent shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that Parent may commence mailing the Proxy Statement. Subject to applicable Laws, Parent and Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement. Parent will provide Buyer a reasonable opportunity to review and consult with Parent regarding the Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC, and Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the date hereof.
               (iii) Parent shall cause the Proxy Statement, and the letter to stockholders, the notice of meeting and the form of proxy provided to stockholders of Parent therewith, in connection with the transactions contemplated hereby, at the time that the Proxy Statement is first mailed to the stockholders of Parent and at the time of the Stockholders Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and to comply, in all material respects, as to form with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; provided, however, that the obligations of Parent contained in this Section 6.1(l)(iii) shall not apply to any information supplied by Buyer or any of its representatives to Parent for the purpose of inclusion in or incorporation by reference in the Proxy Statement.
          (m) Stockholders Meeting. Parent, acting through its board of directors, shall, in accordance with applicable Law and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (whether as components of an asset disposition and management plan (or other plan, scheme or arrangement) or otherwise). Parent and its board of directors shall take all reasonable lawful action to solicit and obtain at the Stockholders Meeting the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of common stock of Parent entitled to vote on such matter (the “Stockholder Approval”).
          (n) Fort Worth Real Property Matters. Without the prior written consent of the Buyer, during the period from the date of this Agreement to the Closing, the Seller Parties shall, and Parent shall cause the Seller Parties to, (i) operate the Fort Worth Real Property in substantially the same manner in which it is conducted on the date hereof, (ii) not amend, modify or terminate any of the Assigned Leases or the Shared Services Agreement, (iii) not violate or fail to perform any material obligation or duty imposed upon any Seller Party or any of its Affiliates by any Law, the Assigned Leases or the Shared Services Agreement, (iv) not sell, lease, transfer or otherwise dispose of or mortgage or pledge or impose (voluntarily or involuntarily) any Liens on any of the Assigned Leases or the Shared Services Agreement, and (v) not accelerate or delay any payment due and payable under any Assigned Lease or the Shared Services Agreement. Each Seller Party shall promptly deliver to Buyer copies of any written correspondence or notices either distributed or received by any such Seller Party in respect of the Assigned Leases or the Shared Services Agreement.
     6.2. Certain Covenants of Buyer.
          (a) Cooperation Regarding Rating Agencies and Trustee. Buyer shall act in good faith to obtain, and shall cooperate with the Seller Parties and assist them in obtaining, the Rating Agency Affirmation Letters, the execution and delivery by the applicable Trustee of an

Appointment and Assumption Agreement with respect to the Servicing Agreement of each Securitization Series and Countryplace Series, and such other consents necessary for and Sellers’ resignations and Buyer’s appointment as Servicing Party under the Servicing Agreements and the sale and purchase of the Conveyed Property hereunder.
          (b) Access to Information; Facility Documents; Cooperation. Subject to applicable Law and the Facility Documents, after the Closing and at the Seller Parties’ sole cost and expense, Buyer shall afford, and shall cause its Affiliates to afford, to any Seller Party, its Affiliates and its and their counsel, accountants and auditors, during normal business hours, reasonable access to the books and records and similar materials relating to the Conveyed Property, the Third Party Servicing Agreements, the Countryplace Series and the Securitization Program (including the Facility Documents), and the right to make copies thereof or, to the extent not in violation of Buyer’s duties as Servicing Party under the Servicing Agreements, to receive an original document and substitute a copy thereof, or, if requested by any Seller Party, Buyer shall promptly deliver such copies or, to the extent not in violation of or in conflict with Buyer’s duties as Servicing Party under the Servicing Agreements, such original documents to any Seller Party, to the extent that such access may be reasonably required by any Seller Party or any of its Affiliates for any lawful purpose, including, without limitation, (i) the preparation of the financial statements of any Seller Party and its Affiliates and all Tax Returns or in connection with any audit or proceeding with respect thereto, (ii) in connection with any action required to be taken by any Seller Party under any Facility Document or otherwise in connection with the Securitization Program, the Countryplace Series or the Third Party Servicing Agreements (including in connection with the circumstances described in clause (i) or (ii) of Section 6.2(c)) and (iii) the investigation, litigation and final disposition of any Action that may have been, or may be, made against any Seller Party or any of its Affiliates (including without limitation any Action disclosed on Schedule 4.1(d) hereto). Without limiting the foregoing, Buyer shall use its commercially reasonable efforts, at the Seller Parties’ sole cost and expense, to obtain any consents, approvals, affirmations, waivers or similar actions of any Persons (including without limitation from the applicable Trustee or Rating Agencies) to permit Buyer to deliver copies or original documents to any Seller Party as provided under clause (C) above. To the extent that any such books and records and materials are in the possession of the Trustee, Buyer shall, upon any Seller Party’s request and at the Seller Parties’ sole cost, exercise its rights as Servicing Party under the Servicing Agreements to obtain such books, records and materials from the Trustee and deliver copies or originals thereof to any Seller Party at the Seller Parties’ sole cost.
          (c) From and after the Closing, if Buyer receives written notice (i) that any Seller Party has breached any representation or warranty or agreement contained in any Facility Document or (ii) of any circumstance that would require any Seller Party to perform or otherwise discharge any Liabilities in respect of the Securitization Program, the Countryplace Series, any Facility Documents (including the repurchase of any MH Account under a Securitization Program) or any Third Party Servicing Agreement that are not Assumed Liabilities or otherwise incur any Liability in respect of the Securitization Program, the Countryplace Series, the Third Party Servicing Agreements or any Facility Document that is not an Assumed Liability, Buyer shall use commercially reasonable efforts to notify such Seller Party, and shall cooperate with such Seller Party, at the Seller Parties’ sole expense, in such Seller Party’s efforts to address and remedy such breach or to perform, discharge or minimize such Liability.

          (d) Proxy Statement. Buyer shall cause any information supplied by it or any of its representatives for inclusion or incorporation by reference in the Proxy Statement, at the time that the Proxy Statement is first mailed to the stockholders of Parent and at the time of the Stockholders Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     6.3. Post-Closing Servicing; Obligor Notices.
          (a) Sellers shall continue to engage in “servicing” (within the meaning of 24 CFR § 3500.2) each Land-and-Home Contract for a period of 15 days after the notice referred to in Section 6.3(b) hereof is mailed to the respective Borrower by receiving each scheduled periodic payment made by such Borrower pursuant to the terms of such Land-and-Home Contract and remitting in accordance with Section 6.1(d) of this Agreement to Buyer such payments so received. Neither any Seller Party nor any of its Affiliates shall be responsible for servicing any Serviced Account in any other capacity from and after the Closing, including, without limitation, invoicing Borrowers, repossessing or otherwise foreclosing upon Loan Collateral, protecting and preserving Loan Collateral or enforcing rights and remedies under the Loan Documents. The Seller Parties shall be deemed to have complied with the provisions of this Section 6.3(a) if the notice referred to in Section 6.3(b) is delivered at least 15 days prior to but excluding the Closing Date.
          (b) At or prior to the Closing, the Seller Parties shall reasonably cooperate with Buyer to jointly prepare and execute a consolidated “hello” and “good-bye” notice of servicing transfer complying with the transferee and transferor servicer requirements of 24 CFR § 3500.21(d) with respect to each Land-and-Home Contract. On the Closing Date (or as soon as reasonably practical thereafter), Buyer shall deliver such notices to the respective Borrower by prepaid first class mail; provided that the cost and expense of such postage shall be borne equally by the Seller Parties, on the one hand, and Buyer, on the other hand.
          (c) Neither any Seller Party nor any of its Affiliates shall be responsible for servicing any Serviced Account in any capacity from and after the Closing, including, without limitation, invoicing Borrowers, repossessing or otherwise foreclosing upon Loan Collateral, protecting and preserving Loan Collateral or enforcing rights and remedies under the Loan Documents; provided, however, that the Seller Parties shall prepare and deliver to the Trustee and each other requisite recipient for each Series the Remittance Report due in the month in which the Closing Date occurs (covering the Closing Due Period) in accordance with the terms of the related Servicing Agreement. Each such Remittance Report shall be substantially in the same form as the Remittance Report prepared by the Seller Parties for the Due Period ending immediately preceding the Closing Due Period for the related Series and shall include all certifications and representations to the Trustee contained on such earlier Remittance Report and such Remittance Report will not state that such reports are being prepared or provided on behalf of Buyer or its Affiliates or words to that effect. The Seller Parties shall provide Buyer a copy of each such Remittance Report at least one Business Day prior to the related Remittance Date. Each Seller shall comply with any and all procedures set forth in the Servicing Agreements regarding its resignation including the transfer of any monies held in Collection Accounts or similar funds on behalf of bondholders. To the extent that any Seller holds monies which are owing to third parties which are non-reimbursable (“Third Party Payments”), such as Taxes, such Seller may retain such funds for its own account and Buyer will receive a credit for such sum against the Purchase Price.
          (d) All payments and reimbursements received under the terms of any Servicing Agreement on or after the Closing Date shall be the property of Buyer and if received by Sellers shall be held in trust by such Seller for the benefit of Buyer, and such Seller will promptly transmit, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer for Buyer’s own account (within three Business Days of such Seller’s receipt thereof) all such payments and reimbursements. All payments and reimbursements constituting Excluded Assets that are received under the terms of any Servicing Agreement on or after the Closing Date shall be the property of Sellers and if received by Buyer shall be held in trust by Buyer for the benefit of Seller, and Buyer will promptly transmit, by wire transfer of immediately available funds to an account designated by Sellers, to Sellers for Sellers’ own account (within three Business Days of Buyer’s receipt thereof) all such payments and reimbursements.
     6.4. Post Closing Data Files. The Seller Parties shall deliver the Post Closing Data Files to Buyer within two Business Days after the Closing Date.
     6.5. Further Assurances. At and after the Closing, and without further consideration therefor, (a) each Seller Party shall execute, or arrange the execution of, and deliver to Buyer such further instruments and certificates of conveyance and transfer as Buyer may reasonably request or as may otherwise be necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Conveyed Property from such Seller Party to Buyer as provided herein, and (b) Buyer shall execute, or shall arrange the execution of, and deliver to any Seller Party such further instruments and certificates of assumption, novation and release as such Seller Party may reasonably request or as may otherwise be necessary to effectively make Buyer responsible for all Assumed Liabilities.
     6.6. Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, the Seller Parties and Buyer shall each use their respective reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary under applicable Law to consummate the transactions contemplated hereby, including, without limitation, (a) obtaining any such necessary licenses, approvals and Orders of, and making any such necessary filings with and giving any such necessary notices to, any Governmental Authority with competent jurisdiction over the transactions contemplated hereby, (b) obtaining any Required Consents, (c) resolving any investigation or inquiry into the transactions contemplated hereby and (d) unless otherwise agreed by the parties, defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have vacated or reversed any stay or temporary restraining order entered by any Governmental Authority prohibiting or otherwise restraining the consummation of the transactions contemplated hereby.

     6.7. Transaction Costs; Taxes.
          (a) Except as otherwise expressly provided for herein, each Seller Party and Buyer shall each be liable for and pay their respective transaction costs and expenses (including any legal, accounting and other professional fees and expenses) that it incurs in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby.
          (b) Notwithstanding anything contained herein to the contrary, (i) Buyer shall be liable for and pay when due any fees and costs of recording and filing all applicable conveyancing or other instruments, associated with the sale and assignment of the Conveyed Property and the appointment of Buyer as Servicing Party under the Servicing Agreements as contemplated hereby, and Buyer shall, to the extent not prohibited by applicable Law, indemnify, defend and hold harmless each Seller Party and its Affiliates against all amounts in respect thereof and (ii) any sales Tax, use Tax, real property transfer or gains Tax, asset transfer Tax, documentary stamp Tax or similar Tax associated with the sale and assignment of the Conveyed Property contemplated hereby shall be paid equally by the Seller Parties, on the one hand, and Buyer, on the other hand; provided, however, that Buyer shall not be responsible for, and the Seller Parties shall, to the extent not prohibited by applicable Law, indemnify, defend and hold harmless Buyer and its Affiliates against, all amounts in respect thereof any Taxes imposed on or measured by net or taxable income of any Seller Party or any of its Affiliates in connection with the Conveyed Property hereunder. Each Seller Party and Buyer shall each be responsible for preparing and filing each Tax Return required by Law to be filed by it as a result of the transactions contemplated hereby, and each Seller Party and Buyer shall cooperate with each other in the preparation, execution and filing of all such Tax Returns regarding any Tax which becomes payable as a result of the transactions contemplated hereby and/or shall cooperate with each other to seek an available exemption from any such Tax. Within a reasonable time prior to the payment of any such Tax (or other amount) that is the responsibility of Buyer or the Seller Parties pursuant to this Section 6.7(b), the Person paying such Tax (or other amount) contemplated by this Section 6.7(b) shall notify the Person responsible for such Tax (or other amount) pursuant to this Section 6.7(b) of the amount of such Tax (or other amount) and the portion thereof which is the liability of such Person responsible for such Tax (or other amount) pursuant to this Section 6.7(b), although failure to provide such notice will not relieve such Person responsible for such Tax (or other amount) from its liability hereunder except to the extent that it has been prejudiced by such delay or failure.
          (c) Buyer and the Seller Parties agree that, for purposes of computing the amount of any indemnification payment under either this Section 6.7 or Article X of this Agreement, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.
     6.8. Employment Matters.
          (a) The Seller Parties shall deliver an updated Employee List to the Buyer in the event that (i) the employment with any Seller Party or any of its Affiliates of any Subject Employee is terminated, or (ii) any individual who is not listed on the Employee List becomes a Subject Employee. Prior to the Closing, Buyer may, at its sole discretion, extend offers of employment to any or all of the Subject Employees. All offers of employment to be made by Buyer pursuant to this Section 6.8 shall be made contingent upon and effective as of the Closing. The individuals who accept such offers of employment from Buyer are hereafter collectively referred to as the “Transferred Employees.” To the extent requested by Buyer, each Seller Party shall provide Buyer with reasonable access to each Subject Employee listed on the Employee List between the date hereof and the Closing Date and no Seller Party or any of its Affiliates shall directly or indirectly interfere with any attempt by Buyer to make an offer of employment to any such Subject Employee or otherwise take any action which might reasonably be expected to cause such Subject Employee to disfavor or decline any such offer of employment.
          (b) For the avoidance of doubt, nothing contained in this Section 6.8 shall be deemed to guarantee, or be construed as guaranteeing, employment to any particular employee for a period greater than otherwise required by any applicable Law. Except as provided otherwise in this Section 6.8 or as required by applicable Law, the terms of the Transferred Employees’ employment shall be upon such terms and conditions as the Buyer, in its sole discretion, shall determine.
          (c) No provision of this Section 6.8 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of any Seller Party or of any of its Affiliates in respect of continued employment (or resumed employment) with Buyer or any of its Affiliates, and no provision of this Section 6.8 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Benefit Plan or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.
     6.9. Certain Litigation Matters. From and after the Closing, Buyer will assume responsibility for and shall prosecute any Actions existing on the Closing Date constituting ordinary course collection litigation by any Seller as Servicing Party in respect of any Serviced Account, and, in connection therewith, each relevant Seller and Buyer shall as soon as practicable after the Closing make such filings and take any other action required to substitute Buyer for such Seller as a party to such litigation; provided that if any such litigation also includes, at the time of Closing or thereafter, counterclaims against such Seller or any of its Affiliates, such Seller shall remain a party to such litigation solely for purposes of such counterclaim and such Seller shall control the defense of such counterclaim. Each Seller and Buyer shall cooperate and coordinate with each other in connection with both any such Action being prosecuted by Buyer and any counterclaim being defended by such Seller.
     6.10. Confidentiality.
          (a) Each Seller Party and its Affiliates shall hold and keep confidential (and shall not disclose) any information provided by Buyer pursuant to Section 6.2(b)(i) hereof; provided that this Section 6.10(a) shall not apply to (i) information which is publicly available at the time of disclosure (through no act of any Seller Party or any of its Affiliates) or (ii) disclosures which are required to be made under legal process by applicable Laws.

          (b) Buyer and its Affiliates will hold and keep confidential (and will not disclose) any information provided by any Seller Party pursuant to Section 6.1(c) hereof; provided that this Section 6.10(b) shall not apply to (i) information which is publicly available at the time of disclosure (through no act of Buyer or any of its Affiliates) or (ii) disclosures which are required to be made under legal process or by applicable Law.
     6.11. Certain Lease Apportionments. Notwithstanding anything to the contrary contained in this Agreement, all income from and expenses relating to the Assigned Leases of every type (including, without limitation, all rent, additional rent, real estate taxes, common area maintenance and other charges, insurance obligations and utility charges) and nature as is customary with a Closing of the type contemplated by this Agreement (including, without limitation, accrued expenses not yet due and payable and income collected prior to the Closing) shall be apportioned and prorated over the appropriate period in a manner that fairly apportions such income and expense among Buyer, on the one hand, and the Seller Parties, on the other hand, at the Closing as of the close of business on the day immediately prior to the Closing Date. The Seller Parties agree to prorate real estate taxes and assessments based on when such taxes and assessments accrue, notwithstanding when such taxes and assessments become a lien on the premises leased by the Assigned Leases. The prorations and apportionments hereunder shall be jointly prepared by the Seller Parties and Buyer before the Closing on the basis of actual and estimated amounts as provided. The Seller Parties and Buyer agree to adjust between themselves after the Closing any errors, reconciliations, or omissions on the prorations or adjustments set forth in the closing statements and any other prorations or adjustment made pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, such apportionments shall be deemed final and not subject to further post-Closing adjustments if no such adjustments have been requested within 90 days after such time as all necessary information is available to make a complete and accurate determination of such apportionments. The provisions of this Section 6.11 shall survive the Closing indefinitely.
     6.12. Fort Worth Real Property. Each Seller Party shall be obligated to comply with the terms set forth in each of the Assigned Leases that provide for specified procedures to transfer the Assigned Leases, including, without limitation, the provisions set forth in Article 11 of the Fort Worth Lease.
     6.13. Servicing of Third Party Accounts.
          (a) If at any time prior to the date that is 48 months from the Closing Date, Buyer or its Affiliate is terminated or replaced as Servicer under any Third Party Servicing Agreement for any reason, Parent shall pay to Buyer or its designated Affiliate an amount equal to the Third Party Servicing Rebate.
          (b) The Third Party Servicing Rebate shall be due and payable to Buyer on the 15th day following the last day of the Collection Period in which Buyer was terminated or replaced (provided that, in the event that such 15th day is not a Business Day, then such Third Party Servicing Rebate shall be due and payable on the first Business Day following such 15th day).

     6.14. Servicing of MH Accounts. In acting as Servicer of the MH Accounts, Buyer shall apply a standard of care no less than that which Buyer customarily exercises with respect to assets similar in nature and character to the MH Accounts that Buyer services for itself in accordance with its existing practices and procedures relating to assets of the nature and character of the MH Accounts.
     6.15. Optional Redemption.
          (a) Not less than 45 days in advance of a date on which Buyer reasonably expects an Optional Redemption Date to occur for a Redeemable Series, Buyer, for so long as it is Servicer for such Redeemable Series, will notify Parent of the occurrence of such Optional Redemption Date and whether Buyer has decided to exercise the Optional Redemption Right related to such Optional Redemption Date on behalf of itself or its Affiliates. If Parent is not the Trust Interest Holder for the applicable Redeemable Series as of the notice date described above, Parent will forward the notification to the Trust Interest Holder.
          (b) If Buyer elects not to exercise the Optional Redemption Right arising on an Optional Redemption Date (such election a “Redemption Declination”), the Trust Interest Holder may, within ten Business Days of delivery of a notice from Buyer of a Redemption Declination, notify Buyer that is desires that Buyer exercise the Optional Redemption Right on behalf of the Trust Interest Holder (such request a “Holder Election”). Following receipt of notice of a Holder Election, Buyer will comply with all requirements of the Servicer in connection with the exercise of an Optional Redemption Right under the related Servicing Agreement. In connection with a Holder Election, Buyer will notify the Trustee for the Redeemable Series that the Trust Interest Holder will deposit the Redemption Price for such Redeemable Series on Buyer’s behalf, and, the Trust Interest Holder will deposit the Redemption Price for the related Redeemable Series directly with the Trustee for such Redeemable Series on the date required by the related Servicing Agreement. Following the receipt by the Trustee of the Redemption Price and the redemption of the securities of the Redeemable Series, Buyer will simultaneously acquire the MH Accounts related to such Redeemable Series (the “Redeemed Accounts”) and convey such Redeemed Accounts to the Trust Interest Holder pursuant to a Forward Sale Agreement.
          (c) If the Trust Interest Holder (i) does not appoint Buyer or its Affiliate to service such Redeemed Account, or (ii) conveys the Redeemed Accounts to a party, and following such conveyance the acquiring party does not appoint Buyer or its Affiliate to service such Redeemed Accounts, the Trust Interest Holder will notify Buyer of such and will, within five Business Days of delivering such notice, pay to Buyer in immediately available funds a rebate amount equal to 2.04% of the aggregate unpaid principal balance of such Redeemed Accounts.
          (d) For so long as Buyer or its Affiliate is servicer of a Redeemable Series, if (i) (A) such Redeemable Series is redeemed prior to an Optional Redemption Date pursuant to the terms of a Redemption Right exercised by any party other than Buyer or its Affiliate or (B) such Redeemable Series is subject to an auction at any time and the winning bidder at such auction is a Seller Party or its Affiliate, a holder of any residual interest in such Redeemable Series or any agent of any of the foregoing, and (ii) at any time from and after such redemption,

Buyer or its Affiliate is not retained as servicer with respect to any MH Account within such Redeemable Series, Parent will notify Buyer of such and will, within five Business Days of delivering such notice, pay to Buyer in immediately available funds a rebate amount equal to 2.04% of the aggregate unpaid principal balance of such MH Account as of the date such Redeemable Series was redeemed.
          (e) Notwithstanding the foregoing, a Trust Interest Holder’s failure to either (i) exercise a Holder Election within ten Business Days of the delivery of a Redemption Declination by Buyer or (ii) deposit the Redemption Price for a Redeemable Series by the date required under the related Servicing Agreement shall, to the extent not prohibited by applicable Law, operate as an irrevocable waiver of all of its rights and interest in the Optional Redemption Right for the related Redeemable Series, and the Trust Interest Holder and its Affiliates will hold Buyer harmless for any disposition of the MH Accounts related to such Redeemable Series to any other party including Buyer.
          (f) All costs and expenses, including reasonable attorneys fees, incurred by Buyer in connection with a Holder Election shall be borne solely by the Trust Interest Holder and shall be payable in connection with the consummation of the related Forward Sale Agreement.
     6.16. Performance by Sellers. Without limitation of any specific reference to such effect elsewhere herein, Parent irrevocably covenants to Buyer that it will cause OFLLC to, and will cause OFLLC to cause OSI to, perform its respective obligations hereunder and under any Closing Document to which it (or any of them) is a party and otherwise to comply with the terms hereof and thereof.
     6.17. Delivery of Certain Information.
          (a) For so long as Buyer or its Affiliates is the Servicer for a Series, Buyer agrees to periodically deliver to the Seller Parties the servicing data for such Series described on Schedule 6.17(a) hereto (the “Reported Data”) at the respective intervals described therein.
          (b) Each Seller Party represents and covenants that any Seller Party or any of its Affiliates receiving any item of Reported Data will utilize such Reported Data solely to the extent necessary to perform its respective obligations under a Dealer Program.
          (c) For so long as Buyer or its Affiliates is the Servicer for a Securitization Series (other than Merit 11, Merit 12 and Merit 13), Buyer agrees to post the servicing data for such Securitization Series described on Schedule 6.17(c) hereto to its ABS portal website on the monthly remittance date for such Securitization Series.
     6.18. Mitigation of Losses. Buyer agrees to reasonably cooperate with each Seller in the performance of its duties as Servicer under the Servicing Agreements (as applicable) with respect to mitigating repossessions and other losses.
     6.19. Termination of Servicing.
          (a) If at any time Buyer or its Affiliate is terminated or replaced as Servicing Party under any Series (other than a Countryplace Series) due to the occurrence of a Servicer

Default arising or continuing on or prior to the Closing Date, Parent shall pay to Buyer or its designated Affiliate an amount equal to the Termination Rebate.
          (b) The Termination Rebate shall be due and payable to Buyer on the 15th day following the last day of the Collection Period in which Buyer was terminated or replaced (provided that, in the event that such 15th day is not a Business Day, then such Termination Rebate shall be due and payable on the first Business Day following such 15th day).
     6.20. Reserve Accounts. For so long as Buyer or its Affiliate is servicer of an applicable Series, following the Closing Date, with respect to any Servicing Transfer under an applicable Servicing Agreement, Buyer will (a) pay any and all costs and expenses incurred by a Backup Servicer or Subservicer associated with the transfer to such parties of such servicing functions, and (b) will use its commercially reasonable efforts to ensure that no amounts from any Reserve Account funded by a Seller Party will be paid to any Person other than the Seller Party who initially deposited such amounts.
     6.21. Required Liquidity Maintenance.
          (a) From the date hereof until the fourth anniversary of the Closing Date, Parent shall not, and shall not permit any of its direct or indirect subsidiaries to (i) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Secured Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Secured Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Secured Indebtedness, would increase the interest rate applicable to such Secured Indebtedness, or would otherwise be adverse to Buyer in any respect; provided that, in the event of an “Event of Default” under the Secured Indebtedness, the final maturity or average life to maturity may be amended.
          (b) From the date hereof until the fourth anniversary of the Closing Date, Parent shall not, and shall not permit any of its direct or indirect subsidiaries to make any voluntary or optional payment, prepayment, redemption, Refinancing, defeasance, sinking fund payment or other acquisition for value of the Secured Indebtedness (including, without limitation, by way of depositing money or securities with any agent or other Person before the date such Secured Indebtedness matures for the purpose of paying any portion of such Secured Indebtedness when due) (an “Optional Prepayment”), without obtaining the prior written consent of Buyer, such consent not to be unreasonably withheld; provided, however, that Parent and its direct or indirect subsidiaries may, by a single Optional Prepayment, indefeasibly pay in full all obligations under the Secured Indebtedness without such consent of Buyer so long as, prior to making any such Optional Prepayment, Parent shall have established to the reasonable satisfaction of Buyer that, after giving effect to such Optional Prepayment, no breach of, or noncompliance with, the provisions of Section 6.21(d) will or would reasonably be expected to occur; provided, further, that Parent and its direct or indirect subsidiaries may Refinance the Secured Indebtedness solely with Permitted Refinancing Indebtedness without the consent of Buyer so long as, prior to the consummation of such Refinancing, Parent shall have established to the reasonable satisfaction of Buyer that, after giving effect to such Refinancing, no breach of, or noncompliance with, the provisions of Section 6.21(d) will or would reasonably be expect to occur. Buyer shall have no obligation to provide its consent; provided that Buyer will provide its consent if Parent demonstrates to the reasonable satisfaction of Buyer that, at the time an Optional Prepayment is proposed, and after giving effect thereto on a pro forma basis, the aggregate amount of Parent’s unrestricted Cash and unrestricted Cash Equivalents (which aggregate amount is net of float from banks for uncleared funds) is, and based upon the most recent financial forecasts of Parent for the twelve months following such payment, will continue to be more than the Minimum Liquidity Amount. This Section 6.21(b) shall terminate from and after the date Parent consummates the disposition of its loan origination platform for reasonably equivalent value to a third party buyer pursuant to which the third party buyer either assumes all of the operational liabilities related to such platform (including, without limitation, proportionate lease and employee obligations) or Parent and its direct and indirect subsidiaries is otherwise irrevocably released from such liabilities.
          (c) Notwithstanding the foregoing, on or prior to the Closing Date, OFLLC shall be permitted to make an Optional Prepayment (i) with respect to the 2007 Loan Agreement, in the amount of no more than $15,000,000 and (ii) with respect to the Loan Agreement, no more than an amount of costs and fees (to the extent provided for in the Loan Agreement or the 2007 Loan Agreement), interest and principal outstanding under the Loan Agreement, such that Parent and its direct and indirect subsidiaries shall have Cash and Cash Equivalents of at least $12,500,000 after giving effect to the payments contemplated by clauses (i) and (ii) of this Section 6.21(c); provided, however, that the total payments under this Section 6.21(c) shall not be less than $25,000,000.
          (d) From the date hereof until the fourth anniversary of the Closing Date, Parent shall not permit the aggregate amount of unrestricted Cash and unrestricted Cash Equivalents (which aggregate amount is net of float from banks for uncleared funds) to be less than the Minimum Liquidity Amount at any time. On or prior to the fifth Business Day of each calendar month, Parent shall deliver to Buyer a certificate duly executed by a senior officer of Parent certifying that Parent has complied in all respects with the provisions of this Section 6.21(d) as of the last day of the prior calendar month. At any time that Parent is in violation of this covenant, Parent shall not, and shall not permit any of its direct or indirect subsidiaries to make any Optional Prepayment.
          (e) From the date hereof until the fourth anniversary of the Closing Date, as soon as available, and in any event within thirty (30) days after the end of each calendar quarter ending after the Closing Date, Parent shall provide to Buyer the unaudited consolidated balance sheet of Parent as at the end of such calendar quarter.
          (f) Each of the parties hereto hereby agrees that irreparable damage would occur in the event that any of the provisions in this Section 6.21 were not performed by Parent and its direct and indirect subsidiaries in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled (to the extent not prohibited by applicable Law) to an injunction or injunctions to prevent breaches of this Section 6.21 and to enforce specifically the terms and provisions of this Section 6.21 without bond or other security being required and without the necessity of proving the inadequacy of money damages, this being in addition to any other remedy to which they are entitled at law or in equity.

     6.22. Access to Fort Worth Real Property. From and after the Closing, upon reasonable prior written notice by a Seller Party to Buyer, Buyer shall grant to representatives of such Seller Party reasonable access during normal business hours to the Fort Worth Real Property solely for the purpose of permitting such representatives to remove and retrieve therefrom any Excluded Assets then located on or in the Fort Worth Real Property and, in connection therewith, to utilize necessary related services, including, the telephone, fax machines, internet access and moving equipment; provided that (a) Buyer shall have the right to designate one or more of its representatives to supervise and accompany any such representative of such Seller Party at any and all times during which any such access is so granted by Buyer, (b) no representative of such Seller Party shall remove any objects, assets or property from the Fort Worth Real Property without first establishing to the reasonable satisfaction of Buyer that such objects, assets or property constitute Excluded Assets, and (c) Buyer shall not be obligated hereby or otherwise to grant any such access or to permit any such removal of any objects, assets or property or utilization of services, and Buyer shall have the right to deny such access, removal or utilization, if Buyer determines in good faith that such access, removal or utilization would unreasonably interfere with Buyer’s business activities at the Fort Worth Real Property or cause Buyer to incur any unreasonable expense.
ARTICLE VII.
CONDITIONS TO OBLIGATIONS OF BUYER
     7.1. Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:
          (a) Representations and Warranties. The representations and warranties of the Seller Parties contained in Section 4.1(b), Section 4.1(d), Section 4.1(g), Section 4.1(p), Section 4.1(q) and Section 4.1(s) shall be true and correct in all respect, and all other representations and warranties of the Seller Parties contained in this Agreement shall be true and correct in all material respect, on and as of the Closing Date, as though such representations and warranties were made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
          (b) Covenants. The covenants set forth in Section 6.1(b)(ii) shall have been complied with and performed by each Seller Party in all respects, and all other covenants contained in this Agreement to be complied with and performed by the Seller Parties on or prior to the Closing Date shall have been complied with or performed in all material respects.
          (c) No Injunction. There shall not be in effect any Order issued by any Governmental Authority restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated by this Agreement.
          (d) Certain Deliveries. Buyer shall have received the items described in Section 9.2 as provided therein.

          (e) Rating Agency Affirmation Letters. Buyer, Sellers and the applicable Trustee shall have received from the related Rating Agencies, as to each Securitization Series and Countryplace Series, originals or photocopies of the related Rating Agency Affirmation Letters.
          (f) Closing Data Files. The Seller Parties shall have delivered to Buyer the Closing Data Files for each Series.
          (g) Required Consents. All third-party consents and approvals not otherwise specified in this Section 7.1 or in Section 8.1 hereof, but required to be obtained by any Seller Party in connection with or for the consummation of the transactions contemplated by this Agreement, including, without limitation, any such consents and approvals required by Law or by any Governmental Authority and the consent of the landlord under the Fort Worth Lease to the initial execution and delivery of the Temporary Use and Occupancy Agreements and the assignment of the Assigned Leases as contemplated by this Agreement (all such consents and approvals, collectively, the “Required Consents”), shall in each case have been obtained.
          (h) Stockholder Approval. The Stockholder Approval shall have been obtained.
          (i) Financial Advisor Opinion. The written opinion described Section 4.1(p) shall have not been amended, modified, supplemented, withdrawn, rescinded or qualified in any respect, and such opinion shall be in full force and effect.
          (j) Material Adverse Effect. During the period from the date hereof to the Closing Date, there shall not have been a Material Adverse Effect.
          (k) Assigned Leases. Each Assigned Lease shall be in full force and effect and no breach shall have occurred and be continuing thereunder.
          (l) No Liens. There shall not exist any Lien on or relating to any of the Conveyed Property and no Conveyed Property shall be subject to any Lien other than restrictions expressly imposed under the Servicing Agreements and the Assigned Leases (as applicable).
ARTICLE VIII.
CONDITIONS TO OBLIGATIONS OF SELLER PARTIES
     8.1. Conditions. The obligation of the Seller Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Parent in its sole discretion:
          (a) Representations and Warranties. The representations and warranties of Buyer contained in Section 5.1(b) shall be true and correct in all respect, and all other representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respect, on and as of the Closing Date, as though such representations and warranties were made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
          (b) Covenants. All the covenants contained in this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.
          (c) No Injunction. There shall not be in effect any Order issued by any Governmental Authority restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated by this Agreement.
          (d) Certain Deliveries. Parent shall have received the items described in Section 9.3 as provided therein.
          (e) Rating Agency Affirmation Letters. Buyer, Sellers and the Trustee shall have received from the related Rating Agencies, as to each Series, originals or photocopies of the related Rating Agency Affirmation Letters.
          (f) Stockholder Approval. The Stockholder Approval shall have been obtained.
ARTICLE IX.
CLOSING
     9.1. Time and Place. Unless this Agreement shall have been terminated pursuant to Article XI hereof, the closing (the “Closing”) of the transactions contemplated herein shall take place at 10:00 a.m., local time, on the first day of the calendar month following the date on which the conditions set forth in Article VII hereof and Article VIII hereof shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) shall have occurred (provided that, in the event that such first day is not a Business Day, then the Closing shall take place at 10:00 a.m., local time, on the first Business Day following such first day), or at such other time and/or on such other date as to which Parent and Buyer may mutually agree (the date of the Closing, the “Closing Date”). The Closing shall be deemed effective as of 12:01 a.m. (New York time) on the Closing Date. The Closing shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as to which Parent and Buyer may mutually agree.
     9.2. Deliveries by Seller Parties. At the Closing, the Seller Parties shall deliver, or cause to be delivered, the following:
          (a) to Buyer and the Trustee, the Bill of Sale, in each case duly executed by Sellers (as applicable) and each other party thereto (other than any Buyer Party);
          (b) to Buyer and the Trustee, the Appointment and Assumption Agreement with respect to the Servicing Agreement of each Series, in each case duly executed by Sellers (as applicable) and each other party thereto (other than any Buyer Party);

          (c) to Buyer, the Powers of Attorney with respect to the Servicing Agreement of each Series, in each case duly executed by Sellers (as applicable);
          (d) to Buyer, the Assignment of Leases, duly executed by OFLLC and all lease files relating thereto, including, without limitation, the keys for the Fort Worth Facility, the combination of any safes located at the Fort Worth Facility and the access codes for any electronic security system located at the Fort Worth Facility;
          (e) to Buyer, UCC-1 Financing Statements naming each Seller (as applicable) as seller and Buyer or its Affiliate(s) as purchaser of the Conveyed Property governed by Article 9 of the UCC in form sufficient for filing in the State of Delaware;
          (f) to Buyer, copies of updated Schedules pursuant to Section 6.1(f);
          (g) to Buyer and the Trustee, an Effective Notice for each Appointment and Assumption Agreement identifying the Closing Date as the Effective Date, in each case duly executed by Sellers (as applicable) and each other party thereto (other than any Buyer Party);
          (h) to Buyer, a certificate, duly executed by an officer of Parent, certifying as to the satisfaction of the conditions set forth in Section 7.1(a), Section 7.1(b), Section 7.1(i), Section 7.1(j) and Section 7.1(l);
          (i) to Buyer, a written estoppel certificate, in form and substance reasonably acceptable to Buyer and otherwise in accordance with the terms set forth in the Fort Worth Lease, duly executed by the landlord under the Fort Worth Lease and dated not more than five days prior to the Closing Date;
          (j) to Buyer, a written estoppel certificate, in form and substance reasonably acceptable to Buyer, duly executed by the sublessee under the Fort Worth Sublease and dated not more than five days prior to the Closing Date;
          (k) to Buyer, the Transitional Services Agreement, duly executed by the Seller Parties;
          (l) to Buyer, legal opinions of counsel to the Seller Parties, substantially in the forms attached hereto as Exhibits H-1, H-2 and H-3;
          (m) to Buyer, evidence reasonably satisfactory to Buyer that all Liens on or relating to any item of Conveyed Property, or to which any item of Conveyed Property is subject, as set forth on Schedule 4.1(t) hereto, have been released and discharged in all respects;
          (n) to Buyer, a written subordination non-disturbance and attornment agreement, in form and substance reasonably acceptable to Buyer and otherwise in accordance with the terms of the Fort Worth Lease, duly executed by the landlord under the Fort Worth Lease;
          (o) to Buyer, a payoff letter, in form and substance reasonably acceptable to Buyer, with respect to the indefeasible payment in full of all outstanding indebtedness and other obligations under that certain Amended and Restated Senior Loan Agreement, dated as of April 8, 2008 (as the same may be amended, modified or supplemented hereafter), between the OFLLC, as borrower, and the William M. Davidson Trust u/a/d December 13, 2004, as lender, duly executed by such lender;
          (p) to Buyer, the Whole Loan Servicing Agreement, duly executed by OFLLC;
          (q) to Buyer, each Mortgage Selling and Servicing Contract with respect to the Third Party Accounts currently serviced by Fannie Mae Approved Seller/Servicer Number 24250-0016, Fannie Mae Approved Seller/Servicer Number 24250-0008 and Fannie Mae Approved Seller/Servicer Number 25936-0005, in each case duly executed by Fannie Mae; and
          (r) to Buyer, evidence reasonably satisfactory to Buyer that, after giving effect to the Closing and the payment of all amounts paid, payable, to be paid or permitted to be paid pursuant to Section 6.21(c), Parent and its direct and indirect subsidiaries will have Cash and Cash Equivalents of at least $12,500,000.
     9.3. Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to Parent the following:
          (a) the Bill of Sale, duly executed by the applicable Buyer Parties;
          (b) the Appointment and Assumption Agreement with respect to the Servicing Agreement of each Series, in each case duly executed by the applicable Buyer Parties;
          (c) the Assignment of Leases, duly executed by Buyer;
          (d) a certificate, duly executed by an officer of Buyer, certifying as to the satisfaction of the conditions set forth in Section 8.1(a) and Section 8.1(b);
          (e) the Transitional Services Agreement, duly executed by the applicable Buyer Parties; and
          (f) the Whole Loan Servicing Agreement, duly executed by the applicable Buyer Parties.
ARTICLE X.
INDEMNIFICATION
     10.1. Survival. All representations and warranties set forth in Article IV hereof and Article V hereof and all agreements, obligations and covenants of the parties hereto contained in this Agreement that are by their terms to be performed at or prior to the Closing shall survive the Closing until 18 months following the Closing Date; provided, however, that (a) the representations and warranties set forth in Section 4.1(p), Section 4.1(q) and Section 4.1(r) hereof shall survive the Closing until the third anniversary of the Closing Date, (b) the representations and warranties set forth in Section 4.1(o) and Section 4.1(s) shall survive until the expiration of all applicable statute of limitations periods, and (c) the representations and warranties set forth in Section 4.1(a), Section 4.1(b), Section 4.1(e) and Section 4.1(g), Section

5.1(a), Section 5.1(b) and Section 5.1(e) hereof shall survive the Closing indefinitely. The agreements, obligations and covenants of the parties hereto that are not to be performed at or prior to the Closing shall survive the Closing indefinitely.
     10.2. Indemnification.
          (a) Indemnification by Seller Parties.
                    (i) From and after the Closing, subject to the limitations set forth in this Article X, each Seller Party shall, to the extent not prohibited by applicable Law, jointly and severally reimburse, indemnify, defend and hold harmless each of Buyer, its Affiliates and each of their respective permitted successors and assigns, stockholders, members, partners, officers, directors, employees, agents and representatives and, solely with respect to any Losses related to any breach of or noncompliance with the provisions of Section 6.17(b), the Trustee of any related Series (collectively, the “Buyer Indemnitees”), against and in respect of any claim, damage, loss, liability, assessment, cost, disbursement, settlement, judgment, award, suit, demands, payment, fine, penalty or expense (including reasonable legal fees and expenses) of any kind or nature whatsoever (collectively, excluding consequential or incidental damages, “Losses”) that a Buyer Indemnitee may incur or suffer resulting or arising from, related to or incurred or suffered in connection with: (A) any breach of any representation or warranty of any Seller Party set forth in Article IV hereof (in each case disregarding all qualifications and exceptions relating to materiality, Material Adverse Effect or words of similar import) or in any Closing Document to which any Seller Party or any of its respective Affiliates is or will be a party; (B) the nonperformance, noncompliance or breach by any Seller Party or any of its respective Affiliates of any agreement, obligation or covenant to be performed by any Seller Party or any of its respective Affiliates under this Agreement or any Closing Document to which any Seller Party or any of its respective Affiliates is or will be a party; (C) any Action disclosed on Schedule 4.1(d) hereto; (D) any Seller’s activities as Servicing Party under the Servicing Agreements before the Closing; or (E) any failure of any Seller Party or any of its Affiliates to assume, pay, perform and discharge any Excluded Liability.
                    (ii) The parties hereto agree that no indemnification of a Buyer Indemnitee will be required under Section 10.2(a)(i)(A) hereof until the aggregate amount of all Losses suffered and incurred by all Buyer Indemnitees which are subject to indemnification by Seller Parties pursuant to Section 10.2(a)(i)(A) hereof exceeds $250,000, in which event Seller Parties shall be required to pay the entire amount of such Losses; provided that to the extent such Losses relate to breaches of representations and warranties set forth in Section 4.1(a), Section 4.1(b), Section 4.1(e) or Section 4.1(g), this Section 10.2(a)(ii) shall not apply. Sellers’ aggregate obligation for all matters to be indemnified under Section 10.2(a)(i)(A) hereof shall not exceed an aggregate amount equal to 50% of the Purchase Price (the “Cap”); provided that if such Losses relate to breaches of representations and warranties set forth in Section 4.1(a), Section 4.1(b), Section 4.1(d), Section 4.1(e) or Section 4.1(g), the Cap shall not apply.
          (b) Indemnification by Buyer.
                    (i) From and after the Closing, subject to the limitations set forth in this Article X, Buyer shall, to the extent not prohibited by applicable Law, reimburse, indemnify,

defend and hold harmless each Seller Party, its Affiliates and its and their stockholders, members, officers, directors, employees, agents and representatives (collectively, the “Seller Indemnitees”) against and in respect of any Losses that a Seller Indemnitee may incur or suffer resulting or arising from, related to or incurred or suffered in connection with: (A) any breach of any representation or warranty of Buyer set forth in Article V hereof (in each case disregarding all qualifications and exceptions relating to materiality, Material Adverse Effect or words of similar import) or in any Closing Document to which Buyer or any of its Affiliates is or will be a party, (B) the nonperformance, noncompliance or breach by Buyer or any of its Affiliates of any agreement, obligation or covenant to be performed by Buyer or any of its Affiliates under this Agreement or any Closing Document to which Buyer or any of its Affiliates is or will be a party, (C) Buyer’s activities as Servicing Party under the Servicing Agreements from and after the Closing or the actions of any Buyer Party with respect to the Conveyed Property, or (D) any failure of Buyer to assume, pay, perform and discharge any Assumed Liabilities.
                    (ii) The parties hereto agree that no indemnification of a Seller Indemnitee will be required under Section 10.2(b)(i)(A) hereof until the aggregate amount of all Losses suffered and incurred by all Seller Indemnitees which are subject to indemnification by Buyer pursuant to Section 10.2(b)(i)(A) hereof exceeds $250,000, in which event Buyer shall be required to pay the entire amount of such Losses; provided that to the extent such Losses relate to breaches of representations and warranties set forth in Section 5.1(a), Section 5.1(b) and Section 5.1(e), this Section 10.2(b)(ii) shall not apply. Buyer’s aggregate obligation for all matters to be indemnified under Section 10.2(b)(i)(A) hereof shall not exceed an aggregate amount equal to the amount of the Cap; provided that if such Losses relate to breaches of representations and warranties set forth in Section 5.1(a), Section 5.1(b) or Section 5.1(e), the Cap shall not apply.
          (c) Other Limitations on Indemnification. With respect to claims for indemnification under Section 10.2(a) hereof or Section 10.2(b) hereof, the following additional limitations shall apply:
                    (i) Insurance and Other Third Party Recoveries. Any identifiable Losses payable by any Seller Party or Buyer (as applicable, the “Indemnitor”) shall be reduced by the amount of any insurance proceeds received by the Person seeking indemnity (the “Indemnitee”) against such Losses and by the amount of any other indemnity, contribution or other similar payments actually recovered by the Indemnitee from an unrelated Person with respect to such Losses, net of costs of such recovery, and the Indemnitee shall submit a claim and administratively pursue such claim in a commercially reasonable manner under all appropriate insurance policies; provided, however, the Indemnitee shall not be required to pursue such amounts as a precondition to the Indemnitor’s obligation to pay a claim as required by this Article X or otherwise and the Indemnitor shall not be entitled to delay any payment for the purpose of awaiting receipt of insurance proceeds or other credits or amounts.
                    (ii) Retroactive Adjustments. If the amount of any limitation pursuant to this Section 10.2(c) is determined after payment by an Indemnitor, then the respective Indemnitee shall repay to such Indemnitor, promptly after such determination, any amount that such Indemnitor would not have had to pay pursuant to this Section 10.2(c) had such determination been made before the payment.

                    (iii) Other Limitations. The parties hereto shall each take, and shall cause to be taken by their respective Affiliates, all commercially reasonable steps to mitigate any Loss upon and after becoming aware of any event that could reasonably be expected to give rise to a claim for indemnification under Section 10.2(a) or Section 10.2(b) hereof, respectively, in respect of such Loss.
          (d) Notice and Defense of Claims.
                    (i) If an Indemnitee receives notice or otherwise obtains knowledge of any matter with respect to which an Indemnitor may become obligated to hold harmless or indemnify such Indemnitee under this Section 10.2, then such Indemnitee shall promptly deliver to such Indemnitor a written notice describing in reasonable detail the basis for indemnification and the amount to be indemnified, provided, however, that failure to promptly deliver such notice shall not affect the indemnification obligation except to the extent the Indemnitor is prejudiced or injured thereby, but in any event, the Indemnitee shall deliver such notice prior to the last day of the survival period for a representation, warranty, covenant or agreement that is the subject of that claim or such claim shall be forever barred. If claims for breaches of representations, warranties, covenants and agreements are timely asserted prior to the end of such survival period, then the applicable representation, warranty, covenant or agreement with respect to which such claim is based shall survive solely for the purposes of such claim after such survival period until the final resolution of such claim. If such matter involves a third party, the Indemnitor shall have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel. If the Indemnitor elects to and does assume the defense of such matter, (a) the Indemnitor shall not be required to indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor’s election to assume the defense of such matter, (b) the Indemnitee shall cooperate in a commercially reasonable manner as reasonably requested by the Indemnitor in the defense or settlement of such matter, (c) the Indemnitor shall keep the Indemnitee reasonably informed of developments and events relating to such matter and (d) the Indemnitee and its counsel shall be afforded the opportunity to participate in, but not control, the defense of such claim. So long as the Indemnitor is in good faith defending the Indemnitee in such matter, the Indemnitee shall not settle or compromise such matter. In the event that the Indemnitor fails to defend the Indemnitee with respect to such matter, or notify the Indemnitee that it is undertaking such defense, within 30 days after receiving such written notice, the Indemnitee shall have the right (but not the obligation) to defend itself, or to enter into any commercially reasonable settlement of such matter (but such settlement shall be made only with the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld except in any instance in which such settlement requires the Indemnitor to admit any breach of Law, involves an injunction or future activity of the Indemnitor or requires the Indemnitor to pay any money damages).
                    (ii) Notwithstanding the foregoing provisions of this Section 10.2, if the Indemnitor notifies the Indemnitee in writing that it disputes any portion or all of its liability hereunder to the Indemnitee with respect to a third party claim promptly upon receipt of knowledge of such dispute (including in such notice reasonable detail for the basis of such dispute) (any such dispute between the Indemnitor and the Indemnitee, a “Dispute”), whether or not it has elected to defend such claim, if such Dispute is resolved in favor of the Indemnitor, the

Indemnitor will not be required to bear the costs and expenses of defense of the Indemnitee in connection with such third party claim incurred after the required notice of the Dispute is received by the Indemnitee.
          (e) Access to Books and Records. In the event of any claim for indemnity under this Section 10.2, each party hereto agrees to give each other party hereto and its representatives reasonable access to the books and records and similar materials and its employees relating to the Conveyed Property, the Securitization Program, the Countryside Series, the Third Party Servicing Agreements and the Facility Documents, in connection with the matters for which indemnification is sought to the extent the requesting party reasonably deems such access necessary in connection with its rights and obligations under this Section 10.2 and at the requesting party’s sole cost.
     10.3. Exclusive Remedy. Except with respect to claims (a) for fraud, (b) seeking equitable relief under Sections 2.1. Section 6.10 or Section 6.21 or (c) under Section 6.7 or Section 13.2, each Seller Party, on the one hand, and Buyer, on the other hand, hereby acknowledges and agrees, on behalf of itself and the other Seller Indemnitees and Buyer Indemnitees, as the case may be, that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, each Seller Party, on the one hand, and Buyer, on the other hand, on behalf of itself and the other Seller Indemnitees or Buyer Indemnitees, as the case may be, to the fullest extent permitted under applicable Law, hereby waives any and all rights, claims, remedies and causes of action it may have against Buyer (in the case of any Seller Party and the other Seller Indemnitees) and/or any Seller Party (in the case of Buyer and the other Buyer Indemnitees) arising under or based upon any Law (including, without limitation, any such rights, claims, remedies or causes of action arising under or based upon common law or otherwise) or in equity relating to the subject matter of this Agreement, other than (i) in the case of fraud or (ii) such rights, claims, remedies or causes of action expressly provided for or expressly permitted under Section 2.1, Section 6.7, Section 6.10, Section 6.21, this Article X or Section 13.2.
ARTICLE XI.
TERMINATION
     11.1. Termination. This Agreement may be terminated at any time before the Closing as follows and in no other manner:
          (a) by mutual written agreement of Parent and Buyer;
          (b) by Parent or Buyer at any time after one or more Required Consents cannot be obtained, provided that the terminating party provides the other 45 days advance written notice including reasonable evidence that the Required Consents cannot be obtained;
          (c) by Parent or Buyer upon written notice to the other at any time after September 1, 2008 (the “Termination Date”), if the Closing shall have not occurred on or before such date;

          (d) by Parent or Buyer if any Governmental Authority shall have issued an Order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such Order, decree, ruling or other action shall have become final and nonappealable;
          (e) by Parent or Buyer, if no Recommendation Change shall have occurred at or prior to the Stockholders Meeting (including any adjournments or postponements thereof), the Stockholders Meeting (including any adjournments or postponements thereof) shall have been convened, a vote to approve this Agreement and the transactions contemplated hereby shall have been taken thereat and the Stockholder Approval shall have not been obtained;
          (f) by Buyer, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of any Seller Party which breach, either individually or in the aggregate, would reasonably be expected to result in the failure of the conditions set forth in Section 7.1 to be satisfied and which is not cured within the earlier of (i) the Termination Date and (ii) 30 days following written notice to Parent from Buyer, or which by its nature or timing cannot be cured within such time period; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 11.1(f) if it is then in material breach of any of its covenants or agreements or representations and warranties contained in this Agreement;
          (g) by Parent, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Buyer which breach, either individually or in the aggregate, would reasonably be expected to result in the failure of the conditions set forth in Section 8.1 to be satisfied and which is not cured within the earlier of (i) the Termination Date and (ii) 30 days following written notice to Buyer from Parent, or which by its nature or timing cannot be cured within such time period; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 11.1(g) if any Seller Party is then in material breach of any of its covenants or agreements or representations and warranties contained in this Agreement;
          (h) by Buyer, if a Recommendation Change shall have occurred at or prior to the Stockholders Meeting (including any adjournments or postponements thereof); or
          (i) by Buyer, if a Recommendation Change shall have occurred at or prior to the Stockholders Meeting (including any adjournments or postponements thereof), the Stockholders Meeting (including any adjournments or postponements thereof) shall have been convened, a vote to approve this Agreement and the transactions contemplated hereby shall have been taken thereat and the Stockholder Approval shall have not been obtained.
     11.2. Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall, to the fullest extent permitted by applicable Law, become void and of no force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party hereto; provided, however, that if such termination shall result from (a) the willful failure of any party hereto to fulfill a condition to the performance of the material obligations of the other parties hereto, (b) the willful failure of any party hereto to perform a material covenant applicable to it or (c) the failure by a party to close after all conditions to Closing for its benefit have been satisfied or waived, such party shall be fully liable for any and all liabilities and damages incurred or suffered by any other party hereto as a result of any such failure; provided, further, that, to the extent not prohibited by applicable Law, if (i) either Parent or Buyer terminates this Agreement pursuant to Section 11.1(c), Section 11.1(e) or Section 11.1(f) and (ii) within 12 months after the date of such termination, any Seller Party or any of its respective Affiliates enters into or consummates a definitive agreement with any third party with respect to a sale, transfer or conveyance of all or a substantial portion of the Conveyed Property, within one Business Day after the date on which such definitive agreement shall have been entered into or consummated (whichever shall have occurred first), the Seller Parties shall jointly and severally pay $1,250,000 (the “Termination Fee”) to, or as directed by, Buyer; provided, further, however, that, to the extent not prohibited by applicable Law, if Buyer terminates this Agreement pursuant to Section 11.1(h) or Section 11.1(i), within three Business Days after the date of such termination, the Seller Parties shall jointly and severally pay the Termination Fee to, or as directed by, Buyer. The Seller Parties shall pay the Termination Fee by wire transfer of immediately available funds to one or more account(s) specified by Buyer in writing. Notwithstanding the foregoing, Article I, Section 6.7, this Article XI, Article XII and Article XIII (other than Section 13.2) shall survive any termination of this Agreement.
ARTICLE XII.
NOTICES
     12.1. Notices. Any notice, demand or communication given or made pursuant hereto must be in writing and must be served personally or sent by fax, overnight courier or registered or certified mail (postage prepaid, return receipt requested), addressed to parties, as follows:

If to Buyer:	Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 55102-1639
Attention: Chief Operating Officer
Facsimile: (651) 293-5746

with copies to:

Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 55102-1639
Attention: General Counsel
Facsimile: (651) 293-5818

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Rosalind F. Kruse, Esq.
Facsimile: (212) 728-8111

If to any Seller Party:	Origen Financial, Inc.
27777 Franklin Road
Suite 1700
Southfield, MI 48034
Attention: Ronald Klein
Facsimile: (248) 644-5595

with copies to:

Jaffe Raitt Heuer & Weiss, P.C.
Suite 2500
27777 Franklin Road
Southfield MI 48086-5034
Attention: William E. Sider, Esq.
Facsimile: (248) 351-3082
or to such other Persons or at such other addresses as shall be furnished by like notice to the other parties hereto, and such notice or other communication shall be deemed to have been given or made as of the date so delivered or received.
ARTICLE XIII.
GENERAL
     13.1. Entire Agreement. This Agreement shall be binding on the parties hereto only upon execution and delivery of this Agreement by all of the parties hereto. This Agreement, together with the schedules and exhibits hereto (which schedules and exhibits are deemed a part of this Agreement) and any further agreements entered into by any Buyer Party and any Seller Party at the Closing, (a) contain the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and (b) supersede all prior negotiations, discussions, correspondence, communications, understandings, drafts and agreements between the parties relating to the subject matter of this Agreement (including the Offer Letter, which is hereby terminated by the parties hereto and under and with respect to which no Person shall have any further liability or obligation), all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or proceeding involving this Agreement.
     13.2. Publicity. Each party hereto agrees not to issue any press releases or make any other public announcement through the Closing Date regarding the transactions contemplated by this Agreement, except as otherwise required by applicable Law or the rules of any applicable stock exchange or Governmental Authority (but in such case only after giving each other party hereto a reasonable opportunity to comment on any such release or announcement in advance, consistent with such applicable requirements), and no such press release or public announcement shall be made by any party hereto after the Closing Date, except with the prior written consent of the other party hereto; provided that any Seller may notify any Governmental Authority that such

Seller has resigned as, and Buyer has succeeded as, Servicing Party under the Servicing Agreements in order to permit such Governmental Authority to reflect in any applicable records or filings that such resignation and succession has taken place. Any party’s breach of the provisions set forth in this Section 13.2 shall afford the non-breaching party any rights and remedies provided by law or in equity.
     13.3. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process.
          (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the Laws of the State of Delaware and that the Laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (A) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the extent not prohibited by applicable Law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (1) or (2) above shall, to the extent not prohibited by applicable Law, have the same legal force and effect as if served upon such party personally within the State of Delaware.
     13.4. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.
     13.5. Amendment; Waiver; Consent.
          (a) This Agreement may be amended, modified, supplemented or restated only by a written instrument executed by Parent and Buyer. The terms of this Agreement may be waived only by a written instrument executed, with respect to any waiver by any Seller Party, by Parent and, with respect to any waiver by Buyer, by Buyer.

          (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar, and no such waiver shall operate or be construed as a continuing waiver unless so provided.
          (c) No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     13.6. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that, to the extent not prohibited by applicable Law, no party shall assign or delegate any of the rights or obligations under this Agreement (except, at any time after the Closing, by operation of law in connection with a merger, a sale of substantially all the assets, or a liquidation of Buyer or its Affiliates) without the prior written consent of each other party hereto, and any such purported assignment or delegation without such consent shall be void and of no effect; provided, however, that Buyer may (in its sole discretion), without the consent of any other party hereto, assign (in whole or in part and whether by merger, operation of law or otherwise) (a) this Agreement and its rights hereunder to its lenders and debt providers (or any administrative or collateral agent therefor) for collateral security purposes, and (b) this Agreement and its rights and obligations hereunder to one or more of its Affiliates; provided, further, that Buyer shall remain fully liable for, and shall not be released from, any Liabilities under this Agreement or any Closing Document as if Buyer was the purchaser of the Conveyed Property; provided, further, however, that any Seller Party may (in its sole discretion), without the consent of any other party hereto, assign (in whole or in part and whether by merger, operation of law or otherwise) it rights, but not any of its Liabilities, under Section 6.15. Nothing in this Agreement, express or implied, shall confer upon any Person other than a party to this Agreement or a party’s permitted successors and assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement except, with respect to Article X, to the extent that certain third-parties are expressly covered as Buyer Indemnitees or Seller Indemnitees.
     13.7. Severability. Any provision of this Agreement that is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the fullest extent permitted by applicable Law, the parties hereby waive any provision of Law that may render any provision of this Agreement prohibited or unenforceable in any respect.
     13.8. Headings and Captions. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect in any way the scope or intent of the terms or provisions of this Agreement.

     13.9. Absence of Presumption. With regard to each and every term and condition of this Agreement and the Closing Documents, the parties hereto understand and agree that the same have been mutually negotiated, prepared and drafted and, if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any Closing Document.
     13.10. Counterparts; Facsimile. This Agreement may be executed by the parties in one or more counterparts or duplicate originals, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

ORIGEN FINANCIAL, INC.
By:	/s/ Ronald A. Klein
	Name:	Ronal A. Klein
	Title:	CEO

ORIGEN SERVICING, INC.
By:	/s/ Ronald A. Klein
	Name:	Ronal A. Klein
	Title:	CEO

ORIGEN FINANCIAL, L.L.C.
By:	/s/ Ronald A. Klein
	Name:	Ronal A. Klein
	Title:	CEO

GREEN TREE SERVICING LLC
By:	/s/ Keith A. Anderson
	Name:	Keith A. Anderson
	Title:	President

[Signature Page to Asset Purchase Agreement]

Annex D
VOTING AGREEMENT
     VOTING AGREEMENT, dated as of April 30, 2008 (this “Agreement”), by and among GTH LLC, a Delaware limited liability company (the “Buyer Affiliate”), and the Persons (as hereinafter defined) set forth on Schedule I attached hereto (collectively, the “Securityholders” and each a “Securityholder”).
W I T N E S S E T H:
     WHEREAS, simultaneously with the execution and delivery of this Agreement, Origen Financial, Inc., a Delaware corporation (“Parent”), Origen Servicing, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“OSI”), Origen Financial L.L.C., a Delaware limited liability company and a wholly owned direct subsidiary of Parent (together with OSI, “Sellers”), and Green Tree Servicing LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Buyer Affiliate (the “Buyer”), are entering into an Asset Purchase Agreement (as amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale by Sellers, and the purchase by Buyer or one or more of its Affiliates (as hereinafter defined), of the Conveyed Property (as defined in the Purchase Agreement);
     WHEREAS, each Securityholder Beneficially Owns (as hereinafter defined) the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Parent set forth opposite such Securityholder’s name on Schedule I attached hereto;
     WHEREAS, after considering the best interests of Parent and its stockholders, reviewing the Purchase Agreement, and weighing the possibilities of acquisition proposals from parties other than Buyer, each Securityholder has determined that the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property as provided therein) are advantageous to Parent and its stockholders; and
     WHEREAS, as a condition and inducement to the willingness of Buyer to enter, and the Buyer Affiliate’s willingness to cause Buyer to enter, into the Purchase Agreement and incur the obligations set forth therein, Buyer and the Buyer Affiliate have required that the Securityholders enter into this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINED TERMS
     Section 1.1 Definitions. Capitalized, undefined terms used in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement. In addition to the terms defined elsewhere herein or in the Purchase Agreement, for purposes of this Agreement, the terms below shall have the following meanings:
     “Affiliate” means, with respect to any specified Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this Agreement, with respect to any Securityholder, “Affiliate” shall not include Parent and the Persons that directly, or indirectly through one or more intermediaries, are controlled by Parent. For the avoidance of doubt, no officer or director of Parent shall be deemed an Affiliate of another officer or director of Parent by virtue of his or her status as an officer or director of Parent.
     “Alternative Transaction” means (a) any transaction of the type described in the definition of “Competing Transaction” contained in the Purchase Agreement other than the transactions contemplated by the Purchase Agreement and (b) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the purchase and sale of the Conveyed Property as provided therein).
     “Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
     “Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.
     “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).
     “Subject Securities” means, with respect to any Securityholder, without duplication, (a) the shares of Common Stock Beneficially Owned by such Securityholder on the date hereof as described on Schedule I hereto (as equitably adjusted for any stock split, dividend, combination, subdivision, reclassification or other actions having any similar effect with respect to the Common Stock), and (b) any additional shares of Common Stock or other capital stock or other voting securities of Parent acquired by such Securityholder prior to the Termination Time or over which such Securityholder acquires Beneficial Ownership prior to the Termination Time, whether pursuant to existing option, warrants or other rights to acquire securities of Parent or otherwise.
     “Termination Time” means the earliest of (a) immediately following the completion of the Closing, (b) the termination of the Purchase Agreement in accordance with Section 11.1 thereof, or (c) written notice by the Buyer Affiliate to the Securityholders of the termination of this Agreement.
     “Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition (including, without limitation, by gift) of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
ARTICLE II
COVENANTS OF STOCKHOLDERS
     Section 2.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Securityholder shall execute and deliver to the Buyer Affiliate a proxy in the form attached hereto as Exhibit A (each, a “Proxy”). Each Proxy shall be irrevocable to the fullest extent provided in Section 212 of the Delaware General Corporation Law with respect to the securities referred to therein.
     Section 2.2 Agreement to Vote.
(a)	At any meeting of the stockholders of Parent held prior to the Termination Time, however called, and at every adjournment or postponement thereof prior to the Termination Time, or in connection with any written consent of, or any other action by, the stockholders of Parent given or solicited prior to the Termination Time, each Securityholder shall vote, or provide its consent with respect to, all of the Subject Securities entitled to vote or to consent thereon: (i) in favor of adoption, approval and consummation of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property as provided therein), whether the Purchase Agreement and the transactions contemplated thereby are components of an asset disposition and management plan (or other plan, scheme or arrangement) submitted to a vote of Parent’s stockholders or otherwise, and any actions required in furtherance of the consummation thereof, and (ii) against any Alternative Transaction or any other action, matter or agreement that would or is intended, or could reasonably be expected, to result in any Alternative Transaction or a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any Seller under the Purchase Agreement.

(b)	Each Securityholder hereby agrees that it shall not directly or indirectly enter into any agreement (whether written or oral) with any other Person (other than Parent) prior to the Termination Time to vote, grant any proxy or give instructions with respect to the voting of, any Subject Securities that are Beneficially Owned by such Securityholder.
     Section 2.3 Revocation of Proxies; Cooperation.
(a)	Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to the

Buyer Affiliate that any proxies heretofore given in respect of the Subject Securities Beneficially Owned by such Securityholder are not irrevocable, and such Securityholder hereby revokes any and all proxies (other than the Proxies) with respect to such Subject Securities. Prior to the Termination Time, no Securityholder shall directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2 hereof (other than to the Buyer Affiliate), deposit any of the Subject Securities Beneficially Owned by it, or enter, into a voting agreement (other than this Agreement) with respect to any of such Subject Securities.
(b)	Each Securityholder shall (i) use all reasonable efforts to cooperate with Buyer, Parent and Sellers in connection with, and in furtherance of, the transactions contemplated by the Purchase Agreement (including, without limitation, the purchase and sale of the Conveyed Property as provided therein), (ii) promptly take such actions as are necessary or appropriate to consummate such transactions, and (iii) provide any information reasonably requested by Buyer, Parent or any Seller for any regulatory application or filing made or approval sought in respect of such transactions.
     Section 2.4 No Transfer of Subject Securities. During the term of this Agreement:
(a)	no Securityholder shall take any action to subject any of the Subject Securities that are Beneficially Owned by it to any Lien;

(b)	no Securityholder shall Transfer or agree to Transfer any of the Subject Securities that are Beneficially Owned by it or grant any proxy or power-of-attorney with respect to any such Subject Securities; provided, however, that any Securityholder may Transfer any Subject Securities that are Beneficially Owned by it to any other Person, provided that, as a condition precedent to the effectiveness of any such Transfer, such other Person shall have executed and delivered to the Buyer Affiliate a written agreement, in form and substance reasonably acceptable to the Buyer Affiliate, pursuant to which such other Person shall become a party to, and shall be bound by the terms and conditions of, this Agreement as though such other Person were an original signatory hereto as a “Securityholder” hereunder; provided; further, that any Transfer of Subject Securities other than in accordance with the provisions of this Section 2.4(b) shall be void ab initio; and

(c)	each Securityholder shall use all reasonable efforts to prevent creditors in respect of any pledge of the Subject Securities that are Beneficially Owned by it from exercising their rights under such pledge.

     Section 2.5 Applicability of Agreement. Notwithstanding anything to the contrary contained in this Agreement:
(a)	the provisions of this Agreement apply solely to such Securityholder when acting in its capacity as a holder of securities of Parent and not when acting as a director or officer of Parent (it being understood that Parent has separate and independent obligations to Buyer under the Purchase Agreement, including, without limitation, Section 6.1(g) thereof); and

(b)	none of the provisions of this Agreement shall be construed to prohibit, limit or restrict any Securityholder from exercising its fiduciary duties to Parent by voting or taking any other action whatsoever in the capacity of a director or officer of Parent, provided that neither anything contained in nor the exercise by any Securityholder of its rights under this Section 2.5(b) shall relieve Parent of any of its obligations, or have the effect of waiving any of Buyer’s rights, under the Purchase Agreement (including, without limitation, Section 6.1(g) thereof).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS
     Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to the Buyer Affiliate that:
     Section 3.1 Ownership. Such Securityholder is the sole Beneficial Owner and, except as set forth on Schedule I attached hereto, the record and legal owner of the Subject Securities set forth opposite such Securityholder’s name on Schedule I attached hereto, which Subject Securities constitute all of the securities of Parent that are Beneficially Owned by such Securityholder as of the date hereof; and such Securityholder or the record owner of such Subject Securities identified on Schedule I attached hereto, as applicable, has good and valid title to all of such Subject Securities, free and clear of all Liens and exclusively possesses the right to Transfer such Subject Securities. None of the Subject Securities set forth opposite such Securityholder’s name on Schedule I attached hereto is subject to any voting trust or other contract (whether written or oral) or restriction with respect to the voting or Transfer thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Securities.
     Section 3.2 Authority and Non-Contravention.
(a)	Assuming due authorization, execution and delivery of this Agreement by the Buyer Affiliate and the other Securityholders, this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes the legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and such Securityholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and no other proceedings or actions on the part of such Securityholder are necessary to authorize such Securityholder’s execution, delivery or performance of this Agreement or its consummation of the transactions contemplated hereby.
(b)	Such Securityholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person or Governmental Authority in connection with the execution, delivery or performance of this Agreement or to obtain any permit or approval from any Governmental Authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act.

(c)	Neither the execution and delivery of this Agreement by such Securityholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of, require any consent under or constitute a default by such Securityholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Securityholder is a party or by which it or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder) are bound, or violate any permit of any Governmental Authority, or any Law, order or consent decree to which such Securityholder, or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder), may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any Subject Securities that are Beneficially Owned by such Securityholder.
     Section 3.3 Reliance. Such Securityholder understands and acknowledges that Buyer is entering, and the Buyer Affiliate is causing Buyer to enter, into the Purchase Agreement in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and the Proxy to which it is a party.
ARTICLE IV
GENERAL PROVISIONS
     Section 4.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer Affiliate or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain and belong to the Securityholders, and the Buyer Affiliate and its Affiliates shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct any

Securityholder in the voting of any of the Subject Securities, except as otherwise provided herein or in the Purchase Agreement.
     Section 4.2 Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:
(a)   If to the Buyer Affiliate, to:
GTH LLC
c/o Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 55102-1639
Attention: General Counsel
Facsimile: (651) 293-5818
With a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn: Rosalind F. Kruse, Esq.
Fax: (212) 728-8111
(b)   If to a Securityholder:
c/o Origen Financial, Inc.
27777 Franklin Road
Suite 1700
Southfield, MI 48034
Attention: Ronald Klein
Facsimile: (248) 644-5595
With a copy to:
Jaffe Raitt Heuer & Weiss, P.C.
Suite 2500
27777 Franklin Road
Southfield MI  48086-5034
Attention: William E. Sider, Esq.
Facsimile: (248) 351-3082
or such other address or facsimile number as a party hereto may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in or pursuant to this Section 4.2 and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery, when delivered at the address specified in or pursuant to this Section 4.2.
     Section 4.3 Entire Agreement and Modification. This Agreement, each Proxy and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.
     Section 4.4 Drafting and Representation. The parties hereto hereby agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party hereto. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
     Section 4.5 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.
     Section 4.6 Assignment, Binding Effect and No Third-Party Rights. Except as expressly provided in Section 2.4(b) above, no Securityholder may assign (by operation of law or otherwise) any of its rights or delegate (by operation of law or otherwise) any of its obligations under this Agreement without the prior written consent of the Buyer Affiliate, and any purported assignment or delegation other than in accordance with this Section 4.6 shall be void ab initio. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the parties hereto and their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the parties hereto as provided in this Section 4.6.

     Section 4.7 Enforcement of Agreement. Each Securityholder hereby acknowledges and agrees that the Buyer Affiliate and/or its Affiliates could be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Securityholder could not be adequately compensated by monetary damages. Accordingly, such Securityholder hereby (a) waives, in any action for specific performance, the defense of adequacy of a remedy at law and (b) agrees that, in addition to any other right or remedy to which the Buyer Affiliate may be entitled, at law or in equity, the Buyer Affiliate shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     Section 4.8 Waiver. The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, any Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no claim or right arising out of this Agreement, any Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by each other party hereto against whom such waiver or renunciation is charged, (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, any applicable Proxy or the documents referred to in this Agreement.
     Section 4.9 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.
     Section 4.10 Consent to Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.2 hereof shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     Section 4.12 Termination. This Agreement shall terminate at the Termination Time. Upon any termination of this Agreement, this Agreement shall, to the fullest extent permitted by applicable Law, become void and of no force or effect without liability of any party to any other party hereto; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and no termination of this Agreement shall relieve any party hereto from any liability for any breach by such party of any of the provisions of this Agreement prior to such termination.
     Section 4.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
     Section 4.14 Further Assurances. Each Securityholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Buyer Affiliate may reasonably request to carry out the purpose and intent of this Agreement.
     Section 4.15 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” shall mean “including, without limitation,” whether or not expressed.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

BUYER AFFILIATE: GTH LLC
By:	/s/ Keith A. Anderson
Name: Keith A. Anderson
Title: President

SECURITYHOLDERS:
/s/ Ronald Klein
Name:	Ronald Klein

/s/ Gary Shiffman
Name:	Gary Shiffman

/s/ Paul Halpern
Name:	Paul Halpern

/s/ Richard Rogel
Name:	Richard Rogel

/s/ Robert Sher
Name:	Robert Sher

/s/ Michael Wecshler
Name:	Michael Wechsler

[Signature Page to Voting Agreement]

/s/ J. Peter Scherer
Name:	J. Peter Scherer

/s/ W. Anderson Geater, Jr.
Name:	W. Anderson Geater, Jr.

/s/ Mark Landschulz
Name:	Mark Landschulz

WOODWARD HOLDINGS, LLC
By:	/s/ Paul Halpern
	Name:	Paul Halpern
	Title:	Manager

RONALD KLEIN REVOCABLE TRUST U/A/D 2/26/1997
By:	/s/ Ronald A. Klein
	Name:	Ronald A. Klein
	Title:	Trustee

SUN OFI, LLC
By:	/s/ Gary Shiffman
	Name:	Gary Shiffman

[Signature Page to Voting Agreement]

SCHEDULE I

			Outstanding
	Shares of		Shares of
	Common Stock		Common Stock
Name of Securityholder	Beneficially Owned		Held of Record
Ronald Klein	595,238	[1]	560,238
Gary Shiffman	5,027,500	[2]	22,500
Paul Halpern	1,782,500	[3]	27,500
Richard Rogel	52,500		47,500
Robert Sher	6,000		6,000
Michael Wechsler	27,500		22,500
J. Peter Scherer	146,724		131,724
W. Anderson Geater, Jr.	145,597		130,597
Mark Landschulz	146,763		131,763
Woodward Holding, LLC	1,750,000		1,750,000
Ronald Klein Revocable Trust u/a/d 2/26/1997	10,000		10,000
Sun OFI, LLC	5,000,000		5,000,000

[1]	The Ronald Klein Revocable Trust u/a/d 2/26/1997 is the record owner of 10,000 shares of Common Stock that are Beneficially Owned by Mr. Klein.

[2]	Sun OFI, LLC is the record owner of 5,000,000 shares of Common Stock that are Beneficially Owned by Mr. Shiffman because he is the manager of Sun OFI, LLC. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, Mr. Shiffman disclaims Beneficial Ownership of such shares of Common Stock.

[3]	Woodward Holding, LLC is the record owner of 1,750,000 shares of Common Stock that are Beneficially Owned by Mr. Halpern because he is the manager of Woodward Holding, LLC. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, Mr. Halpern disclaims Beneficial Ownership of such shares of Common Stock.

EXHIBIT A
IRREVOCABLE PROXY
     The undersigned holder (the “Securityholder”) of securities of Origen Financial, Inc., a Delaware corporation (“Parent”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the President and any Vice President of GTH LLC, a Delaware limited liability company (the “Buyer Affiliate”), in their respective capacities as designees of the Buyer Affiliate, as the sole and exclusive attorneys and proxies of the Securityholder, with full power of substitution and resubstitution, to vote and exercise solely the voting rights expressly provided herein (to the full extent that the Securityholder is entitled to do so) with respect to the Subject Securities (as defined in the Voting Agreement defined below) that are Beneficially Owned (as defined in the Voting Agreement) by such Securityholder. Upon the Securityholder’s execution of this Proxy, any and all prior proxies given by the Securityholder with respect to any of the Subject Securities are hereby revoked and the Securityholder agrees not to grant any subsequent proxies with respect to any of the Subject Securities at any time prior to the “Termination Time” under the Voting Agreement.
     This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of April 30, 2008 (as amended from time to time, the “Voting Agreement”), by and among the Buyer Affiliate, the Securityholder and certain other holders of securities of Parent, and is granted in consideration of Green Tree Servicing LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Buyer Affiliate, entering into the Purchase Agreement (as defined in the Voting Agreement).
     Each attorney and proxy named above, and any of them, is hereby authorized and empowered by the Securityholder, at any time prior to the Termination Time, to act as the Securityholder’s attorney and proxy to vote the Subject Securities, and to exercise all voting and other rights of the Securityholder with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law or otherwise), at every annual or special meeting (and, in each case, any adjournment or postponement thereof) of the holders securities of Parent at which any of the Subject Securities are entitled to vote and in every written consent in lieu of any such meeting (or adjournment or postponement): (i) in favor of adoption, approval and consummation of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property (as defined in the Voting Agreement) as provided therein), whether the Purchase Agreement and the transactions contemplated thereby are components of an asset disposition and management plan (or other plan, scheme or arrangement) submitted to a vote of Parent’s stockholders or otherwise, and any actions required in furtherance of the consummation thereof, and (ii) against any Alternative Transaction (as defined in the Voting Agreement) or any other action, matter or agreement that would or is intended, or could reasonably be expected, to result in any Alternative Transaction or a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any Seller (as defined in the Voting Agreement) under the Purchase Agreement.

     The Securityholder may vote the Subject Securities on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.
     This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities).
     If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.
Dated: April __, 2008

SECURITYHOLDER:

By:

Printed Name:

Annex E
April 30, 2008
The Board of Directors of
Origen Financial, Inc.
c/o Mr. Ronald Klein
Chief Executive Officer
27777 Franklin Road Suite 1700
Southfield, MI 48034
Dear Members of the Board of Directors:
We understand that Origen Financial, Inc. (“Origen”), Origen Servicing, Inc. (“OSI”) and Origen Financial, L.L.C. (“OFLLC”) (both wholly-owned subsidiaries of Origen, referred to together with Origen as the “Seller”) will enter into an Asset Purchase Agreement (the “Agreement”), with Green Tree Servicing LLC (“Green Tree” or the “Buyer”), pursuant to which the Seller desires to resign as servicing party under the various loan servicing agreements to which it is a party and, in connection with such resignation, to propose the Buyer or one of its affiliates as servicing parties under the loan servicing agreements and to sell and assign to Buyer or its affiliates the following (all as more fully described in the Agreement): (i) the right to receive reimbursement for certain advances made by the Seller, and certain insurance premiums paid by the Seller, in performance of its duties as servicing party under the servicing agreements (the “Advances”), (ii) certain rights and obligations with respect to the Seller’s Fort Worth lease and related sublease arrangements, (iii) certain assets located at or used in the servicing operation at the Seller’s Fort Worth facility and (iv) the Platform Assets (as defined in the Agreement) (collectively referred to as the “Subject Assets”). In consideration for the sale and transfer of the Subject Assets, the Buyer will pay to the Seller the Purchase Price (as defined in the Agreement) which is expected to be approximately $38.5 million, payable in cash. Such transaction is referred to hereinafter as the “Transaction”.
The Board of Directors of Origen (the “Board”) has requested that Stout Risius Ross, Inc. (“SRR”) render an opinion (the “Opinion”) with respect to the fairness, from a financial point of view, of the Purchase Price to be received by the Seller pursuant to the Transaction.
We have not been requested to opine as to, and our Opinion does not in any manner address: (i) the Seller’s underlying business decision to proceed with or effect the Transaction, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Transaction, except as specifically set forth herein, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Origen, or (iv) the solvency, creditworthiness or fair value of Origen or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, we were not requested to consider, and our Opinion does not address, the merits of the Transaction relative to any alternative business strategies that may have existed for the Seller or the effect of any other transactions in which Seller might have engaged, nor do we offer any opinion as to the terms of the Agreement. Moreover, we were not engaged to recommend, and we did not recommend, a Transaction price, and we did not participate in the Transaction negotiations. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have also assumed, with your consent, that the final executed form of the Agreement will not differ materially from the draft Agreement, dated April 28, 2008, that we have examined, that the conditions to the Transaction

The Board of Directors of
Origen Financial, Inc.
April 30, 2008

as set forth in the Agreement will be satisfied or waived, and that the Transaction will be consummated on a timely basis in the manner substantially contemplated by the Agreement.
Our Opinion is intended to be utilized by the Board as only one input to consider in its process of analyzing the Transaction.
In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. The principal sources of information used in performing our analysis included, but were not limited to:
•	Discussions with Origen’s management concerning its business, industry, history, and prospects;

•	Origen’s audited financial statements for the fiscal years ended December 2006 through 2007, as presented in the Form 10-K;

•	Origen’s consolidating income statement and balance sheet for the year ending December 31, 2007 and the three month period ending March 31, 2008;

•	Origen’s internal financial model, dated March 31, 2008, detailing the annual cash flow for the servicing rights for each securitization;

•	The Draft Asset Purchase Agreement by and among Origen Financial, Inc., Origen Servicing Inc., Origen Financial, L.L.C. and Green Tree Servicing LLC, dated April 28, 2008;

•	Internally prepared document titled, “Cost per Loan Report”, dated December 2007;

•	Internally prepared document titled, “Securitized Pool Forecast Summary”, dated January 31, 2008;

•	Historic and projected Constant Default Rate (“CDR”) Curve and Voluntary Constant Prepayment Rate (“CPR”) for the Company’s securitizations, dated February 29, 2008;

•	Pooling and Servicing Agreement among Lehman ABS Corporation, Origen Financial, Inc., Vanderbilt Mortgage and Finance, Inc., and LaSalle Bank National Association, dated as of February 1, 2001 (Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A);

•	Pooling and Servicing Agreement among Asset Backed Securities Corporation, Origen Financial, Inc., Vanderbilt Mortgage and Finance, Inc., and Bank One, National Association, dated as of March 1, 2002 (Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A);

•	Servicing Agreement among Origen Servicing, Inc., Vanderbilt Mortgage and Finance, Inc., Origen Manufactured Housing Contract Trust 2004-A and JPMorgan Chase Bank dated as of February 1, 2004;

•	Servicing Agreement among Origen Servicing, Inc., Vanderbilt Mortgage and Finance, Inc., Origen Manufactured Housing Contract Trust 2004-B and JPMorgan Chase Bank dated as of September 1, 2004;

The Board of Directors of
Origen Financial, Inc.
April 30, 2008

•	Servicing Agreement among Origen Financial L.L.C., Origen Servicing, Inc., Vanderbilt Mortgage and Finance, Inc., Origen Manufactured Housing Contract Trust 2005-A and JPMorgan Chase Bank, N.A. dated as of May 1, 2005;

•	Servicing Agreement among Origen Financial L.L.C., Origen Servicing, Inc., Vanderbilt Mortgage and Finance, Inc., Origen Manufactured Housing Contract Trust 2005-B and JPMorgan Chase Bank, N.A. dated as of December 1, 2005;

•	Servicing Agreement among Origen Financial L.L.C., Origen Servicing, Inc., Origen Residential Securities, Inc., Origen Manufactured Housing Contract Trust 2006-A and JPMorgan Chase Bank, N.A. dated as of August 1, 2006;

•	Servicing Agreement among Origen Financial L.L.C., Origen Servicing, Inc., Origen Residential Securities, Inc., Origen Manufactured Housing Contract Trust 2007-A and The Bank of New York Trust Company, N.A. dated as of April 1, 2007;

•	Servicing Agreement among Origen Financial L.L.C., Origen Servicing, Inc., Origen Residential Securities, Inc., Origen Manufactured Housing Contract Trust 2007-B and The Bank of New York Trust Company, N.A. dated as of October 1, 2007;

•	Amended and Restated Servicing Agreement (Merit 11) among Merit Securities Corporation, Dynex Services and Dynex Capital, Inc. dated as of December 17, 1999;

•	Amended and Restated Servicing Agreement (Merit 12-1) among Merit Securities Corporation, Dynex Services and Dynex Capital, Inc. dated as of December 17, 1999;

•	Amended and Restated Servicing Agreement (Merit 13) among Merit Securities Corporation, Dynex Services and Dynex Capital, Inc. dated as of December 17, 1999;

•	Pooling and Servicing Agreement among CountryPlace Securitization, LLC, CountryPlace Mortgage, Ltd., Origen Servicing, Inc. and Citibank, N.A. dated as of July 1, 2005 (CountryPlace 2005-1);

•	Pooling and Servicing Agreement among CountryPlace Securitization, LLC, CountryPlace Mortgage, Ltd., Origen Servicing, Inc. and Citibank, N.A. dated as of March 1, 2007 (CountryPlace 2007-1);

•	Flow Servicing Agreement among Enspire Finance, LLC, Affordable Residential Communities Inc., and Origen Servicing, Inc. dated as of April 8, 2004;

•	Flow Service Agreement between GCP Fund II Loan, LLC and Origen Servicing, Inc., dated as of March 17, 2008;

•	Servicing Agreement between Prime Residential Funding, Inc. and Origen Servicing, Inc., dated as of December 1, 2007;

•	Flow Servicing Agreement between QFD, Inc. and Origen Servicing, Inc., dated as of November 1, 2007;

•	Servicing Agreement between Sun Communities Operating Limited Partnership and Origen Servicing, Inc. dated as of April 1, 2005;

The Board of Directors of
Origen Financial, Inc.
April 30, 2008

•	Master Servicing Agreement between Dynex Capital Inc. and Merit Securities Corp., dated March 1, 1999;

•	Management representation letter, dated April 30, 2008; and

•	An analysis of other facts and data resulting in our conclusions.
Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of Origen as of the date of this letter have not changed materially since the most recent financial information made available to us. In rendering our Opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, furnished by Origen, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties of the Seller contained in the draft Agreement, dated April 28, 2008. We have assumed, without independent verification, that the financial forecasts and projections regarding the Subject Assets provided to us have been reasonably prepared and reflect the best currently available estimate of the future financial results of the Subject Assets, and we have relied upon such projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based and express no view as to the forecasts, projections, or assumptions. We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by Seller or the Buyer.
We have not conducted a physical inspection of Origen’s facilities. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information which may be provided to or obtained by us after the issuance of the Opinion which suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.
Our opinion is furnished solely for the use and benefit of the Board in connection with the Transaction, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. We will receive a fee for our services, however, our compensation for providing financial advisory services to the Board is neither based nor contingent on the results of our engagement. Further, none of our employees who worked on this engagement have any known financial interest in the assets or equity of Origen or the outcome of our engagement. In addition, Origen has agreed to indemnify us for certain liabilities arising out of our engagement. We have not previously provided financial advisory services to the Seller, Origen, or Green Tree.
It is understood that this Opinion was prepared at the request of the Board for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary herein, Origen may reproduce the Opinion Letter in full in the Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Transaction. Although

The Board of Directors of
Origen Financial, Inc.
April 30, 2008

a copy of this Opinion may be provided to the Buyer, the Opinion is directed to, and may only be relied upon by, the Board. Such disclosure to Buyer shall not be deemed to give Buyer any right to rely on this Opinion or have any claim against SRR in connection therewith.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the Purchase Price to be received by the Seller is fair, from a financial point of view.

Yours very truly,

STOUT RISIUS ROSS, INC.

ANNUAL MEETING OF STOCKHOLDERS OF
ORIGEN FINANCIAL, INC.
June 25, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â     Please detach along perforated line and mail in the envelope provided.     â
The Board of Directors of the Company recommends that Stockholders vote for items 1 and 2 and for all nominees for Director

2 0 6 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2	062607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. 2. 3.	To approve the Charter Amendment To approve the Plan, including the sale of the Servicing Platform Election of Directors:			For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
4.    The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 22, 2008

The giving of this Proxy does not affect the right of the undersigned stockholder to vote in person should the undersigned stockholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted

☐		NOMINEES:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD

	FOR ALL NOMINEES	¡	Paul A. Halpem
		¡	Ronald A. Klein
☐	WITHHOLD AUTHORITY	¡	Richard H. Rogel
	FOR ALL NOMINEES	¡	Robert S. Sher
		¡	Gary A. Shiffman
☐	FOR ALL EXCEPT	¡	Michael J. Wechsler
(See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such If the signer is a corporation please sign full corporate name by a duly authorized officer giving full title as such If signer is a partnership, please sign in partnership name by authorized person

ORIGEN FINANCIAL, INC.
Dear Stockholder:
Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders on June 25, 2008.
Thank you in advance for your prompt consideration of these matters,
Sincerely,
Origen Financial, Inc.

1
ORIGEN FINANCIAL, INC.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 25, 2008
     The undersigned hereby appoints Ronald A. Klein and W. Anderson Geater, Jr., or either of them, as attorneys and proxies of the undersigned stockholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Origen Financial, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at the Birmingham Community House, 380 South Bates St., Birmingham, Michigan 48009, on Wednesday, June 25, 2008 and at any adjournments thereof.
(Continued and to be signed on the reverse side)

COMMENTS:

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